REDIFF.COM INDIA LIMITED





                               11TH ANNUAL REPORT
                                    2005-2006
                           (UNDER COMPANIES ACT, 1956)
                                  (INDIAN LAWS)

Rediff.com India Ltd.



Board of Directors

Mr. Ajit Balakrishnan (Chairman & Managing Director)
Diwan Arun Nanda
Mr. Sunil Phatarphekar
Mr. Pulak Prasad
Mr. Ashok Narasimhan
Mr. Sridar Iyengar
Mr. Rashesh Shah (appointed w.e.f. 26th April, 2006)




Statutory Auditors

M/s. Deloitte Haskins & Sells
Chartered Accountants
12, Dr. Annie Besant Road
Opp. Shiv Sagar Estate
Worli
Mumbai 400 018


Registered Office

First Floor,
Mahalaxmi Engineering Estate
L. J. First Cross Road
Mahim (West)
Mumbai 400 016


Contents

______________________________________________________________________________________________________________
Sr. no.            Particulars                                                              Page Nos.
______________________________________________________________________________________________________________
                   Documents as required under Companies Act, 1956 (Indian law)

______________________________________________________________________________________________________________
    1.             Notice of Annual General Meeting                                             1-3

______________________________________________________________________________________________________________
    2.             Directors Report of Rediff.com India Ltd.                                    4-7

______________________________________________________________________________________________________________
    3.             Auditors' Report of Rediff.com India Ltd.                                    8-13

______________________________________________________________________________________________________________
    4.             Balance Sheet and P&L Account, Schedules thereto of
                   Rediff.com India Ltd.                                                        14-48

______________________________________________________________________________________________________________
    5.             Directors Report of Rediff Holdings Inc.                                     49

______________________________________________________________________________________________________________
    6.             Auditors' Report of Rediff Holdings Inc.                                     50

______________________________________________________________________________________________________________
    7.             Balance Sheet and P&L Account, Schedules thereto of Rediff
                   Holdings Inc.                                                                51-62

______________________________________________________________________________________________________________
    8.             Directors Report of India Abroad Publications Inc.                           63

______________________________________________________________________________________________________________
    9.             Auditors' Report of India Abroad Publications Inc.                           64

______________________________________________________________________________________________________________
    10.            Balance Sheet and P&L Account, Schedules thereto of India
                   Abroad Publications Inc.                                                     65-78

______________________________________________________________________________________________________________
    11.            Directors Report of India in New York Inc                                    79

______________________________________________________________________________________________________________
    12.            Auditors' Report of India in New York Inc                                    80

______________________________________________________________________________________________________________
    13.            Balance Sheet and P&L Account, Schedules thereto of India in New             81-89
                   York Inc
______________________________________________________________________________________________________________
    14.            Directors Report of India Abroad Publications (Canada) Inc.                  90

______________________________________________________________________________________________________________
    15.            Auditors' Report of India Abroad Publications (Canada) Inc.                  91

______________________________________________________________________________________________________________
    16.            Balance Sheet and P&L Account, Schedules thereto of India                    92-101
                   Abroad Publications (Canada) Inc.

______________________________________________________________________________________________________________
    17.            Directors Report of Rediff.com Inc.                                          102

______________________________________________________________________________________________________________
    18.            Auditors' Report of Rediff.com Inc.                                          103

______________________________________________________________________________________________________________
    19.            Balance Sheet and P&L Account, Schedules thereto of
                   Rediff.com Inc.                                                              104-113

______________________________________________________________________________________________________________
    20.            Directors Report of Value Communications Corporation                         114

______________________________________________________________________________________________________________
    21.            Auditors' Report of Value Communications Corporation                         115

______________________________________________________________________________________________________________
    22.            Balance Sheet and P&L Account, Schedules thereto of Value                    116-126
                   Communications Corporation

______________________________________________________________________________________________________________
    23.            Proxy Form and Attendance Slip                                               127

______________________________________________________________________________________________________________



                                    NOTICE


Notice is hereby given that the Eleventh Annual General Meeting of the Members of Rediff.com India Limited will be held on Friday, 29th September, 2006, at 10 a.m. (IST) at the Registered Office of the Company situated at First Floor, Mahalaxmi Engineering Estate, L. J. First Cross Road, Mahim (West), Mumbai 400016, to transact the following business:

ORDINARY BUSINESS

1. To receive, consider and adopt the Audited Balance Sheet as at March 31, 2006 and Profit & Loss Account for the year ended as on that date and the reports of the Auditors and Directors' thereon.


2. To appoint a Director in place of Mr. Pulak Prasad, Director retiring by rotation and being eligible, offers himself for reappointment.


3. To appoint a Director in place of Mr. Ashok Narasimhan, Director retiring by rotation and being eligible, offers himself for reappointment.


4. To appoint Auditors and fix their remuneration by passing the following resolution as an Ordinary Resolution with or without modification(s);

         "RESOLVED that M/s Deloitte Haskins & Sells, Chartered Accountants, Mumbai be and are hereby re-appointed as Statutory Auditors of Rediff.com India Limited and to hold office from the conclusion of this Annual General Meeting till the conclusion of the next Annual General Meeting at a remuneration to be decided by the Board of Directors/Audit Committee of the Directors of the Company."




SPECIAL BUSINESS
5. To consider and if thought fit, to pass with or without modification, the following resolution as SPECIAL resolutions:


          "RESOLVED THAT Mr. Rashesh Shah, who was appointed as an Additional Director on April 26, 2006, in terms of the Articles of Association of the Company and who by virtue of the provisions of section 260 of the Companies Act, 1956, holds office upto the date of the Annual General Meeting, being eligible, offers himself for appointment and in respect of whom the Company has received a notice in writing under section 257 of the Companies Act, 1956 proposing his candidature for the office of Director, be and is hereby appointed as Director of the Company."



                                                     By Order of the Board
                                                    For Rediff.com India Limited


                                                          sd/-
     PLACE: MUMBAI                                     Jyoti Dialani
     DATE: 5th September, 2006                 Company Secretary & Manager Legal



     NOTES:

1. A MEMBER ENTITLED TO ATTEND AND VOTE AT THE MEETING IS ENTITLED TO APPOINT A PROXY TO ATTEND AND VOTE INSTEAD OF HIMSELF/HERSELF AND SUCH A PROXY NEED NOT BE A MEMBER OF THE COMPANY. PROXIES TO BE EFFECTIVE MUST BE RECEIVED BY THE COMPANY NOT LESS THAN 48 HOURS BEFORE THE COMMENCEMENT OF THE ANNUAL GENERAL MEETING.

2. The relative Explanatory Statement pursuant to the provisions of Section 173 of the Companies Act, 1956 for item Nos. 5 is enclosed and forms part of this Notice.

REDIFF.COM INDIA LIMITED

              EXPLANATORY STATEMENT PURSUANT TO THE PROVISIONS OF
                  SECTION 173(2) OF THE COMPANIES ACT, 1956.

Pursuant to the provisions of Section 173(2) of the Companies Act, 1956, the following Explanatory Statement sets out the material facts relating to the item of Special Business mentioned in the accompanying Notice dated 5th September, 2006 and shall be form part of the Notice


Item No.5

Mr. Rashesh Chandrakant Shah was appointed as an Additional Director, in terms of the provisions of the Companies Act, 1956 and the Articles of Association of the Company on April 26, 2006. He holds office upto the date of the Annual General Meeting by virtue of section 260 of the Companies Act, 1956. Notices in writing under section 257 of the Companies Act, 1956, have been received from members signifying their intention to propose Mr. Rahesh Shah as a candidate for the office of Director.

Mr. Shah is currently CEO of Edelweiss Capital Limited. Edelweiss Capital is a leading financial services company based in Mumbai, India, whose businesses include investment banking, securities broking and investment management. He also serves on the Boards of various companies. He has more than 18 years of experience in capital markets.

Mr. Shah is an MBA graduate from the Indian Institute of Management, Ahmedabad, and holds a Bachelor's degree in Science from the University of Bombay. He is also a Diploma holder in International Trade from the Indian Institute of Foreign Trade, New Delhi. Prior to his joining Edelweiss Mr. Shah worked as Head of Investment and Research with Prime Securities Limited.

The Directors, therefore, recommend the passing of the Resolution under Item no.5 of the accompanying Notice.

No Director other than Mr. Rashesh Shah, may be considered to be concerned or interested in the passing of this Resolution.
                                                     By Order of the Board
                                                    For Rediff.com India Limited


                                                               sd/-
PLACE:  MUMBAI                                            Jyoti Dialani
DATE:   5th September, 2006                    Company Secretary & Manager Legal

                                                      REDIFF.COM INDIA LIMITED



                                DIRECTORS' REPORT
                                -----------------


To,
The Members,
Rediff.com India Limited


Your Directors have pleasure in presenting to you the Eleventh Annual Report together with the Audited Annual Accounts for the year ended March 31, 2006.


1.       FINANCIAL PERFORMANCE FOR THE YEAR APRIL 1, 2005 - MARCH 31, 2006

         Our Consolidated operating revenues including that of all our subsidiaries were Rs.829 million (previous year Rs. 565 million).

         Consolidated Gross Profits for the year before depreciation, amortisation and impairment expenses stood at a profit of Rs. 606 million (previous year loss of Rs. 46 million).

         After accounting for interest income and depreciation, our consolidated net profit stood at Rs.54 million (previous year net loss of Rs.64 million).

2.       CAPITAL RAISED DURING THE YEAR

         During the fiscal year 2005-06, the Company raised Equity Capital of Rs.2,198.4million by issue of 3,026,480 American Depositary Receipts underlying 1,513,240 equity shares of par value of Rs. 5/- each.



3.       REDIFF.COM INDIA LTD.'S FINANCIAL HIGHLIGHTS

    (a)  Total Income:- Rs. 594 million (previous year Rs. 317 million).
         ------------
    (b)  Operating expenses:- Rs. 537 million (previous year Rs. 374 million).
         ------------------
    (c)  Operating Profits before depreciation, amortisation, impairment of
         ------------------------------------------------------------------
         Investments and taxes:- Rs.124 million (previous year loss of Rs.
         ---------------------
         11 million).
    (d)  Net Profit/ Loss:- After providing for depreciation and amortisation of
         ----------------
         Rs.66 million and taxes of Rs. 3 million net profits for the year were Rs. 55 million (previous year net loss Rs. 57million).

4.       DIVIDEND

         In view of carried forward losses the Board does not recommend any dividend.

5.       CORPORATE GOVERNANCE

         The various committees constituted by the Company including the Audit Committee and Compensation Committee have been functioning satisfactorily during the year. The present Board comprises of eminent professionals from various fields, in addition to Chairman and Managing Director who looks after the day to day affairs of the Company.


         The composition of the Audit Committee of the Board is as follows:-

         Name                                   Designation in the Committee

         Mr. Sridar Iyengar                     Chairman
         Mr. Sunil Phatarphekar                 Member
         Mr. Ashok Narasimhan                   Member
         Mr. Rashesh Shah                       Member (appointed with effect
                                                from 26th April, 2006)

         The composition of the Compensation Committee of the Board is as follows:-

         Name                                   Designation in the Committee

         Mr. Ajit Balakrishnan                  Chairman
         Diwan Arun Nanda                       Member
         Mr. Sunil N Phatarphekar               Member


6.       EMPLOYEE STOCK OPTION PLAN/ ASSOCIATE STOCK OPTIONS PLAN

         At the Extraordinary General Meeting held on 31st March, 2006 shareholders granted powers to the Board of Directors to create and administer one or more stock option plans within the following overall limits:

            (a) For all new Employee Stock Option Plans in the aggregate - ordinary stock options convertible into equity shares of Rs. 5/- each not exceeding 335,000 equity shares.
            (b) For all new ADR linked stock options Plans in the aggregate - ADR linked stock options convertible into equity Shares of Rs. 5/- each not exceeding 335,000 equity shares
            (c) For all new Associate Stock Option Plans in the aggregate - ordinary stock options convertible into equity shares of Rs. 5/- each not exceeding 50,000 equity shares.


7.       FIXED DEPOSITS

         During the year under review, our Company had not accepted any Fixed Deposit from the Public.


8.       DIRECTORS

         Mr. Rashesh Shah was appointed as an Additional Director of the Company with effect from 26th April, 2006. The approval of the members for appointing him as a Director is sought vide requisite resolution in the accompanying Notice dated 5th September, 2006, convening the Annual General Meeting. The Directors recommend the resolution for the approval by the members.

         In accordance with the provisions of the Companies Act, 1956, Mr. Pulak Prasad and Mr. Ashok Narasimhan, Directors retire by rotation at the conclusion of the ensuing Annual General Meeting and being eligible, offer themselves for re-appointment.


9.       PARTICULARS OF EMPLOYEES

         The Company had employees who were in receipt of remuneration of not less than Rs. 24 lakhs during the year ended 31st March, 2006 or not less than Rs. 2 lakhs per month during any part of the said year. However, as per the provisions of section 219(1)(b)(iv) of the Companies Act, 1956, the Directors Report being sent to the shareholders does not include this Annexure. Any shareholder interested in obtaining a copy of the Annexure may write to the Company Secretary at the Registered office of the Company.


10.      AUDITORS

         M/s. Deloitte Haskins & Sells, Chartered Accountants, the Statutory Auditors of Company and who hold the office till the conclusion of ensuing Annual General Meeting are eligible to be re-appointed as the Statutory Auditors of the Company till the conclusion of next Annual General Meeting. The Company has received from the Auditors undertaking their eligibility to accept the office, if reappointed. The members are requested to consider their re-appointment as set out in the Notice convening the Annual General Meeting.

         The observations made by the Auditors' in their report and notes to accounts are self- explanatory and do not call for any further comments.

11.      DIRECTORS' RESPONSIBILITY STATEMENT

     Pursuant to Section 217 (2AA) of the Companies Act, 1956, the Directors confirm that:

     a) In the preparation of the annual accounts, the applicable accounting standards had been followed along-with proper explanation relating to material departures.
     b) The Directors had selected such accounting policies and applied them consistently and made judgments and estimates that are reasonable and prudent so as to give a true and fair view of the state of affairs of the Company at the end of the financial year on March 31, 2006 and of the profit of the company for that period.
     c) The Directors have taken proper and sufficient care for the maintenance of adequate accounting records in accordance with the provisions of the Companies Act, 1956, for safeguarding the assets of the company and for preventing and detecting the frauds and other irregularities.
     d) The directors had prepared the annual accounts on a going concern basis.

12. CONSERVATION OF ENERGY, TECHNOLOGY ABSORPTION, FOREIGN EXCHANGE EARNINGS AND OUTGO

         The information required under Section 217(1)(e) of the Companies Act, 1956 read with the Companies (Disclosure of Particulars in the Report of the Board of Directors) Rules, 1988 is as under:

         1.       Conservation of Energy:-

                  The operation of your Company is not energy intensive. Adequate measures have however been taken to reduce energy consumption by using energy efficient computer equipments incorporating latest technologies.

         2.       Technologies Absorption

                  Since technology related to internet portal business is constantly evolving, continuous investments and improvements are being made to the content, community and commerce offerings made to the customers. The investments are classified as deferred revenue expenditure and amortized.

         3.       Foreign Exchange Earnings and outgo

                  Foreign exchange earned by the Company in the fiscal year ended March 31, 2006 was Rs.44 million and the foreign exchange outgo in the same period was Rs. 40 million.


13.      ACKNOWLEDGEMENTS

         The Directors place on record their appreciation for the dedicated services rendered by the employees of our Company and acknowledge the cooperation extended by our Company's bankers.


                                            On behalf of Board of Directors


Place :  Mumbai                                         sd/-
Date :   5th September, 2006                          Ajit Balakrishnan
                                              Chairman and Managing Director


(U.S.$1= Rs.44.34 for the year 2005-2006 and Rs.44.74 for year 2004-2005)

           AUDITORS' REPORT TO THE MEMBERS OF REDIFF.COM INDIA LIMITED

1. We have audited the attached Balance Sheet of REDIFF.COM INDIA LIMITED as at March 31, 2006, and also the Profit and Loss Account and the Cash Flow Statement for the year ended on that date, annexed thereto. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

2. We conducted our audit in accordance with auditing standards generally accepted in India. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

3. As required by the Companies (Auditor's Report) Order, 2003, issued by the Central Government of India in terms of sub-section (4A) of Section 227 of the Companies Act, 1956, we enclose in the Annexure, a statement on the matters specified in paragraphs 4 and 5 of the said Order.

4. Further to our comments in the Annexure referred to in paragraph 3 above, we report that:

         a) We have obtained all the information and explanations, which to the best of our knowledge and belief were necessary for the purposes of our audit;

         b) In our opinion, proper books of account as required by law have been kept by the Company so far as appears from our examination of those books;

         c) the Balance Sheet, the Profit and Loss Account and the Cash Flow Statement dealt with by this report are in agreement with the books of account;

         d) in our opinion, the Balance Sheet, the Profit and Loss Account and the Cash Flow Statement dealt with by this report comply with the Accounting Standards referred to in sub-section (3C) of Section 211 of the Companies Act, 1956;

         e) on the basis of written representations received from the directors of the Company dated subsequent to March 31, 2006, and taken on record by the Board of Directors, we report that none of the directors is disqualified as on March 31, 2006 from being appointed as a director in terms Section 274(1)(g) of the Companies Act, 1956;

         f) In our opinion and to the best of our information and according to the explanations given to us, the said accounts read together with the accounting policies and notes thereon give the information required by the Companies Act, 1956, in the manner so required, and give a true and fair view in conformity with the accounting principles generally accepted in India:

                  (i) in the case of the Balance sheet, of the state of affairs of the Company as at March 31, 2006;

                  (ii) in the case of the Profit and Loss Account, of the profit for the year ended on that date; and

                  (iii) in the case of the Cash Flow Statement, of the cash flows of the Company for the year ended on that date.

         For Deloitte Haskins & Sells
         Chartered Accountants
         P. B. Pardiwalla
         Partner
         Membership Number: 40005


         Mumbai, India
         September 5, 2006

                        ANNEXURE TO THE AUDITORS' REPORT
             (Referred to in paragraph 1 of our report of even date)

1. The nature of the Company's business / activities for the year ended March 31, 2006, are such that the requirements of clauses (ii), (vi),
         (viii), (xi), (xii), (xiii), (xiv), (xv), (xvi), (xviii) and (xix) of paragraph 4 of the Order are not applicable to the Company.

2.       Fixed assets:

         (a) The Company has maintained proper records showing full particulars, including quantitative details and situation of its fixed assets.

         (b) The management has drawn up a plan to physically verify its fixed assets over a period of three years. Management has accordingly physically verified some of its fixed assets during the year. According to the information and explanations given to us, no material discrepancies were noticed on such verification.

3. The Company has neither granted nor taken any loans, secured or unsecured, to or from companies, firms or other parties covered in the register maintained under Section 301 of the Companies Act, 1956.

4. Pursuant to an internal program to comply with the internal control provisions of the Sarbanes-Oxley Act of 2002, the Company is presently engaged in a project to document the design of controls and test the operating effectiveness of key controls. This exercise could result in the Company identifying control deficiencies either in the design or operating effectiveness which would require strengthening of the controls to be commensurate with the size of the Company and the nature of its business.

5. In respect of contracts and arrangements entered in the register maintained in pursuance of Section 301 of the Companies Act, 1956, to the best of our knowledge and belief and according to the information and explanations given to us:

         (a) The particulars of contracts or arrangements that needed to be entered into the register have been so entered.

         (b) In respect of services obtained by the Company from a party entered in the said register and where the total value of services exceeds Rs. 5 lacs during the year , these have been made at prices which are prima facie reasonable having regard to prevailing market prices.

6. In our opinion, the internal audit function carried out during the year, by a firm of Chartered Accountants appointed by the management, is commensurate with the size of the Company and the nature of its business.

7.       Statutory dues:

         a. According to the information and explanations given to us, and on the basis of our examination of the books of account, undisputed statutory dues including provident fund, employees' state insurance, income tax, service tax, wealth tax, cess and any other material statutory dues have been generally regularly deposited with the appropriate authorities during the year except in the case of service tax of Rs. 3,369,849 which was outstanding for more than six months from the date it became payable. An amount of Rs. 1,892,746 (including interest and after adjusting the input tax credit available) has subsequently been deposited in April 2006.

         b. According to the information and explanations given to us, there are no dues in respect of service tax, income tax, wealth tax and cess that have not been deposited with the appropriate authorities on account of any dispute.

8. The Company's accumulated losses at March 31, 2006 are not in excess of fifty per cent of its net worth. The Company has not incurred cash losses during the financial year covered by our audit. However, the Company had incurred cash losses in the immediately preceding financial year.

9. According to the information and explanations given to us, the Company has not raised any funds on short-term basis.

10. According to the information and explanations given to us, the Company has not raised any money by way of public issue during the year. Therefore, the provisions of clause (xx) of the Order are not applicable to the Company.

11. According to the information and explanations given to us, no material fraud on or by the Company was noticed or reported during the year.

     For Deloitte Haskins & Sells
     Chartered Accountants



     P. B. Pardiwalla
     Partner
     Membership #: 40005

     Mumbai, India
     September 5, 2006


                                                 REDIFF.COM INDIA LIMITED

                                             Balance Sheet as at March 31, 2006

          -----------------------------------------------------------------------------------  ---------------------
                                                               Schedule         As at                 As at
                                                                  #          31.03.2006             31.03.2005
                                                                               Rupees                 Rupees
          -----------------------------------------------------------------------------------  ---------------------
          I. SOURCES OF FUNDS

          (1) Shareholders' funds :

          (a) Capital                                             1                72,698,000             64,400,250
          (b) Stock Options Outstanding (Net)                                          78,150                 61,750
          (c) Reserves and surplus                                2             5,473,553,058          3,424,095,466

                                                                         --------------------  ---------------------
         TOTAL                                                                  5,546,329,208          3,488,557,466
                                                                         ====================  =====================

          II. APPLICATION OF FUNDS

          (1) Fixed assets :                                      3

          (a) Gross Block                                                         578,212,971            393,895,540
          (b) Less : Depreciation/ Amortisation                                  (352,712,574)          (293,879,879)
                                                                         --------------------  ---------------------
          (c) Net Block                                                           225,500,397            100,015,661

          (e) Capital work-in-progress                                             12,079,037              2,763,857
                                                                         --------------------  ---------------------

                                                                                 237,579,434            102,779,518
                                                                         --------------------  ---------------------

          (2) Investments                                         4              824,299,371            824,299,371

          (3) Current assets, loans and advances:

          (a) Sundry debtors (including accruals)                 5              203,414,506            104,509,000
          (b) Cash and bank balances                              6            2,336,803,209            405,598,505
          (c) Loans and advances                                  7              143,726,456             88,103,243
                                                                         --------------------  ---------------------
                                                                               2,683,944,171            598,210,748
                                                                         --------------------  ---------------------

          Less :
          Current liabilities and provisions:

          (a) Liabilities                                         8              315,553,946            236,753,357
          (b) Provisions                                          9               13,809,933             12,204,776
                                                                         --------------------  ---------------------
                                                                                 329,363,879            248,958,133
                                                                         --------------------  ---------------------
                                                                         --------------------  ---------------------
          Net current assets                                                   2,354,580,292            349,252,615
                                                                         --------------------  ---------------------

          (4) (a)  Miscellaneous expenditure (to the              10                       -             27,308,783
                      extent not written off or adjusted)
              (b)  Profit and loss account                                     2,129,870,111          2,184,917,179
                                                                         --------------------  ---------------------
          TOTAL
                                                                               5,546,329,208          3,488,557,466
                                                                         ====================   ====================


          Significant Accounting Policie and Notes to Accounts   15
          ----------------------------------------------------------------------------------------------------------


          As per our attached report of even date.

          For Deloitte Haskins & Sells                          For and on behalf of the board
                 Chartered Accountants



          P. B. Pardiwalla              A. Balakrishnan                    Sunil Phatarphekar          Jyoti Dialani
          Partner                   Chairman & Managing Director                Director             Company Secretary



          Mumbai, India                     Mumbai, India
          Dated: September 5, 2006        September 5, 2006



                                         REDIFF.COM INDIA LIMITED

                         Profit & Loss Account for the year ended March 31, 2006

 ---------------------------------------------------------------------------------------------------  -------------------
                                                                    Schedule         2005-06               2004-05
                                                                       #             Rupees                 Rupees
 ---------------------------------------------------------------------------------------------------  -------------------
 INCOME

 Operating revenues                                                    11               540,147,913          293,613,976

 Other income                                                          12                54,331,498           23,409,287

                                                                              ----------------------  -------------------
                                                                                        594,479,411          317,023,263
                                                                              ----------------------  -------------------

 EXPENDITURE

 Personnel expenses                                                    13               133,251,897           97,643,062

 Operating and other expenses                                          14               337,717,428          245,786,778

 Depreciation/ Amortisation                                                              65,607,312           30,225,351

                                                                              ----------------------  -------------------
                                                                                        536,576,637          373,655,191
                                                                              ----------------------  -------------------

 Profit/(loss) for the year before taxes                                                 57,902,774         (56,631,928)

 Provision for taxes
             - fringe benefit tax (income tax)                                            2,811,636                   -
             - wealth tax                                                                    44,070              62,560

                                                                              ----------------------  -------------------
 Profit after tax                                                                        55,047,068         (56,694,488)

 Deficit brought forward from previous year                                          (2,184,917,179)     (2,128,222,691)

                                                                              ----------------------  -------------------
 Balance carried to balance sheet                                                    (2,129,870,111)     (2,184,917,179)
                                                                              ----------------------  -------------------


 Basic Earnings Per Share (Rs.)                                                                4.08               (4.41)
 Diluted Earnings Per Share (Rs.)                                                              4.00               (4.41)
                                                                              ======================  ===================

 Significant Accounting Policies and Notes to Financial Statements     15
 ------------------------------------------------------------------------------------------------------------------------

 As per our attached report of even date.

 For Deloitte Haskins & Sells                                      For and on behalf of the board
     Chartered Accountants



 P. B. Pardiwalla                          A. Balakrishnan               Sunil Phatarphekar            Jyoti Dialani
 Partner                             Chairman & Managing Director              Director              Company Secretary



 Mumbai, India                             Mumbai, India
 Dated: September 5, 2006            Dated: September 5, 2006


                                       REDIFF.COM INDIA LIMITED

                          Cash Flow Statement for the year ended March 31, 2006

       ------------------------------------------------------------------------------------------------------
                                                                          2005-06             2004-05
                                                                          Rupees               Rupees
       ------------------------------------------------------------------------------------------------------
       Cash flows from operating activities
         Net Profit/ (loss) after taxes                                 57,902,774              (56,631,928)

         Adjustments for

           Depreciation and amortization                                65,607,312               30,225,350
           Interest income                                             (54,231,603)             (23,015,556)
           Loss on sale of property, plant and equipment                 1,114,046                  262,115
           Provision for dimunition in the value of Investments.             -                   15,355,535
          Unrealised foreign exchange gain (Refer note 1 below)         (9,833,176)                (232,254)
       Operating Profit/ (loss) before working capital changes          60,559,353              (34,036,738)

           Changes in working capital:

       Sundry debtors                                                  (98,905,506)             (54,076,817)
       Loans and advances                                              (24,779,264)               5,593,590
       Liabilities                                                      80,424,241               89,253,966
                                                                    -----------------------------------------
               Cash generated from operating activities                 17,298,824                6,734,002
                                                                    -----------------------------------------

       Taxes Paid (including Fringe Benefit Taxes)                     (13,695,391)              (6,284,544)
                                                                    -----------------------------------------
               Net cash generated from operating activities              3,603,433                  449,458
                                                                    -----------------------------------------

       Cash flows from investing activities
         Payments to acquire fixed and other assets                   (203,013,091)             (80,166,416)
         Proceeds from sale of property, plant and equipment             1,491,816                1,082,206
         Interest Income Received                                       34,208,845               30,020,223
                                                                    -----------------------------------------
               Net cash used in investing activities                  (167,312,430)             (49,063,987)
                                                                    -----------------------------------------

       Cash flows from financing activities
         Net proceeds from issue of equity shares                    2,085,080,525               13,113,772
                                                                    -----------------------------------------
               Net cash provided by financing activities             2,085,080,525               13,113,772
                                                                    -----------------------------------------
       Net Increase/ (decrease) in cash and cash equivalents         1,921,371,528              (35,500,758)
       Cash and cash equivalents at the beginning of the year          405,598,505              440,867,008
       Cash and cash equivalents at the end of the year              2,326,970,033              405,366,251
       ------------------------------------------------------------------------------------------------------

Notes to cash flow statement

Note 1: Cash & Cash Equivalents include

       ------------------------------------------------------------------------------------------------------
                                                                          2005-06             2004-05
                                                                          Rupees               Rupees
       ------------------------------------------------------------------------------------------------------
       Cash and Bank Balances                                       2,336,803,209              405,598,505
       Unrealised gain on foreign currency cash and cash
         equivalents                                                   (9,833,176)                (232,254)
       ------------------------------------------------------------------------------------------------------
       Total cash and cash equivalents as restated                  2,326,970,033              405,366,251
       ------------------------------------------------------------------------------------------------------

Significant Accounting Policies and Notes to Accounts - Refer Schedule 15
-------------------------------------------------------------------------------------------------------------

          As per our attached report of even date.

          For Deloitte Haskins & Sells          For and on behalf of the board
                 Chartered Accountants


          P. B. Pardiwalla                          A. Balakrishnan               Sunil Phatarphekar            Jyoti Dialani
          Partner                             Chairman & Managing Director              Director              Company Secretary



          Mumbai, India                             Mumbai, India
          Dated: September 5, 2006            Dated: September 5, 2006

                                                 REDIFF.COM INDIA LIMITED

                              SCHEDULES FORMING PART OF BALANCE SHEET AS AT MARCH 31, 2006



SCHEDULE  1 : SHARE CAPITAL

--------------------------------------------------------------------------------------------------     -------------------
                                                                                     As at                   As at
                                                                                   31.03.2006              31.03.2005
                                                                                     Rupees                  Rupees
--------------------------------------------------------------------------------------------------     -------------------

Authorized :
24,000,000 (Previous year 24,000,000) Equity shares of Rs.5 each
                                                                                      120,000,000             120,000,000
                                                                               ===================     ===================


Issued and subscribed :
14,539,600 (Previous year 12,880,050) Equity shares of Rs.5 each fully paid up
                                                                                       72,698,000              64,400,250
(Refer notes below)

                                                                               -------------------     -------------------
                                TOTAL
                                                                                       72,698,000              64,400,250
                                                                               ===================     ===================



Note 1: Included in issued and subscribed capital are 4,389,400 (previous year 2,729,850) equity shares represented by
8,778,800 (Previous year 5,459,700) ADRs.(Refer item 1 in Schedule 15B).

Note 2: During the year, the Company issued 1,513,240 equity shares of Rs. 5 each (representing 3,026,480 ADRs).

Note 3: During the year, 146,310 equity shares (previous year 52,625) of Rs. 5 each (representing 292,620 ADRs, previous year 105,250 ADRs ) were issued pursuant to the exercise of stock options under the ADR linked Employee Stock Option
Plan 2002.


SCHEDULE 2: RESERVES & SURPLUS

--------------------------------------------------------------------------------------------------     -------------------
                                                                                     As at                   As at
                                                                                   31.03.2006              31.03.2005
                                                                                     Rupees                  Rupees
--------------------------------------------------------------------------------------------------     -------------------

Securities Premium Account:
As per last balance sheet                                                           3,424,095,466           3,411,244,819
Add: Premium on exercise of stock options                                              46,799,927              12,850,647
Add: Premium on additional capital raised during the year                           2,002,657,665                       -
       (net of share issue expenses - Refer item 13 in Schedule 15A)
                                                                               -------------------     -------------------
                                TOTAL                                               5,473,553,058           3,424,095,466
                                                                               ===================     ===================



                                             REDIFF.COM INDIA LIMITED

                            SCHEDULES FORMING PART OF BALANCE SHEET AS AT MARCH 31, 2006


SCHEDULE 3:

TANGIBLE FIXED ASSETS

-----------------------------------------------------------------------------------------------------------------------------
                                  Leasehold   Furniture &    Office     Computer                                 As at March
                                 Improvements  Fixtures     Equipment  Equipment       Vehicles      Total       31, 2005
-----------------------------------------------------------------------------------------------------------------------------
Cost as at the beginning of
the year                           8,525,890    16,960,299  11,767,229  325,367,716  15,595,949   378,217,083    305,244,152
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Additions
                                   3,663,452     1,323,431   1,371,969  171,904,868     970,332   179,234,052     76,087,975
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Deductions
                                           -       235,858     552,270    3,835,606   4,756,744     9,380,478      3,115,044
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Total as at the end of the year
                                  12,189,342    18,047,872  12,586,928  493,436,978  11,809,537   548,070,657    378,217,083
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Depreciation upto the end of
the year                           8,403,351    10,435,355   6,340,112  307,168,910   3,734,015   336,081,743    283,326,725
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Net value as at the end of the
year                               3,785,991     7,612,517   6,246,816  186,268,068   8,075,522   211,988,914     94,890,358
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Net value as at the beginning
of the year                        1,455,177     8,271,419   6,427,901   67,918,266  10,817,595    94,890,358
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Depreciation for the year
                                   1,332,638     1,884,066   1,227,644   53,438,307   1,646,978    59,529,634     27,925,213
-----------------------------------------------------------------------------------------------------------------------------



INTANGIBLE FIXED ASSETS

------------------------------------------------------------------------------------
                                  Capital     GL Software     Total       As at
                                     Web                                 March 31,
                                  Solutions                                2005
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
Cost as at the beginning of
the year                          12,284,972     3,393,485  15,678,457   12,803,873
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
Additions
                                  14,463,857             -  14,463,857    2,874,584
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
Deductions
                                           -             -           -            -
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
Total as at the end of the year
                                  26,748,829     3,393,485  30,142,314   15,678,457
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
Amortizations up to the end of
the year                          14,255,395     2,375,436  16,630,831   10,553,154
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
Net Value as at the end of the
year                              12,493,434     1,018,049  13,511,483    5,125,303
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
Net Value as at the beginning
of the year                        3,428,558     1,696,745   5,125,303
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
Amortization for the year
                                   5,398,982       678,696   6,077,678    2,300,138
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------


CAPITAL WORK IN PROGRESS

-----------------------------------------------------------
                                    As at      As at
                                  March 31,  March 31,
                                    2006       2005
-----------------------------------------------------------
Capital Work in Progress        12,079,037     2,763,857
-----------------------------------------------------------



                                                 REDIFF.COM INDIA LIMITED

                              SCHEDULES FORMING PART OF BALANCE SHEET AS AT MARCH 31, 2006


SCHEDULE 4 : Investments ( at cost, unquoted )

--------------------------------------------------------------------------------------------------     -------------------
                                                                                     As at                   As at
                                                                                   31.03.2006              31.03.2005
                                                                                     Rupees                  Rupees
--------------------------------------------------------------------------------------------------     -------------------

Long Term Investments

In wholly owned subsidiary companies
(fully paid-up)

Rediff Holdings Inc., U.S.A.                                                       1,134,483,000           1,134,483,000
11,066,667 Equity shares
of USD 0.0001 per share
Less : Provision for dimunition in value                                            (310,183,629)           (310,183,629)
                                                                               -------------------     -------------------
(Refer note 10 in Schedule 15B)                                                      824,299,371             824,299,371
                                                                               -------------------     -------------------

Value Communications Corporation, U.S.A .                                            340,609,949             340,609,949
12,000,000 Equity shares of no par value
Less : Provision for dimunition in value                                            (340,609,949)           (340,609,949)
                                                                               -------------------     -------------------
                                                                                               -                       -
                                                                               -------------------     -------------------

                                                                               -------------------     -------------------
                                TOTAL                                                824,299,371             824,299,371
                                                                               ===================     ===================



SCHEDULE 5 : SUNDRY DEBTORS (INCLUDING ACCRUALS)

--------------------------------------------------------------------------------------------------     -------------------
                                                                                     As at                   As at
                                                                                   31.03.2006              31.03.2005
                                                                                     Rupees                  Rupees
--------------------------------------------------------------------------------------------------     -------------------
Sundry debtors (unsecured) :


    (a) Outstanding over six months                                                    75,006,374             59,777,292
    (b) Others                                                                        203,414,506            104,509,000
                                                                               -------------------     ------------------
                                                                                     278,420,880             164,286,292
Less : Provision                                                                     (75,006,374)            (59,777,292)
                                                                               -------------------     -------------------
                                TOTAL                                                203,414,506             104,509,000
                                                                               ===================     ===================

Note :

(a) Considered good                                                                  203,414,506             104,509,000
(b) Considered doubtful                                                               75,006,374              59,777,292
                                                                               -------------------     -------------------
                                                                                     278,420,880             164,286,292
                                                                               ===================     ===================


                                                 REDIFF.COM INDIA LIMITED

                              SCHEDULES FORMING PART OF BALANCE SHEET AS AT MARCH 31, 2006



SCHEDULE 6 : CASH AND BANK BALANCES

--------------------------------------------------------------------------------------------------     -------------------
                                                                                     As at                   As at
                                                                                   31.03.2006              31.03.2005
                                                                                     Rupees                  Rupees
--------------------------------------------------------------------------------------------------     -------------------

                                                                               -------------------     -------------------
1. Cash on hand                                                                          12,451                  68,899
                                                                               -------------------     -------------------

2. Bank balances :

   With Scheduled Banks :

   (i) In current accounts                                                            44,548,163              22,197,181

   (ii) In deposit accounts                                                        2,286,816,672             337,573,667
                                                                               -------------------     -------------------
                                                                                   2,331,364,835             359,770,848
                                                                               -------------------     -------------------
   With others :

   Wells Fargo, Arizona, U.S.A.
  (Formerly Norwest Bank)
   In current account                                                                    456,825                 446,687
  (maximum amount outstanding at any time during the
  year Rs. 460,307, Previous year Rs. 446,687)

   Citibank, Jersey
   In deposit account                                                                  4,969,098              45,312,071
  (maximum amount outstanding at any time during the
   year Rs. 45,948,917, Previous year Rs.45,312,071)

                                                                               -------------------     -------------------
                                                                                       5,425,923              45,758,758
                                                                               -------------------     -------------------

                                                                               -------------------     -------------------
                                     TOTAL                                         2,336,803,209             405,598,505
                                                                               ===================     ===================


                                               REDIFF.COM INDIA LIMITED

                              SCHEDULES FORMING PART OF BALANCE SHEET AS AT MARCH 31, 2006


SCHEDULE 7 : LOANS AND ADVANCES
             (UNSECURED AND CONSIDERED GOOD)

--------------------------------------------------------------------------------------------------     -------------------
                                                                                     As at                   As at
                                                                                   31.03.2006              31.03.2005
                                                                                     Rupees                  Rupees
--------------------------------------------------------------------------------------------------     -------------------

1. Due from subsidiary companies                                                      50,086,501              19,269,876

2. Advances recoverable in cash or in kind or for value to be received
    -  deposits for premises                                                          24,687,063              23,641,163
    -  others                                                                         24,362,873              31,446,134

3. Interest acccrued on fixed deposits                                                21,759,466               1,736,708

4. Tax deducted at source                                                             22,830,553              12,009,362
                                                                               -------------------     -------------------
                                TOTAL                                                143,726,456              88,103,243
                                                                               ===================     ===================


2. Due from subsidiary companies comprise of the following :

   (a) Rs. 46,921,556 (Previous year Rs. 16,449,974) due from India Abroad Publications, Inc.

   (b) Rs. 1,631,075 (Previous year Rs. 1,594,878) due from Value
       Communications Corporation.

   (c) Rs. 80,476 (Previous year Rs. 78,690 ) due from Rediff Holdings, Inc.

   (d) Rs.1,453,394 (Previous year Rs.1,146,334 ) due from Rediff.Com, Inc.


                                                REDIFF.COM INDIA LIMITED

                              SCHEDULES FORMING PART OF BALANCE SHEET AS AT MARCH 31, 2006


SCHEDULE 8 : CURRENT LIABILITIES


--------------------------------------------------------------------------------------------------     -------------------
                                                                                     As at                   As at
                                                                                   31.03.2006              31.03.2005
                                                                                     Rupees                  Rupees
--------------------------------------------------------------------------------------------------     -------------------

Sundry Creditors
- Other than small scale industrial undertakings.                                    197,219,438             158,399,736

Other liabilities                                                                     17,261,541              18,278,321

Income received in advance                                                            26,582,476              24,288,100

Due to subsidiary companies                                                           74,490,491              35,787,200

                                                                               -------------------     -------------------
                                TOTAL
                                                                                      315,553,946             236,753,357
                                                                               ===================     ===================




SCHEDULE 9 : PROVISIONS

--------------------------------------------------------------------------------------------------     -------------------
                                                                                     As at                   As at
                                                                                   31.03.2006              31.03.2005
                                                                                     Rupees                  Rupees
--------------------------------------------------------------------------------------------------     -------------------

Gratuity                                                                               4,714,320               4,210,380

Leave encashment                                                                       7,424,102               6,304,391

Income tax                                                                             1,602,115               1,602,115

Wealth tax (net)                                                                          69,396                  87,890

                                                                               -------------------     -------------------
                                TOTAL                                                 13,809,933              12,204,776
                                                                               ===================     ===================



SCHEDULE 10 : MISCELLANEOUS EXPENDITURE (to the extent not
                                written off or adjusted)

--------------------------------------------------------------------------------------------------     -------------------
                                                                                     As at                   As at
                                                                                   31.03.2006              31.03.2005
                                                                                     Rupees                  Rupees
--------------------------------------------------------------------------------------------------     -------------------

Deferred costs (Refer note below)                                                              -              27,308,783

                                                                               -------------------     -------------------
                                TOTAL                                                          -              27,308,783
                                                                               ===================     ===================



Note: During the fiscal year ended March 31, 2005, the Company filed a registration statement with the NASDAQ on Form
F-3 for raising capital. On November 15, 2005, the Company made a registeted direct offering and raised further capital of  US $ 47,999,973. Costs related to the filing which were incurred in previous year have been written off to the securities premium account in the current year.



                                            REDIFF.COM INDIA LIMITED

                SCHEDULES FORMING PART OF PROFIT AND LOSS ACCOUNT FOR THE YEAR ENDED MARCH 31, 2006



SCHEDULE  11 : OPERATING REVENUE

-----------------------------------------------------------------------------------------   -----------------------
                                                                         2005-06                   2004-05
                                                                          Rupees                    Rupees
-----------------------------------------------------------------------------------------   -----------------------

1. Online Advertising

     - Advertising                                                     371,810,914                     181,846,713


     - Website design                                                    5,502,500                       3,447,500
                                                                  -----------------------   -----------------------
                                                                       377,313,414                     185,294,213
                                                                  -----------------------   -----------------------

2. Fee based services                                                  162,834,499                     108,319,763

                                                                  -----------------------   -----------------------
                                   TOTAL                               540,147,913                     293,613,976
                                                                  =======================   =======================


SCHEDULE  12 : OTHER INCOME

-----------------------------------------------------------------------------------------   -----------------------
                                                                         2005-06                   2004-05
                                                                          Rupees                    Rupees
-----------------------------------------------------------------------------------------   -----------------------

1. Interest on fixed deposits with banks                               54,231,603                 23,015,556
    (Tax deducted at source Rs. 3,792,692
      Previous year Rs. 4,554,638)

2. Miscellaneous income                                                    99,895                    393,731

                                                                  -----------------------   -----------------------
                                   TOTAL                               54,331,498                 23,409,287
                                                                  =======================   =======================


SCHEDULE  13 : PERSONNEL EXPENSES

-----------------------------------------------------------------------------------------   -----------------------
                                                                         2005-06                   2004-05
                                                                          Rupees                    Rupees
-----------------------------------------------------------------------------------------   -----------------------

Salaries and allowances                                                116,573,696                82,637,615

Retainers expenses                                                       5,911,505                 5,982,124

Contribution to provident and other funds                                5,479,140                 4,300,203

Gratuity                                                                 1,521,168                   732,364

Staff welfare                                                            3,766,388                 3,990,756

                                                                  -----------------------   -----------------------
                                   TOTAL                               133,251,897                97,643,062
                                                                  =======================   =======================


                                            REDIFF.COM INDIA LIMITED

                SCHEDULES FORMING PART OF PROFIT AND LOSS ACCOUNT FOR THE YEAR ENDED MARCH 31, 2006


SCHEDULE  14: OPERATING AND OTHER EXPENSES

-----------------------------------------------------------------------------------------   -----------------------
                                                                         2005-06                   2004-05
                                                                          Rupees                    Rupees
-----------------------------------------------------------------------------------------   -----------------------
Content costs                                                           8,139,486                 8,792,498

Merchandizing - direct costs                                           14,645,022                19,487,949

Subscription and SMS based costs                                       23,172,985                15,322,966

Bandwidth expenses                                                     49,440,113                39,074,948

Software & product development expenses                                29,542,537                19,160,012

Advertising, business promotion and market research expenses           37,130,561                21,194,640

Rent                                                                   18,184,705                16,632,320

Rates and Taxes                                                        11,888,785                 4,176,267

Electricity                                                             4,021,572                 3,513,121

Insurance                                                               2,179,176                 1,332,053

Travelling and conveyance expenses                                      8,142,237                15,990,352

Telecommunication charges                                               6,619,088                 5,241,760

Repairs and maintenance - fixed assets and others                      11,277,926                 6,174,596

Legal & professional charges                                           23,069,927                23,015,998

Domain registration charges                                             6,511,049                 3,415,459

Provision for doubtful debts                                           14,909,600                7,060,302

Provision for investments in subsidiaries                                      -                15,355,535

Loss on sale of fixed assets (net)                                      1,114,046                  262,115

Foreign exchange loss (net)                                            43,857,210                  348,139

Bank commission                                                         3,840,555                 2,769,899

Miscellaneous expenses                                                 20,030,848                17,465,849

                                                                  -----------------------   -----------------------
                                   TOTAL                              337,717,428               245,786,778
                                                                  =======================   =======================

                           REDIFF.COM INDIA LIMITED

SCHEDULE 15:   SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS



A.   SIGNIFICANT ACCOUNTING POLICIES

1.   Basis of preparation of financial statements

     The accompanying financial statements have been prepared under the historical cost convention in accordance with accounting principles generally accepted in India ("Indian GAAP") and the provisions of the Companies Act, 1956.


2.   Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Differences between actual results and estimates are recognized in the periods in which the results materialize or are known.


3.   Revenue recognition

     Revenues comprise of revenues from online advertising and fee based services. Online advertising includes advertisement and sponsorships and designing and managing customers' websites. Fee based services include e-commerce, subscription services and wireless short messaging services. E-commerce revenues primarily comprise of commission earned on sale of items to customers who shop online while subscription services comprise of subscriptions received for using e-mail, matchmaker and other subscriber services. Wireless short messaging services include revenues derived from mobile operators based on value added text messages received and sent by mobile subscribers over their mobile phones.

     Online advertising

     Advertisement and sponsorship income is derived from customers who advertise on the Company's website or to whom direct links from the Company's website to their own websites are provided, and, income earned from designing and managing customers' websites.

                           REDIFF.COM INDIA LIMITED

SCHEDULE 15:  SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS



     Revenue from advertisement and sponsorships is recognized ratably over the contractual period of the advertisement, commencing when the advertisement is placed on the website. Revenues are also derived from sponsor buttons placed in specific areas of the Company's website, which generally provide users with direct links to sponsor websites. These revenues are recognized ratably over the period in which the advertisement is displayed, provided that no significant Company obligations remain and collection of the resulting receivable is probable. Company obligations may include guarantees of a minimum number of impressions, or times, that an advertisement appears in pages viewed by users of the Company's website. To the extent that minimum guaranteed impressions are not met, the Company defers recognition of the corresponding revenues until the guaranteed impression levels are achieved.

     The Company also earns revenues on sponsorship contracts for fees relating to the design, coordination, and integration of the customers' content, which is recognized ratably over the term of the contract.

     Website development services principally comprise services relating to the designing of graphics, layout, artwork and content of the client's website. Revenue from such services on large contracts that take relatively longer periods of time to complete are recognized upon completion of milestones specified in the contract. At each such milestone, the services are either billed or billable, and as they relate to completed work, are earned. Revenue from such services on contracts that take relatively shorter periods of time is recognized on completion of the entire contract. During fiscal 2006 such short-term contracts constituted substantially all of these services.

     Fee based services

     E-commerce revenue primarily consists of commission from the sale of books, music, apparel, confectionery, gifts and other items to retail customers who shop at the Company's online store.

     Customers directly place orders with vendors through the Company's website. When an order is placed, the Company informs the vendor through an intranet and also confirms whether payment has already been collected by the Company through credit card/ debit card or cheques, or whether the payment is to be made by the customer on C.O.D basis. The vendor then dispatches the products to the customers. The vendor sends a monthly summary of the transactions executed during the month for which the Company has collected payments on its behalf. The Company makes payment to the vendor after deduction of its share of margin and costs. The Company recognizes as revenues the commission earned on these transactions and shipping costs recovered from customers.

     Revenues from E-commerce services also include fees charged to vendors for creating, designing and hosting the vendors' product information on the Company's website. Such fees are amortized over the hosting contract period.

                           REDIFF.COM INDIA LIMITED

SCHEDULE 15:  SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS



     Subscription service revenues primarily include income from various paid email service products that cater to a cross section of the Company's registered user base. The revenue for subscription based service products is recognized ratably over the period of subscription.

     Subscription revenues are also derived from providing value added short messaging services such as e-mail and other related products to mobile phone users. The Company contracts with third party mobile operators for sharing revenues from these services. SMS based revenues are recognized when the service is performed.


4.   Fixed assets, intangibles, depreciation and amortization

     Fixed Assets

     Fixed assets are stated at historical cost. The Company depreciates fixed assets using the straight-line method, over the estimated useful lives of assets. The estimated useful lives of assets are as follows:


          Furniture and Fixtures.....................          10 years
          Computer Equipment.........................      3 to 5 years
          Office equipment...........................          10 years
          Vehicles...................................           8 years
          Leasehold improvements.....................           6 years

     Individual assets costing less than Rs.5,000 are depreciated in full in the year of acquisition.

     Intangibles

     Costs incurred in the operations stage that provide additional functions or features to the Company's website are amortized over their estimated useful life of two years. Maintenance expenses or costs that do not result in new features or functions are expensed as product development costs, when incurred.

     Expenses incurred in connection with the Company's implementation of new accounting software are amortized over its estimated economic useful life of five years.


5.   Investments

     Investments classified as long-term investments are stated at cost. Provision is made to recognize a decline, other than temporary, in the value of such investments.

                           REDIFF.COM INDIA LIMITED

SCHEDULE 15:  SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS



     Cost of trade investments representing equity shares comprises of purchase cost and duties related to the purchase. Cost of investments in wholly owned subsidiaries comprise of purchase cost as increased by legal fees, due diligence fees and other direct expenses connected with such acquisition. Additional consideration for the acquisition of equity shares payable in subsequent years on the resolution of certain contingencies is debited to the cost of the investments in the year in which the contingent payments crystallize.


6.   Employee retirement benefits

     Gratuity

     The Company provides for gratuity, an unfunded defined benefit retirement plan tcovering all its employees, based on third-party actuarial valuations. This plan provides for a lump-sum payment to be made to vested employees at retirement or termination of employment in an amount equivalent to 15 days salary, payable for each completed year of service. These gratuity benefits vest upon an employee's completion of five years of service. The gratuity valuation is made at each year-end and the incremental liability over the previous year is provided for in the accounts.

     Provident Fund

     Employees and the Company each contribute at the rate of 12% of basic salary to a provident fund maintained by the Government of India for the benefit of employees. The provident fund is a defined contribution plan. Accordingly, the Company expenses such contributions to operations as incurred.

     Leave Encashment

     Provision for leave encashment is computed on the basis of last drawn salary for the unavailed leave balance to the credit of the employees at the year-end and is charged to the Profit and Loss Account.


7.   Foreign currency transactions

     Transactions in foreign currency are recorded at the original rates of exchange in force at the time transactions are effected.

     Exchange differences arising on repayment of liabilities incurred for the purpose of acquiring fixed assets from a country outside India are adjusted in the carrying amount of the respective fixed asset. The carrying amount of fixed assets acquired from a country outside India is also adjusted at the end of each financial year for any change in the liability arising out of expressing the related outstanding foreign currency liabilities at the closing rates of exchange prevailing at the date of the Balance Sheet.

                           REDIFF.COM INDIA LIMITED

SCHEDULE 15:  SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS



     Monetary items (other than those related to acquisition of fixed assets from a country outside India) denominated in a foreign currency are restated using the exchange rates prevailing at the date of Balance Sheet. Gains / losses arising on restatement and on settlement of such items are recognized in the Profit and Loss Account.

     Non-monetary items such as investments denominated in a foreign currency are reported using the exchange rate at the date of the transaction.


8.   Stock based compensation

     The compensation cost of stock options and awards granted to officers, employees and retainers in full time service of the Company is measured by the difference between the estimated fair value of the Company's shares on the date of grant or award and the exercise price to be paid by the option holders. The compensation cost of stock options and awards granted is measured using the Black-Scholes model.

     The compensation expense is amortized uniformly over the vesting period of the options.


9.   Earnings per share

     The Company reports basic and diluted earnings per share in accordance with Accounting Standard 20 on Earnings Per Share. Basic earnings per share is computed by dividing the net profit/loss for the year by the weighted average number of equity shares outstanding during the year. Diluted earnings per share is computed by dividing the net profit/loss for the year by the weighted average number of equity shares outstanding during the year as adjusted for the effects of all dilutive potential equity shares, except where the results are anti-dilutive. For the purpose of Earnings Per Share calculations, ADRs are converted to equity shares (Refer Schedule 1)


10.  Income taxes

     Income taxes are accounted for in accordance with Accounting Standard - 22, Accounting for Taxes on Income. Income taxes comprise both current and deferred tax.

     Current tax is measured at the amount expected to be paid to / recovered from the revenue authorities, using applicable tax rates and laws.

                           REDIFF.COM INDIA LIMITED

SCHEDULE 15:  SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS



     The tax effect of the timing differences that result between taxable income and accounting income and are capable of reversal in one or more subsequent periods are recorded as a deferred tax asset or deferred tax liability. Deferred tax assets and liabilities are recognized for future tax consequences attributable to timing differences. They are measured using the substantively enacted tax rates and tax regulations. The carrying amount of deferred tax assets at each balance sheet date is reduced to the extent that it is no longer reasonably certain that sufficient future taxable income will be available against which the deferred tax asset can be realized.


11.  Cash Flow Statement

     Cash flows are reported using the indirect method set out in Accounting Standard 3 on Cash Flow Statements and presents the cash flows by operating, investing and financing activities of the company.

     Cash and cash equivalents presented in the Cash Flow Statement consist of cash on hand and demand deposits with banks. The Company considers short term bank deposits with a remaining maturity of less than 1 year, which are redeemable without penalty on demand.


12.  Leases

     Operating Lease rentals are expensed with reference to lease terms and conditions.


13.  Securities / Share issue expenses

     Securities / Share issue expenses are written off to securities premium account.


14.  Contingent Liabilities

     Contingent liabilities as defined in Accounting Standard 29 on Provisions, Contingent liabilities and contingent assets are disclosed by way of notes to accounts. Provision is made if it becomes probable that an outflow of future economic benefits will be required for an item previously dealt with as a contingent liability.

                           REDIFF.COM INDIA LIMITED

SCHEDULE 15:  SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS



B.   NOTES TO ACCOUNTS

1.   Organization and Business

     Rediff.com India Limited ("the Company") was incorporated in India on January 9, 1996, under the Indian Companies Act, 1956. It was converted to a public limited Company on May 29, 1998. On June 14, 2000, the Company listed its ADSs on the NASDAQ through an initial public offering. On June 24, 2002, the Company's ADSs ceased to be listed on the NASDAQ National market and were listed instead on the NASDAQ Small Cap market.

     The Company is one of the leading internet destinations or websites, focusing on India and the global Indian community. Its websites consist of interest specific channels relevant to Indian interests such as cricket, astrology, matchmaker and movies, content on various matters like news and finance, search facilities, a range of community features such as e-mail, chat, messenger, e-commerce, broadband wireless content and wireless short messaging services to mobile phone subscribers in India.

     During the year the Company raised capital aggregating to US $ 47,999,973 by issue of ADRs listed on the NASDAQ.

---------------------------------------------- ---------------- ----------------
                                                As at March 31,  As at March 31,
                                                      2006            2005
                                                      Rs.              Rs.
---------------------------------------------- ---------------- ----------------
2.   Estimated amount of contracts remaining
     to be executed on capital
     account and not provided for
     (net of advances)........................       5,031,900       19,635,300

---------------------------------------------- ---------------- ----------------


3.       Earnings in foreign currency (on accrual basis):

      ------ ---------------------------------- ---------------- ---------------
                                                    2005-06         2004-05
                                                      Rs.              Rs.
      ------ ---------------------------------- ---------------- ---------------

      ------ ---------------------------------- ---------------- ---------------
       (i)   E-commerce services (net)........        5,282,836       5,404,364
      ------ ---------------------------------- ---------------- ---------------
      (ii)   Media and Mobile services .......        2,866,022       2,038,120
      ------ ---------------------------------- ---------------- ---------------
      (iii)  Interest received on deposits           36,163,842         671,199
             with banks.......................
      ------ ---------------------------------- ---------------- ---------------
                                                     44,312,700       81,13,683
      ------ ---------------------------------- ---------------- ---------------

                           REDIFF.COM INDIA LIMITED

SCHEDULE 15:  SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS



4.       Expenditure in foreign currency (on accrual basis):

        -------- ------------------------------- -------------- ----------------
                                                  2005-06           2004-05
                                                    Rs.               Rs.
        -------- ------------------------------- -------------- ----------------

        -------- ------------------------------- -------------- ----------------
          (i)    Professional charges.........        8,439,315       10,623,717
        -------- ------------------------------- -------------- ----------------
         (ii)    Other matters................       31,373,143       23,550,868
        -------- ------------------------------- -------------- ----------------
                                                     39,812,458       34,174,585
        -------- ------------------------------- -------------- ----------------


5.       Payment to auditors (net of service tax):

        --------- ------------------------------- --------------- -------------
                                                        2005-06       2004-05
                                                          Rs.           Rs.
        --------- ------------------------------- --------------- -------------
        (i)       Statutory audit fees...........        400,000       400,000
        --------- ------------------------------- --------------- -------------
        (ii)      As adviser, or in any other
                  capacity in respect of:
                  (a)  Tax audit fees............        100,000       100,000
                  (b)  Taxation maters...........        400,000       350,000
                  (c)  In any other manner.......      9,147,818     2,515,000
                         (US GAAP audit)
        --------- ------------------------------- --------------- -------------
                                                       9,647,818     2,965,000
        --------- ------------------------------- --------------- -------------

        (iii)     As expenses                             17,455        16,776
        --------- ------------------------------- --------------- -------------
                                                      10,065,623     3,381,776
        --------- ------------------------------- --------------- -------------


6.       Stock Option Plans

1. During the year ended 31st March, 2006 the Company used intrinsic value method for disclosing the details with respect to employee shared based payment plan. If fair value method would have been used, the net profit for the year would have been lower by Rs. 43,415,715/- and basic and diluted EPS would have been lower by Rs. 3.22 and Rs.
         3.15 respectively.

2        Employee Stock Option and Associate Stock Option Plans (1999)

         On February 22, 1999, the Company approved the Employee Stock Option Plan 1999 ("1999 ESOP") and the Associate Stock Option Plan 1999 ("1999 ASOP") (collectively "Option Plans") which cover present and future employees, retainers in full time service of the Company and certain associates of the Company. The 1999 ESOP and 1999 ASOP have similar terms. Under the terms of the 1999 ESOP, a committee of the board may award stock options to eligible employees in the form of warrants. Such options vest at the rate of 25% on each successive anniversary of the grant date, until fully vested.

                           REDIFF.COM INDIA LIMITED

SCHEDULE 15:  SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS



         Under the terms of the 1999 ASOP, a committee of the board may award stock options to eligible associates in the form of warrants. Such warrants vest at the rates set forth in each warrant.

         Each allotted warrant carries with it the right to purchase a specified number of the Company's equity shares at the exercise price during the exercise period, which expires five years from the date of grant.

         The exercise price is determined by the awarding committee, and is intended to be at least the fair value of the Company's equity shares on the date of the grant.

         Under the Option Plans, the Company reserved 280,000 equity shares for the 1999 ESOP and 198,000 equity shares for the 1999 ASOP, respectively. The Option Plans also permit the Board of Directors to reserve additional warrants under either plan to be issued to eligible parties on such terms and conditions as may then be decided by the board at its absolute discretion.

         The Company has during the year recognized a cost of Rs.16,250 as compensation cost for options granted to associates.

         Activity in the warrants available to be granted under the 1999 ESOP is as follows:

    ----------------------------------------------------- ----------------------
                                                          Shares available to be
                                                             granted as options
    ----------------------------------------------------- ----------------------
                                                           Years ended March 31,
    ----------------------------------------------------- ----------------------
    Employee Stock Option Plan 1999:                         2006         2005
                                                             ----         ----

    Warrants available to be granted, beginning of year..    11,475      33,725

    Options granted......................................        -      (30,000)

    Forfeited............................................        -        7,750
                                                           --------   ---------

    Warrants available to be granted, end of year........    11,475      11,475
                                                           --------   ---------

                           REDIFF.COM INDIA LIMITED

SCHEDULE 15:  SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS



Activity in the warrants of the 1999 ESOP for the years ended March 31, 2006 and 2005 is as follows:

    --------------------------------------- -------------------------------- -----------------------------
                                               Year Ended March 31, 2006      Year Ended March 31, 2005
                                               -------------------------      -------------------------
    --------------------------------------- -------------------------------- -----------------------------
                                               Shares          Weighted         Shares        Weighted
                                             arising out       Average       arising out      Average
                                             of options     Exercise price    of options   Exercise price
    --------------------------------------- -------------- ----------------- ------------- ---------------
    Outstanding at the
    beginning of the year...............           92,150         Rs. 281       246,275      Rs. 300

    Granted.............................                -                 -      30,000      Rs. 500

    Forfeited...........................                -                 -      (7,750)     Rs. 362

    Lapsed..............................          (46,150)        Rs. 465      (176,375)     Rs. 267
                                            -------------- ----------------- ------------- ---------------
    Outstanding at the end of the year..           46,000         Rs. 423        92,150      Rs. 281
                                            -------------- ----------------- ------------- ---------------


Activity in the warrants available to be granted under the 1999 ASOP is as follows:



    ------------------------------------------------------ -------------------------------
                                                           Shares available to be granted
    ------------------------------------------------------ -------------------------------
                                                               Years ended March 31,
    ------------------------------------------------------ ---------------- --------------
     Associate Stock Option Plan 1999:                                2006           2005
                                                                      ----           ----
    ------------------------------------------------------ ---------------- --------------
     Warrants available to be granted, beginning of year..         103,650        109,650
    ------------------------------------------------------ ---------------- --------------
     Options granted......................................               -         (6,000)
                                                                         -        -------
    ------------------------------------------------------ ---------------- --------------
     Warrants available to be granted, end of year........         103,650        103,650
                                                                   -------        -------
    ------------------------------------------------------ ---------------- --------------

                           REDIFF.COM INDIA LIMITED

SCHEDULE 15:  SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS




Activity in the warrants of the 1999 ASOP for the years ended March 31, 2006 and 2005 is as follows:

    ---------------------------------------------- ---------------------------- ----------------------------
                                                    Year ended March 31, 2006    Year ended March 31, 2005
                                                    -------------------------    -------------------------
    ---------------------------------------------- ------------- -------------- ------------- --------------
                                                      Shares       Weighted        Shares       Weighted
                                                   arising out      Average     arising out      Average
                                                    of options     Exercise      of options     Exercise
                                                                     price                        price
    ---------------------------------------------- ------------- -------------- ------------- --------------

    ---------------------------------------------- ------------- -------------- ------------- --------------
     Outstanding at the beginning of the year...         35,000        Rs. 204        88,350       Rs.  446
    ---------------------------------------------- ------------- -------------- ------------- --------------
     Granted....................................              -              -         6,000        Rs. 659
    ---------------------------------------------- ------------- -------------- ------------- --------------
     Lapsed.....................................              -              -      (59,350)        Rs. 610
    ---------------------------------------------- ------------- -------------- ------------- --------------
     Outstanding at the end of the year.........         35,000        Rs. 204        35,000       Rs.  204
                                                         ------        -------        ------       --------
    ---------------------------------------------- ------------- -------------- ------------- --------------


     2002 Stock Option Plan

     In January 2002, the Company's board of directors approved the 2002 Stock Option Plan ("2002 Plan") which provide for the grant of incentive stock options and non-statutory stock options to the Company's employees. All options under these plans are exercisable for the ADSs of the Company. Unless terminated sooner, these plans will terminate automatically in January 2012. A total of 280,000 of the Company's equity shares are currently reserved for issuance pursuant to 2002 plan.

     Under the terms of the 2002 plan, the board or a committee or a sub-committee of the board will determine and authorize the grant of options to eligible employees. Such options vest at the rates set forth in each award. Each option grant carries with it the right to purchase a specified number of the Company's ADSs at the exercise price during the exercise period, which expires ten years from the date of grant. The exercise price is determined by the board (or a committee or a sub-committee of the board) and shall be no more than 110% of the fair market value and no less than 50% of the fair market value on the date of the grant.

     For the 2002 plan, the Company had, during the year ended March 31, 2003, obtained necessary approvals from regulators in India. During the year ended March 31, 2004, the Company made appropriate filings with the United States Securities and Exchange Commission prior to the first exercise date of the options granted under the 2002 plan.

                           REDIFF.COM INDIA LIMITED

SCHEDULE 15:  SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS



Activity in the warrants available to be granted under the 2002 plan is as follows:

-------------------------------------------------- ---------------------------------------------
                                                     Shares available to be granted as options
                                                             Years ended March 31,
-------------------------------------------------- ----------------- ---------------------------
ADR linked Employee Stock Option Plan 2002:                    2006                        2005
                                                               ----                        ----
-------------------------------------------------- ----------------- ---------------------------
Warrants available to be granted, beginning of                7,125                      12,750
year..............................................
-------------------------------------------------- ----------------- ---------------------------
Options granted...................................                                     (10,500)
-------------------------------------------------- ----------------- ---------------------------
Forfeited.........................................             5875                       4,875
                                                               ----                       -----
-------------------------------------------------- ----------------- ---------------------------
Warrants available to be granted, end of year.....           13,000                       7,125
                                                             ======                       =====
-------------------------------------------------- ----------------- ---------------------------


Activity in the warrants of the 2002 plan for the years ended March 31, 2006 and 2005 are as under:

    ---------------------------------------------- -----------------------------------------------------------------------
                                                        Year ended March 31, 2006             Year ended March 31, 2005
    ---------------------------------------------- -----------------------------------------------------------------------
                                                       Shares           Weighted            Shares           Weighted
                                                     arising out        average           arising out         average
                                                     of options        exercise           of options        exercise price
                                                                        price
    ---------------------------------------------- ----------------- -------------- ------------------ -------------------
     Outstanding at the beginning of the year...            188,025       Rs. 228           235,025        Rs. 233
    ---------------------------------------------- ----------------- -------------- ------------------ -------------------
     Granted....................................                  -         -                10,500        Rs. 479
    ---------------------------------------------- ----------------- -------------- ------------------ -------------------
     Forfeited..................................             (5,875)      Rs. 101            (4,875)       Rs. 99
    ---------------------------------------------- ----------------- -------------- ------------------ -------------------
     Exercised..................................            (94,400)      Rs. 241           (52,625)       Rs. 241
                                                            --------      -------           --------       -------
    ---------------------------------------------- ----------------- -------------- ------------------ -------------------
     Outstanding at the end of the year.........             87,750       Rs. 236           188,025        Rs. 228
                                                             ======       =======           =======        =======
    ---------------------------------------------- ----------------- -------------- ------------------ -------------------

     2004 Stock Option Plan

     For the 2004 plan, the Company had, during the year ended March 31, 2005, obtained necessary approvals from regulators in India. During the year ended March 31, 2005, the Company made appropriate filings with the United States Securities and Exchange Commission prior to the first exercise date of the options granted under the 2004 plan.

                           REDIFF.COM INDIA LIMITED

SCHEDULE 15:  SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS



Activity in the warrants available to be granted under the 2004 plans is as follows:

-------------------------------------------------------- -------------------------------------------
                                                         Shares available to be granted as options
                                                                   Years ended March 31,
-------------------------------------------------------- --------------------- ---------------------
ADR linked Employee Stock Option Plan 2004:                              2006                  2005
-------------------------------------------------------- --------------------- ---------------------
Warrants available to be granted, beginning of year....                73,500               358,000
-------------------------------------------------------- --------------------- ---------------------
Options granted........................................                (5,100)             (284,500)
-------------------------------------------------------- --------------------- ---------------------
Options Forfeited                                                      47,125
                                                                       ======
-------------------------------------------------------- --------------------- ---------------------
Warrants available to be granted, end of year..........               115,525                73,500
                                                                      =======                ======
-------------------------------------------------------- --------------------- ---------------------

Activity in the warrants of the 2004 plan for the years ended March 31, 2006 and 2005 is as under:

--------------------------------------------- ------------------------------------- -------------------------------------
                                              Year ended March 31, 2006             Year ended March 31, 2005
--------------------------------------------- --------------------- --------------- ---------------- --------------------
                                                     Shares            Weighted         Shares        Weighted average
                                                  arising out          average        arising out      exercise price
                                                   of options       exercise price    of options
--------------------------------------------- --------------------- --------------- ---------------- --------------------

--------------------------------------------- --------------------- --------------- ---------------- --------------------
 Outstanding at the beginning of the year....             284,500          Rs. 473                -                    -
--------------------------------------------- --------------------- --------------- ---------------- --------------------
 Granted.....................................               5,100          Rs. 655          284,500              Rs. 473
--------------------------------------------- --------------------- --------------- ---------------- --------------------
 Forfeited...................................             (47,125)         Rs. 481                -                    -
--------------------------------------------- --------------------- --------------- ---------------- --------------------
 Exercised...................................             (51,910)         Rs. 485                -                    -
--------------------------------------------- --------------------- --------------- ---------------- --------------------
 Outstanding at the end of the year..........             190,565          Rs. 489          284,500              Rs. 473
                                                          =======          =======          =======              =======
--------------------------------------------- --------------------- --------------- ---------------- --------------------

The following table summarizes information about stock options outstanding as at March 31, 2006:

------------------------------ ---------------------------- ---------------------------- ----------------------------
  Range of exercise prices          Number of options       Weighted average remaining     Weighted average price
                                       outstanding               contractual life                    Rs.
------------------------------ ---------------------------- ---------------------------- ----------------------------
US$      1.72 - 2.60                          87,125                4.50 years                 Rs. 109.21
------------------------------ ---------------------------- ---------------------------- -----------------------------
US$      5.89 - 9.29                          21,875                7.25 years                 Rs. 366.47
------------------------------ ---------------------------- ---------------------------- -----------------------------
US$      9.81 - 14.33                        240,815                7.55 years                 Rs. 501.23
------------------------------ ---------------------------- ---------------------------- -----------------------------
US$      14.77 - 20.43                         9,500                5.35 years                 Rs. 666.70
------------------------------ ---------------------------- ---------------------------- -----------------------------

The weighted average share price for the stock options exercised during the current year is Rs. 2,035/-.

                           REDIFF.COM INDIA LIMITED

SCHEDULE 15:  SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS



During the year ended 31st March, 2006 the Company granted stock options to its employees under the ADR linked Employee Stock Option Plan 2004 and the details of such issue are as follows :

Date of grant                       -       July 6, 2005
No. of ADS granted                  -       5,100
Vesting condition                   -       1 year of service

The estimated fair value of each stock option granted was Rs. 464. This was calculated by applying Black Scholes pricing model. The model inputs were share price at grant date Rs. 639.31, exercise price of Rs. 639.31, volatility of 104 %, Risk free rate of interest at 4.23%.

The expected volatility was entirely based on the historical volatility which was calculated from the first date on which the ADRs of the Company were listed i.e. June 15, 2000 to June 30, 2005.


7.   Operating leases

     The Company leases office space and residential apartments for employees under various operating leases. Operating lease expense that has been included in the determination of the net profit/loss is as follows:

      -------------------------------- ------------------- -------------------
                                             2005-06             2004-05
                     Particulars                Rs.                 Rs.
      -------------------------------- ------------------- -------------------

      -------------------------------- ------------------- -------------------
        Office Premises..............        13,481,166/-        11,672,240/-
      -------------------------------- ------------------- -------------------
        Residential flats for
        accommodation of
        employees....................         4,703,539/-         4,960,080/-
      -------------------------------- ------------------- -------------------
                                             18,184,705/-        16,632,320/-
      -------------------------------- ------------------- -------------------


      These lease agreements are executed for a period ranging between 3 - 60 months with a renewable clause except for office premises. These lease agreements also provide for termination at will by either party by giving a prior notice period between 1 - 3 months except in the case of agreement for office premises which can be terminated only by the Company.

                           REDIFF.COM INDIA LIMITED

SCHEDULE 15:  SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS



      The minimum annual rental commitments under operating leases that have initial or remaining terms in excess of one year are as follows:

     ------------------------------------------ ---------------- ---------------
                                                 Amount in Rs.    Amount in Rs.
     ------------------------------------------ ---------------- ---------------

     ------------------------------------------ ---------------- --------------
        Not later than one year................      17,457,027      7,185,155
     ------------------------------------------ ---------------- --------------
        Later than one year and not
        later than five years ................       10,691,596      2,588,309
     ------------------------------------------ ---------------- --------------
        Total payments.........................      28,148,623      9,773,464
     ------------------------------------------ ---------------- --------------

8.    Segment Reporting

      The Company operates in a single business and geographical segment and hence disclosure of segment information as per Accounting Standard 17 on Segment Reporting has not been presented.


9.   Related Parties Disclosures

     I.  Names and relationships of related parties


      a. Subsidiary Companies:
         Rediff Holdings, Inc.
         Value Communications Corporation ("Valucom")
         Rediff.com, Inc.
         India Abroad, Inc.

      b. Associate Companies:
         Rediffussion Holdings Private Limited
         RDY&R Private Limited ("RDY&R")

      c. Key Management Personnel:
         Mr. Ajit Balakrishnan      Chairman and Managing Director

                           REDIFF.COM INDIA LIMITED

SCHEDULE 15:  SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS


     Transactions with Related Parties during the year:
     ------------------------ ------------------------------------- -------------------- --------------------
       Name of the Related                Transactions                    2005-06              2004-05
              party                                                       Rupees               Rupees
     ------------------------ ------------------------------------- -------------------- --------------------
     Value                    Travel Expenses incurred by           Nil                  Rs. 94,430
     Communications           Rediff.com India on behalf of
     Corporation              Valucom.

                              Receivable as at March 31, 2006       Rs. 1,631,075        Rs. 1,645,674

                              Payable as at March 31, 2006          Rs. 7,869,605        Rs. 8,627,382

     ------------------------ ------------------------------------- -------------------- --------------------
     Rediff Holdings, Inc.    a)       Advertisement Space sold     Rs.15,395,810        Rs.10,310,196
                                       by Rediff.com  India for
                                       Rediff Holdings, Inc.
                              b)       Facility Management
                                       charges paid by Rediff.com   Rs. 107,389          Rs. 179,631
                                       India to Rediff Holdings,
                                       Inc.
                              c)       Bandwidth Charges paid by
                                       Rediff Holdings, Inc. on     Rs. 14,989,464       Rs. 13,386,483
                                       behalf of Rediff.com India
                                       Limited
                              d)       Editorial salaries cost
                                       charged by
                                       Rediff.com
                                       India Limited to Rediff      Rs. 25,095,598       Rs. 23,024,501
                                       Holdings, Inc.
                              e)       General Travel and other
                                       reimbursements incurred
                                       by Rediff.com India Limited
                                       on behalf of Rediff          Rs. 2,445,972        Rs. 2,177,323
                                       Holdings, Inc.

                              Receivable as at March 31, 2006
                              (including receivable from India      Rs. 48,455,427       Rs. 19,708,825
                              Abroad Publications, Inc. and
                              Rediff.Com, Inc.)


                              Payable as at March 31, 2006
                              (including payable to India Abroad    Rs. 66,620,886       Rs. 36,740,009
                              Publications, Inc. and Rediff.Com,
                              Inc.)

                           REDIFF.COM INDIA LIMITED


SCHEDULE 15:  SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS



     ------- ------------------------------------- -------------- -------------
     RDY&R   Advertising revenue through RDY&R     Rs. 1,919,882  Rs. 2,415,566

             Receivable as at March 31, 2006
                                                   Rs. 1,115,411  Rs. 1,097,325

     ------- ------------------------------------- -------------- -------------


10.   Investment in subsidiary

      The Company had in earlier years provided for diminution in the value of long term investments in respect of one of its subsidiary companies on account of continuing losses from operations. Whilst, the subsidiary has since commenced reporting profits, the Company believes it is too early to merit a reversal of the provision for diminution at this stage and accordingly the investments are carried at the same value as at March 31, 2005.

11.   Deferred tax

      The items that could have resulted in deferred tax assets mainly include the net operating loss and unabsorbed depreciation carry-forward, depreciation, retirement benefits and provisions for bad and doubtful debts. Such deferred tax assets have not been recognized since there is no certainty that sufficient future taxable income will be available against which such deferred tax assets can be realized.

      The Company's net tax loss carry forwards aggregating approximately Rs. 1,299 million will expire between April 1, 2006 and March 31, 2014.

12.      Earnings/(Loss) per Share (EPS)

      ------ --------------------------------------------------------------- ----------------- -----------------
                                                                                 2005-06           2004-05
      ------ --------------------------------------------------------------- ----------------- -----------------

      ------ --------------------------------------------------------------- ----------------- -----------------
         A.  Net Profit/ (loss) attributable to equity shareholders (Rs.)...      55,047,068       (56,694,488)
      ------ --------------------------------------------------------------- ----------------- -----------------

      ------ --------------------------------------------------------------- ----------------- -----------------
         B. Weighted average number of equity shares outstanding during
             the year.......................................................      13,487,212        12,850,424
      ------ --------------------------------------------------------------- ----------------- -----------------

      ------ --------------------------------------------------------------- ----------------- -----------------
         C.  Potentially dilutive equity share equivalents (stock
             options)......................................................          276,778           304,957
      ------ --------------------------------------------------------------- ----------------- -----------------

      ------ --------------------------------------------------------------- ----------------- -----------------
         D. Weighted average number of equity shares and potentially dilutive equity share equivalents
             outstanding...................................................       13,763,989        13,155,381
      ------ --------------------------------------------------------------- ----------------- -----------------

      ------ --------------------------------------------------------------- ----------------- -----------------
         E.  Nominal value of Equity Shares (Rs.)...........................            5.00              5.00
      ------ --------------------------------------------------------------- ----------------- -----------------
             Basic Earnings/(Loss) per Share (Rs.) ...                                  4.08             (4.41)
             Diluted Earnings per Share (Rs.)...                                        4.00             (4.41)
      ------ --------------------------------------------------------------- ----------------- -----------------

                           REDIFF.COM INDIA LIMITED

SCHEDULE 15:  SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS


13. Derivative transactions

The Company has not entered in to any derivative transaction during the year ended March 31, 2006.

Foreign exchange currency exposures not hedged by derivative instruments as at March 31, 2006:

--------------- ------------------------------- ------------- ----------------
                                                   Amount           Amount
   Sl. No.                                      (US dollars)       (Rupees)
--------------- ------------------------------- ------------- ----------------
      1         Amount receivable on account of    1,268,597       56,592,108
                sale of services
--------------- ------------------------------- ------------- ----------------
      2         Creditors payable on account of    1,824,714       81,400,484
                foreign currency expenditure
--------------- ------------------------------- ------------- ----------------
      3         Foreign currency bank balances    25,593,507    1,141,726,326
--------------- ------------------------------- ------------- ----------------

The above disclosures have been made consequent to an announcement by the Institute of Chartered Accountants of India in December 2005, which is applicable to the financial periods ending on or after 31st March, 2006. Therefore, figures for the previous year have not been disclosed.


14.   Contingencies

Litigation

a) On April 16, 2001, the Company, four of its officers and directors, and a group of investment banks that acted as underwriters (the "Underwriter defendants") in the Company's June 2000 initial public offering (the "IPO") and listing of ADSs were named as defendants in the legal action of Khanna v. Rediff.com India Ltd. et al., ("Khanna Action") a class action lawsuit filed in the United States District Court for the Southern District of New York.

         Plaintiffs in Khanna Action allege that the Company's registration statement filed with the SEC contained misleading statements and omissions in violation of the U.S. Securities Act of 1933, as amended ("Securities Act"), the U.S. Securities Exchange Act of 1934, as amended ("Exchange Act") and Rule 10b-5 under the Exchange Act. The plaintiff class in this lawsuit has been defined as all persons who purchased ADSs from the time of the IPO through April 14, 2001 and seeks unspecified damages. Subsequent to the filing of the Khanna Action, several other actions have been filed against the Company and the other defendants propounding substantially the same allegations. All the cases have been consolidated before a single judge in the United States District Court for the Southern District of New York.

                           REDIFF.COM INDIA LIMITED

SCHEDULE 15:  SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS


         On May 11, 2001, the Company received from the Underwriter defendants a demand for indemnification of the underwriters' legal fees and liabilities. The Company's board of directors also has resolved to indemnify its officers and directors named as defendants against their legal fees and liabilities, to the extent permitted under Indian law. At the time of the IPO, the Company purchased Directors & Officers Liability Insurance, ("the D&O Policy"), providing coverage against federal securities law claims. The D&O Policy includes coverages for the Company's cost of defending the class action lawsuit, indemnification liabilities to its officers and directors, and indemnification liabilities to the Underwriter defendants. The coverage of the D&O Policy is denominated in Indian Rupees, but the policy proceeds are payable in United States dollars. The face amount of the D&O Policy is approximately Rs. 894,150,000. The proceeds of the D&O Policy available to satisfy any judgment against the Company, or any judgment against persons whom the Company is obligated to indemnify, will be reduced by the amount of the legal fees and associated expenses in the defense of the Company, the individual defendants and the underwriters which are paid from the D&O Policy. The coverage of the D&O Policy for the payment of legal fees, cost of defense and judgment, if any, is subject to retention of approximately Rs. 11,244,000, which must be satisfied by the Company before the D&O Policy proceeds would be available to the Company.

         During the year ended March 31, 2002, the Company recorded a recoverable from the Insurance carrier of U.S.$ 67,955 paid by the Company towards legal fees in excess of the self-insured retention for this case. The insurance carriers have informed the Company that this amount would be paid on the settlement of the cases. The D&O Policy contains various exclusions, which, if met, may result in the denial of insurance coverage. The Company has been advised by the insurance carriers who wrote the D&O Policy that they are not currently aware of any facts or circumstances that would cause any of the exclusions to apply, but that the carriers have reserved their rights to claim that the exclusions do apply if any such facts or circumstances come to their attention.

         On June 5, 2001, twenty-four companies, including the Company, who had issued securities to the public in their initial public offerings, together with the investment banks who acted as underwriters in these initial public offerings, were named as defendants in the lawsuit of Shives et al v. Bank of America Securities, LLC et al., a class action lawsuit filed in the United States District Court for the Southern District of New York. Also named, as defendants in this lawsuit were four of the Company's officers and directors. The plaintiffs in Shives allege that the underwriter defendants combined and conspired to inflate the underwriting compensation they received in connection with the initial public offerings of the defendant companies, to manipulate and inflate the prices paid by plaintiffs for securities issued in the initial public offerings and to restrain and suppress competitive pricing for underwriting compensation. Plaintiffs allege claims pursuant to Section 1 of the U.S. Sherman Antitrust Act of 1890, as amended, Section 4 of the Clayton Antitrust Act of 1914, as amended, and Section 10(b) of the Securities Exchange Act of 1934 (and Rule 10(b)-5 promulgated there under) against the underwriter defendants.

                           REDIFF.COM INDIA LIMITED


SCHEDULE 15:  SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS



         The plaintiffs further allege that the issuer defendants, including the Company and certain of its officers and directors, made material misstatements and omissions in violation of the Securities Act of 1933 and Securities Exchange Act of 1934 and Rule 10(b)-5 promulgated there under, by concealing or failing to disclose the compensation earned by the underwriter defendants in the initial public offerings. As against the Company and its officers and directors, the Complaint defines a "Rediff.com Sub-class" consisting of all persons who purchased common stock of Rediff.com India Limited from the time of the IPO through April 4, 2001 and seeks unspecified damages. This case has been consolidated with several hundred other similar cases filed against other issuers who had IPOs in 2000 and 2001.

         On November 24, 2003, plaintiffs' counsel in the Shives and Khanna cases filed a single Consolidated Amended Securities Class Action Complaint ("Consolidated Complaint") which incorporates the material allegations from the Shives and Khanna cases. On January 30, 2004, the Company and its officers and directors filed a motion to dismiss the Consolidated Complaint. The Underwriter Defendants filed a separate motion to dismiss. The motions are currently being briefed by the parties.

         The Company believes that the allegations in the Khanna Action and its related cases, and in the Shives Action are without merit and intends to defend the lawsuits vigorously. The Company is not able at this point to predict the course or the outcome of the litigation. In the event the class action law suits result in substantial judgments against the Company and the Company's Directors and Officers Liability insurance coverage proves inadequate, the said judgments could have a severe material effect on the Company's financial position and its results of operations.


b) Indian Music Industry ("IMI"), an association claiming to represent 50 Indian companies, which purportedly own copyrights to sound recordings, filed a complaint with the Mumbai Police Department in February, 2000, alleging that the Company was aiding and abetting violations of the Indian Copyright Act of 1957, as amended, because the Company, through its website, provided links to websites containing downloadable music files copyrighted by IMI members. In July 2001, the Mumbai Metropolitan Magistrate issued bailable warrants concerning the complaint against three of the Company's directors. The warrants as against two of the Company's directors were promptly cancelled and the warrant against one director was stayed. The Company is continuing to investigate the underlying facts of the complaint. The directors have presently been exempted from personal appearance. The directors are filing an application for discharge of the complaint before the Magistrate.

      Other contingencies

      The Income Tax authorities in India have returned disallowances of certain expenses claimed by the Company for certain years and have also levied penalties on some of those disallowances. The amounts of the penalties are not quantifiable at present and the Company has lodged appropriate appeal proceedings with the relevant income tax authorities. The Company expects to prevail in the appellate proceedings.

                           REDIFF.COM INDIA LIMITED

SCHEDULE 15:  SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS

      The Company is also subject to other legal proceedings and claims, which have arisen in the ordinary course of its business. Those actions, when ultimately concluded and determined, will not, in the opinion of management, have a material effect on the results of operations or the financial position of the Company.


15.   Comparatives

      Comparative financial information (i.e., the amounts and disclosures for the preceding year) presented above, is included as an integral part of the current year's financial statements, and is to be read in relation to the amounts and disclosures relating to the current year. Figures of the previous year are regrouped and reclassified wherever necessary to correspond to figures of the current year.



      As per our attached report of even date.

      For Deloitte Haskins & Sells                For and on behalf of the board
             Chartered Accountants



P. B. Pardiwalla     Ajit Balakrishnan    Sunil Phatarphekar     Jyoti Dialani
      Partner          Chairman & MD          Director         Company Secretary



      Mumbai, India                                          Mumbai, India
      Dated: September 5, 06                              Dated: September 5, 06

                                              REDIFF.COM INDIA LIMITED

ADDITIONAL INFORMATION AS REQUIRED UNDER PART IV OF SCHEDULE VI.


Balance Sheet Abstract and Company's General Business Profile

(I)      Registration Details


                      -------------------                       -------------
Registration No.     |  96077            |     State Code      |      11      |
                      -------------------                       -------------


                          -------------------
Balance Sheet Date       |   31/03/2006       |
                          -------------------
(dd/mm/yy)


(II) Capital raised during the year (Amount in Rs. Thousands)

                   Public Issue                    Rights Issue
--------------------------------------------------------------------------------
                    2,198,399                          Nil
--------------------------------------------------------------------------------

                   Bonus Issue                  Private Placement
--------------------------------------------------------------------------------
                       Nil                             Nil
--------------------------------------------------------------------------------


(III) Position of Mobilization and Deployment of Funds (Amount in Rs. Thousands)

          Total Liabilities                                 Total Assets
--------------------------------------------------------------------------------
              5,546,329                                       5,546,329
--------------------------------------------------------------------------------

Sources of Funds

         Paid - up Capital                          Reserves & Surplus
--------------------------------------------------------------------------------
              72,698                                     5,473,553
--------------------------------------------------------------------------------

           Secured Loans                              Unsecured Loans
--------------------------------------------------------------------------------
                Nil                                         Nil
--------------------------------------------------------------------------------

Application of Funds

            Net Fixed Assets                          Investments
--------------------------------------------------------------------------------
                 237,579                                824,299
--------------------------------------------------------------------------------

          Net Current Assets                       Misc. Expenditure
--------------------------------------------------------------------------------
                2,354,580                                 NIL
--------------------------------------------------------------------------------

         Accumulated Losses
----------------------------------
                2,129,870
----------------------------------

                                  REDIFF.COM INDIA LIMITED

                ADDITIONAL INFORMATION AS REQUIRED UNDER PART IV OF SCHEDULE VI




(IV) Performance of Company (Amount in Rs. Thousands) for the year ended March 31, 2006.

                     Turnover                    Total Expenditure
        --------------------------------------------------------------------
       |             594,479                            536,577             |
        --------------------------------------------------------------------

                 Profit/Loss Before Tax                    Profit/Loss After Tax
                   -------------------                     --------------------
+         -       |      57,903       |   +          -    |      55,047        |
 -----------------|-------------------|-------------------|---------------------
| [_]             |                   | [_]               |
 -----------------                     --------------------


           Earnings (Loss) per share                 Dividend @ %
      ------------------------------------|--------------------------------
     |             Rs 4.08                |              Nil                |
      ------------------------------------|--------------------------------


(V) Generic Names of Three Principal Products / Services of Company (as per monetary terms)


                                  ---------------------------------------------
        Item Code No. ( ITC )     |  N/A                                       |
                                  ---------------------------------------------
        Product Description       |   Online Advertising & Fee based services  |
                                  ---------------------------------------------



For and on behalf of the board

Ajit Balakrishnan                   Sunil Phatarphekar           Jyoti Dialani
Chairman & Managing Director             Director              Company Secretary

Mumbai, India
Dated: September 5, 06

Statement pursuant to Section 212 of the Companies Act 1956 relating to the Subsidiary Companies


                                                                                       Value
                                                                                   Communications
A.             Name of the Subsidiary               Rediff Holdings Inc.            Corporation

B.    Financial year of the subsidiary ended on                 31-Mar-2006          31-Mar-2006

C. The Company's interest in the subisidiary on the aforesaid date

      a)  Number of shares held                                  11,066,667           12,000,000


      b) Face Value per share in US dollars                          0.0001         No par value


      c) extent of Holding                                             100%                 100%

D.    The net aggregate of Profits/(losses)
      of the subsidiary so far it concerns the members of the company

      a) Not dealt with in the accounts of the

          company amounted to                                 (254,507,122)                  Nil

      1.  For the Subsidiary's financial year
           ended as in "B" above

      Equivalent to INR*

      2. For the previous financial years
      of the Subsidiary since it became
      the Company's Subsidiary

      Equivalent to INR*

      b) Dealt with in the accounts of the
          company amounted to

      1.  For the Subsidiary's financial year
           ended as in "B" above

      Equivalent to INR*

      2. For the previous financial years
      of the Subsidiary since it became
      the Company's Subsidiary

      Equivalent to INR*

*Exchange rate used : 1 USD = Rs.44.34

Disclaimer:

We have translated the foreign currency amounts in the financial data derived from our Subsidiaries financial statements at the closing rate as on 31st March, 2006. The transactions should not be considered as a representation that such foreign currency amounts have been, could have been or could be converted in to Rupees at any particular rate, the rate stated above, or at all

                                                 For and on behalf of the Board

Date: 5th September 2006                         Ajit Balakrishnan           Sunil Phatarphekar
Place: Mumbai                                    Chairman & Managing         Director
                                                 Director


                                                 Jyoti Dialani
                                                 Company Secretary

                                                             Rediff Holdings Inc


BOARD OF DIRECTORS

Mr. Ajit Balakrishnan
Mr. Sridar Iyengar
Mr. Sunil Phatarphekar

SECRETARY

Mr. Joy Basu


AUDITORS

Patkar & Pendse
India


                               Directors' Report

The Board of Directors presents Rediff Holdings Inc audited financial statements for the year ended 31st March 2006.


PRINCIPAL ACTIVITIES

Rediff Holdings Inc is a cost center taking care of all corporate related expenditure for the Rediff Group in the USA, and does not generate any revenue.


REVIEW OF BUSINESS

Gross Loss (before depreciation, amortisation, impairment write down and taxes) is US $ 794,572/-. After giving effect to other adjustments, the net loss of US $ 5,739,899/- was carried to Balance Sheet.


DIVIDENDS

Your Directors do not recommend any dividend.


DIRECTORS

During the year Mr. Sunil Phatarphekar was appointed as a director of the Company.


For and on behalf of the Board of Directors



Director

Date: 5th September, 2006

                            REPORT OF THE AUDITORS
                            ----------------------


The Board of Directors,
Rediff Holdings Inc.

We have audited the attached Balance Sheet of REDIFF HOLDINGS INC., a Company incorporated as a Delaware Corporation in February, 2001 in the United States, as at March 31, 2006 and also the Profit & Loss Account of the Company for the year ended on that date annexed thereto. These financial statements are the responsibility of the Company's Management. Our responsibility is to express an opinion on these financial statements based on our audit and report that :

We conducted our audit in accordance with auditing standards generally accepted in India. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes, examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

Further, we report that:

(a) We have obtained all the information & explanations, which to the best of our knowledge & belief were necessary for the purposes of our audit.

(b) The Balance Sheet and Profit & Loss Account dealt with by this report are in agreement with the books of account.

(c) In our opinion, the Balance sheet and Profit and Loss Account comply with Accounting Standards referred to in Schedule 9 to the Accounts.

(d) In our opinion and to the best of our information and according to the explanations given to us the said accounts read with the notes thereon, give a true and fair view in conformity with the accounting principles generally accepted in India:

     i. in the case of the Balance Sheet of the state of affairs of the Company as at 31st March, 2006;

                                     and

     ii. in the case of Profit and Loss Account, of the loss of the Company for the year ended on that date;

                                                             For Patkar & Pendse
                                                           Chartered Accountants



                                                                     B.M. Pendse
                                                                        Partner.
                                                                     M.No. 32625
Place :  Mumbai
Date  :  September 5, 2006


                                         Rediff Holdings Inc

                                 Balance Sheet as at March 31, 2006

-----------------------------------------------------------------------------------------------------------------
                                                          Schedule          As at                   As at
                                                             No.          31.03.2006              31.03.2005
                                                                             US $                    US $
-----------------------------------------------------------------------------------------------------------------
I. SOURCES OF FUNDS

Shareholders' funds :

Share Capital                                                 1                   1,107                    1,107

Reserves & surplus
Securities premium                                                           23,998,893               23,998,893

                                                                       -----------------      -------------------
                                               TOTAL                         24,000,000               24,000,000
                                                                       =================      ===================

II. APPLICATION OF FUNDS

Fixed assets :                                                2

Gross Block                                                                      35,029                   35,029
Less : Depreciation                                                              35,029                   23,351
                                                                       -----------------      -------------------
Net Block                                                                             -                   11,678

Investments                                                   3              10,705,004               15,622,212

Current assets, loans and advances :
Current assets :
Cash and bank balances                                        4                 130,515                  280,058
Loans and advances                                            5               3,825,578                4,568,979
                                                                       -----------------      -------------------
                                                                              3,956,094                4,849,037
Less : Current liabilities and provisions :
Liabilities                                                   6                 217,034                  298,964
                                                                       -----------------      -------------------
Net current assets                                                            3,739,060                4,550,073

Profit and loss account                                                       9,555,936                3,816,037

                                                                       -----------------      -------------------
                                              TOTAL                          24,000,000               24,000,000
                                                                       =================      ===================

Accounting policies and notes to
balance sheet and profit and loss account                     9


As per our attached report of even date
Patkar & Pendse                                                        For and on behalf of the board
Chartered Accountants


B.M.Pendse                                                             A.Balakrishnan
Partner                                                                Director
M. No. 32625

Mumbai, India                                                          Mumbai, India
Dated:  September 5, 2006                                              Dated:  September 5, 2006


                                                  Rediff Holdings Inc

                                Profit & Loss Account for the year ended March 31, 2006

-----------------------------------------------------------------------------------------------------------------
                                                          Schedule
                                                             No.          31.03.2006              31.03.2005

                                                                             US $                    US $
-----------------------------------------------------------------------------------------------------------------

INCOME

Operating revenues                                                                  -                       -

                                                                      ----------------        ----------------
                                                                                    -                       -
                                                                      ----------------        ----------------

EXPENDITURE

Personnel expenses                                              7             355,306                 193,804

Operating and other expenses                                    8             439,266                 571,434

Provision for investment in subsidiary (Refer Note No. 5)                   4,917,208                       -

Depreciation                                                                   11,676                  11,676

                                                                      ----------------        ----------------
                                                                            5,723,456                 776,914
                                                                      ----------------        ----------------

Loss for the year before tax                                                5,723,456                 776,914
Provision for tax / Taxes paid                                                 16,443                  37,479
                                                                      ----------------        ----------------
Loss after tax                                                              5,739,899                 814,393

Deficit brought forward from previous year                                  3,816,037               3,001,644

-----------------------------------------------------------------------------------------------------------------
Balance carried to balance sheet                                            9,555,936               3,816,037
-----------------------------------------------------------------------------------------------------------------

Basic and Diluted Earnings Per Share (US$)                                     (0.52)                  (0.07)

Accounting policies and notes to
balance sheet and profit and loss account                       9

As per our attached report of even date
Patkar & Pendse                                                      For and on behalf of the board
Chartered Accountants


B.M.Pendse                                                           A.Balakrishnan
Partner                                                              Director
M.No. 32625

Mumbai, India                                                        Mumbai, India
Dated:  September 5, 2006                                            Dated:  September 5, 2006



                                        Rediff Holdings Inc.

           Schedules 1 to 9 forming part of the Balance Sheet and Profit and Loss Account
           ------------------------------------------------------------------------------
                                 for the year ended 31st March, 2006
                                 -----------------------------------


-------------------------------------------------------------------------------------------------------
                                                                   As at                   As at
                                                                 31.03.2006              31.03.2005

                                                                    US $                    US $
-------------------------------------------------------------------------------------------------------

SCHEDULE  1 : CAPITAL

Authorized :
11,333,000 equity shares @ $0.0001                                     1,134                    1,134
                                                             ================        =================

Issued and subscribed :
11,066,667 (P.Y. 11,066,667) equity shares                             1,107                    1,107
@ $0.0001 par value

                                                             ----------------        -----------------
                                     TOTAL                             1,107                    1,107
                                                             ================        =================


                                              Rediff Holdings Inc

                Schedules 1 to 9 forming part of the Balance Sheet and Profit and Loss Account
                ------------------------------------------------------------------------------
                                      for the year ended 31st March, 2006
                                      -----------------------------------


SCHEDULE 2 : FIXED ASSETS

----------------------------------------------- --------------- ----------------- -------------- ---------------

                                                                    Computer                      As at March
                                                   Software        Equipment          Total         31, 2005
----------------------------------------------- --------------- ----------------- -------------- ---------------
 ----------------------------------------------- --------------- ----------------- -------------- ---------------
Cost as at April 1, 2005                                27,907             7,122         35,029          35,029
----------------------------------------------- --------------- ----------------- -------------- ---------------

----------------------------------------------- --------------- ----------------- -------------- ---------------
Additions                                                    -                 -              -
----------------------------------------------- --------------- ----------------- -------------- ---------------

----------------------------------------------- --------------- ----------------- -------------- ---------------
Deductions                                                   -                 -              -               -
----------------------------------------------- --------------- ----------------- -------------- ---------------

----------------------------------------------- --------------- ----------------- -------------- ---------------
Total as at March 31, 2006                              27,907             7,122         35,029          35,029
----------------------------------------------- --------------- ----------------- -------------- ---------------

----------------------------------------------- --------------- ----------------- -------------- ---------------
Depreciation up to March 31, 2006                       27,907             7,122         35,029          23,351
----------------------------------------------- --------------- ----------------- -------------- ---------------

----------------------------------------------- --------------- ----------------- -------------- ---------------
Net value as at March 31, 2006                               -                 -              -               -
----------------------------------------------- --------------- ----------------- -------------- ---------------

----------------------------------------------- --------------- ----------------- -------------- ---------------
Net value as at March 31, 2005                          11,678                 -              -               -
----------------------------------------------- --------------- ----------------- -------------- ---------------

----------------------------------------------- --------------- ----------------- -------------- ---------------
Depreciation for the year                               11,678                 -              -         11,676
----------------------------------------------- --------------- ----------------- -------------- ---------------


                                                  Rediff Holdings Inc

                     Schedules 1 to 9 forming part of the Balance Sheet and Profit and Loss Account
                     ------------------------------------------------------------------------------
                                          for the year ended 31st March, 2006
                                          -----------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                                                 As at                        As at
                                                                               31.03.2006                  31.03.2005

                                                                                  US $                        US $
-------------------------------------------------------------------------------------------------------------------------

SCHEDULE 3 : Investments (unquoted at cost)

Long Term Investments

In wholly owned subsidiary companies
(fully paid-up)

India Abroad Inc                                                                  14,751,366                  14,751,366
3,198,080 (Previous year3,198,080) equity shares
of US$0.01 per share

Less : Provision for dimunition in value                                           4,917,208                           -
                                                                            -----------------            ----------------
                                                                                   9,834,158                  14,751,366

Rediff.com Inc.                                                                      870,846                     870,846
5,000 (Previous year 5,000) equity shares
of US$0.001 per share
                                                                            -----------------            ----------------
                        TOTAL                                                     10,705,004                  15,622,212
                                                                            =================            ================

SCHEDULE 4 : CASH AND BANK BALANCES

Bank balances :

   In current accounts

   Wells Fargo, U.S.A. (Formerly Norwest Bank)                                         9,578                       9,619

   Citibank, New York, U.S.A                                                         120,937                     270,439

                                                                            -----------------            ----------------
                        TOTAL                                                        130,515                     280,058
                                                                            =================            ================

SCHEDULE 5 : LOANS AND ADVANCES
             (Unsecured considered good)

Dues from subsidiary companies (Net)                                               3,507,277                   4,544,661

Advances recoverable in cash
or in kind or for value to be received                                               287,076                       8,065

Deposit with TD Waterhouse (Broker)                                                    1,048                       1,000

Tax Deducted at Source and Advance Tax                                                30,177                      15,253

                                                                            -----------------            ----------------
                        TOTAL                                                      3,825,578                   4,568,979
                                                                            =================            ================



                                                 Rediff Holdings Inc

                   Schedules 1 to 9 forming part of the Balance Sheet and Profit and Loss Account
                   ------------------------------------------------------------------------------
                                         for the year ended 31st March, 2006
                                         -----------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                                        As at                        As at
                                                                      31.03.2006                  31.03.2005

                                                                         US $                        US $
-------------------------------------------------------------------------------------------------------------------------

SCHEDULE 6 : LIABILITIES

Sundry Creditors
- Other than small scale industrial undertakings.                        114,586                     146,946

- Other liabilities                                                      102,448                     142,018

Provison for tax                                                               -                      10,000

                                                                -----------------            ----------------
                                     TOTAL                               217,034                     298,964
                                                                =================            ================



                                                    Rediff Holdings Inc

                      Schedules 1 to 9 forming part of the Balance Sheet and Profit and Loss Account
                      ------------------------------------------------------------------------------
                                            for the year ended 31st March, 2006
                                            -----------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                                        As at                        As at
                                                                      31.03.2006                  31.03.2005

                                                                         US $                        US $
-------------------------------------------------------------------------------------------------------------------------

SCHEDULE  7 : PERSONNEL EXPENSES

Salaries and allowances                                                   336,637                      157,200

Medical Insurance                                                         (5,427)                       13,872

Payroll Taxes                                                              24,096                       22,732

Staff welfare                                                                   -                            -

                                                               -------------------           ------------------
                                     TOTAL                                355,306                      193,804
                                                               ===================           ==================


SCHEDULE  8 : OPERATING AND OTHER EXPENSES

Data line-Internet expenses                                                     -                       12,206
Traveling expenses                                                         14,805                       41,713
Legal fees                                                                  3,299                       20,978
Professional charges                                                        4,525                       76,821
Telephone expenses                                                          5,255                        3,025
Insurance charges                                                         352,211                      371,879
Office expenses                                                            22,681                        4,621
GH Expenses                                                                     -                       23,917
Payroll Processing Charges                                                  2,328                        2,305
Postage                                                                         -                        1,285
Directors Fee                                                              34,166                       12,500
Bank Charges                                                                  (3)                          184

                                                               -------------------           ------------------
                                     TOTAL                                439,266                      571,434
                                                               ===================           ==================

                              REDIFF HOLDINGS, INC

SCHEDULE 9: ACCOUNTING POLICIES AND NOTES TO BALANCE SHEET AND PROFIT AND LOSS ACCOUNT

A.   ACCOUNTING POLICIES


     1.   Basis of preparation of financial statements

          The accompanying financial statements have been prepared under the historical cost convention, in accordance with the accounting principles generally accepted in India ("Indian GAAP"), the Accounting Standards issued by the Institute of Chartered Accountants of India and the provisions of the Companies Act, 1956.

     2.   Use of estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     3.   Revenue recognition

          Rediff Holdings Inc is a cost center taking care of all corporate related expenditure for the Rediff Group in US, and does not generate any revenue.

     4.   Fixed assets and depreciation

          Fixed assets are stated at historical cost. The Company depreciates fixed assets using the straight-line method, over the estimated useful lives of assets. The estimated useful lives of assets are as follows:

              Computer equipment and software..........       3 years
              Office equipment.........................       5 years

     5.   Investments

          Cost of investments in wholly owned subsidiaries comprise of purchase cost as increased by legal fees, due diligence fees and other direct expenses connected with such acquisition. Additional consideration for the acquisition of equity shares payable in subsequent years on the resolution of certain contingencies is debited to the cost of the investments in the year in which the contingent payments crystallize.

          Provision is made to recognize a decline, other than temporary in the value of such investments.

                              REDIFF HOLDINGS, INC

                                                                  (Contd.....2)


                                      (2)


     6.   Employee retirement benefits

          The company has employee retirement benefit plan in which employer merely facilitates the plan administration. Employer does not contribute to the plan.

          Leave Encashment

          The company's policies do not allow leave encashment and the employees are encouraged to avail the eligible leave. Unavailed leave lapses at the end of the period and hence no provision has been made in the books.

     7.   Foreign currency transactions

          Transactions in foreign currency are recorded at the original rates of exchange in force at the time transactions are effected.

          Exchange differences arising on repayment of liabilities incurred for the purpose of acquiring fixed assets are adjusted in the carrying amount of the respective fixed asset. The carrying amount of fixed assets is also adjusted at the end of each financial year for any change in the liability arising out of expressing the related outstanding foreign currency liabilities at the closing rates of exchange prevailing at the date of the Balance Sheet or at the rates specified in the related forward contract.

          Monetary items (other than those related to acquisition of fixed assets) denominated in a foreign currency are restated using the exchange rates prevailing at the date of Balance Sheet or rates specified in the related forward contract. Gains / losses arising on restatement and on settlement of such items are recognized in the Profit and Loss Account.

          Non-monetary items such as investments denominated in a foreign currency are reported using the exchange rate at the date of the transaction.

     8.   Leases

          Operating Lease rentals are expensed with reference to lease terms and conditions.

     9.   Contingent Liabilities

          These are disclosed by way of notes on the balance sheet. Provision is made in the accounts in respect of those liabilities, which are likely to materialize after the year-end, till the finalization of accounts and having a material effect on the position stated in the balance sheet.

                              REDIFF HOLDINGS, INC

                                                                  (Contd.....3)


                                      (3)


     10.  Deferred Income Taxes

          As of March 31, 2006 and 2005, the components of the Company's net deferred tax assets are as follows:

          As of March 31,2005, the Company has net operating loss carry forwards of approx $ 7,622,000 for federal income tax purposes, which expire in the years 2020 to 2025. Realization of the future tax benefits related to the deferred tax income tax asset is dependent on many factors, including the Company's ability to generate taxable income within the net operating loss carry forward period. Management has considered these factors and believes that no asset to be created in the books of accounts.


B.   NOTES TO BALANCE SHEET AND PROFIT AND LOSS ACCOUNT

     1.   Organization and Business

          Rediff Holdings Inc ("the Company") was incorporated as a Delaware Corporation in February 2001 by Rediff.Com India Limited to act as the holding company for some of the Parent's investments in United States.

     2. Additional information pursuant to the provisions of paragraph 4C and 4D of Schedule VI of the Companies Act., 1956 to the extent not applicable are not given.

     3.   Litigation

          There are no pending litigations against the company.

     4.   Other contingencies

          In connection with the Company's acquisition of India Abroad in April 2001, the Company has been advised by a hold-out shareholder that he believes his shares in India Abroad are worth approximately US$1.2 million. The Company disputes this assertion and has offered the claimant approximately US$50,000 for his shares. The Company does not know if this offer will be acceptable to the shareholder or if the shareholder will file a legal action against the Company if the matter is not resolved.

     5. During the year, the Company has made a provision of US$ 4,917,208 for diminuition in the value of investment in its subsidiary, India Abroad Publications, Inc. This has been done to give effect to the permanent reduction in value, which the Company's parent company, Rediff.com India Limited has already accounted for, in earlier years.

                              REDIFF HOLDINGS, INC

                                                                  (Contd.....4)



                                      (4)

     6.   Balance Sheet Abstract and Company's General Business Profile

     (I)  Registration Details

                                      -------------                -----------
          Registration No.-TAX ID No      N.A.        State Code       N.A.
                                      -------------                -----------

                                      ------------
          Balance Sheet Date           31/03/2006
          (dd/mm/yy)                  ------------

     (II) Capital raised during the year (Amount in Rs. Thousands)

               Public Issue                                  Rights Issue
          ---------------------------------------------------------------------
                      Nil                   |                   Nil
          ---------------------------------------------------------------------

                Bonus Issue                               Private Placement
          ---------------------------------------------------------------------
                      Nil                   |                   Nil
          ---------------------------------------------------------------------

     (III) Position of Mobilisation and Deployment of Funds (Amount in US$)

               Total Liabilities $                          Total Assets $
           --------------------------------------------------------------------
                   24,000,000               |                  24,000,000
           --------------------------------------------------------------------

           Sources of Funds

              Paid - up Capital $                        Reserves & Surplus
           --------------------------------------------------------------------
                       1,107                |                  23,998,893
           --------------------------------------------------------------------

              Secured Loans                               Unsecured Loans
           --------------------------------------------------------------------
                      Nil                   |                   Nil
           --------------------------------------------------------------------

           Application of Funds

               Net Fixed Assets $                            Investments $
           --------------------------------------------------------------------
                     Nil                    |                 10,705,004
           --------------------------------------------------------------------

               Net Current Assets $                         Misc. Expenditure
           --------------------------------------------------------------------
                   3,739,060                |                   Nil
           --------------------------------------------------------------------

               Accumulated Losses $
           ---------------------------------
                     9,555,936              |
           ---------------------------------

                              REDIFF HOLDINGS, INC

                                                                  (Contd.....5)


                                      (5)


     (IV) Performance of Company (Amount in US$) for the year ended March 31, 2006.

                    Turnover $                           Total Expenditure $
          ---------------------------------------------------------------------
                        Nil                 |                   5,723,456
          ---------------------------------------------------------------------

                Profit / Loss Before Tax $           Profit / Loss After Tax $
                              ---------------               -------------------
             +            -   | (5,723,456) |  +       -    |   (5,739,899)
          ---------------------------------------------------------------------
                           _  |             |            _  |
                          [_] |             |           [_] |
          ---------------------             ----------------

          (Please tick Appropriate box + for Profit - for Loss)

                    Earning per Share          Dividend @ %
          ---------------------------------------------------------------------
                       (0.52)               |                 Nil
          ---------------------------------------------------------------------

     (V) Generic Names of Three Principal Products / Services of Company ( as per monetary terms )

                                            -----------------------------------
          Item Code No. (ITC)               |         N/A
          Product Description               -----------------------------------
                                            |
                                            -----------------------------------

     7. Previous years figures have been regrouped and reclassified wherever necessary to conform to current years classifications.

                                                 For and on behalf of the board



                                                              Ajit Balakrishnan
                                                                       Director

Mumbai, India
Dated: September 5, 2006

                                                  India Abroad Publications Inc.

BOARD OF DIRECTORS

Mr. Ajit Balakrishnan


SECRETARY

Mr. Joy Basu


AUDITORS

Patkar & Pendse
India


                               Directors' Report

The Board of Directors present India Abroad Publications Inc.'s audited financial statements for the year ended 31st March 2006.


PRINCIPAL ACTIVITIES

India Abroad Publications Inc., a weekly newspaper-publishing unit is a subsidiary of Rediff Holdings Inc., ('Rediff Holdings') which in turn is a wholly owned subsidiary of Rediff.com India Limited. ('Rediff.com').

India Abroad's revenue primarily includes advertising and sponsorship and consumer subscription revenues earned from the publication of its weekly newspaper distributed primarily in the USA & Canada. India Abroad was acquired by Rediff Holdings on April 28, 2001 by acquiring substantially all of the outstanding voting shares of India Abroad Publications, Inc. Together with this acquisition of India Abroad Publications Inc., Rediff Holdings also acquired two wholly-owned subsidiaries of India Abroad Publications - India in New York, Inc. and India Abroad Publications (Canada), Inc.


REVIEW OF BUSINESS

The Profit & Loss account is set out along with this report and shows that during the year, the Company earned gross revenue of US $ 4,745,212/-.Gross Profit (before depreciation, amortisation, impairment write down and taxes) is US $ 166,132 /-. After giving effect to other adjustments, the net profit of US $ 102,655/- was carried to Balance Sheet.

DIVIDENDS

Your Directors do not recommend any dividend.

For and on behalf of the Board of Directors



Director

Date: 5th September, 2006

                            REPORT OF THE AUDITORS
                            ----------------------


The Board of Directors,
India Abroad Publications Inc.


We have audited the attached Balance Sheet of INDIA ABROAD PUBLICATIONS INC., a wholly owned subsidiary of Rediff Holdings Inc. and incorporated in the United States, as at March 31, 2006 and also the Profit & Loss Account of the Company for the year ended on that date annexed thereto. These financial statements are the responsibility of the Company's Management. Our responsibility is to express an opinion on these financial statements based on our audit and report that :

We conducted our audit in accordance with auditing standards generally accepted in India. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes, examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

Further, we report that:

(a) We have obtained all the information & explanations, which to the best of our knowledge & belief were necessary for the purposes of our audit.

(b) The Balance Sheet and Profit & Loss Account dealt with by this report are in agreement with the books of account.

(c) In our opinion, the Balance sheet and Profit and Loss Account comply with Accounting Standards referred to in Schedule 13 to the Accounts.

(d) In our opinion and to the best of our information and according to the explanations given to us the said accounts read with the notes thereon, give a true and fair view in conformity with the accounting principles generally accepted in India:

     i. in the case of the Balance Sheet of the state of affairs of the Company as at 31st March, 2006;

                                     and

     ii. in the case of Profit and Loss Account, of the profit of the Company for the year ended on that date;

                                                             For Patkar & Pendse
                                                           Chartered Accountants


                                                                     B.M. Pendse
                                                                        Partner.
                                                                     M.No. 32625
Place :  Mumbai
Date  :  September 5, 2006

                                          India Abroad Publications, Inc

                                         Balance Sheet as at March 31, 2006

-----------------------------------------------------------------------------------------------------------------------
                                                         Schedule                 As at                 As at
                                                            No.                 31.03.2006            31.03.2005
                                                                                   US $                  US $
-----------------------------------------------------------------------------------------------------------------------
I. SOURCES OF FUNDS

Shareholders' funds :

Share capital                                                1                       41,981                41,981

Reserves & Surplus
Securities premium                                                                  212,446               212,446
                                                                                -----------           -----------
                                                  TOTAL                             254,427               254,427
                                                                                ===========           ===========

II. APPLICATION OF FUNDS

Fixed assets:                                                2
Gross Block                                                                         748,005               708,705
Less : Depreciation                                                                 452,882               390,593
                                                                                -----------           -----------
Net Block                                                                           295,123               318,112

Investments                                                  3                      129,793               129,793

Current assets, loans and advances :
Sundry debtors                                               4                      383,887               468,117
Cash and bank balances                                       5                      413,082               308,554
Loans and advances                                           6                    1,105,553             1,083,860
                                                                                -----------           -----------
                                                                                  1,902,522             1,860,531
                                                                                -----------           -----------
Less : Current liabilities and provisions:
Liabilities                                                  7                    3,361,910             3,445,564

                                                                                -----------           -----------
Net current assets                                                               (1,459,389)           (1,585,033)
                                                                                -----------           -----------

Miscellaneous expenditure (to the extent not written                                 47,962                47,962
off or adjusted)                                             8

Profit and loss account                                                           1,240,938             1,343,593
                                                                                -----------           -----------
                                                  TOTAL                             254,427               254,427
                                                                                ===========           ===========

Accounting policies and notes to
balance sheet and profit and loss account                   13

As per our attached report of even date
For Patkar & Pendse                                                   For and on behalf of the board
Chartered Accountants

B.M.Pendse                                                            A.Balakrishnan
Partner                                                               Director
M.No. 32625

Mumbai, India                                                         Mumbai, India
Dated: September 5, 2006                                              Dated: September 5, 2006

                                        India Abroad Publications, Inc

                             Profit & Loss Account for the year ended March 31, 2006

-----------------------------------------------------------------------------------------------------------------------
                                                         Schedule                 As at                 As at
                                                            No.                 31.03.2006            31.03.2005
                                                                                   US $                  US $
-----------------------------------------------------------------------------------------------------------------------
INCOME

Operating revenues                                             9                 4,742,881          4,563,276

Other income                                                  10                     2,331              4,529

                                                                              ------------       ------------
                                                                                 4,745,212          4,567,805
                                                                              ------------       ------------

EXPENDITURE

Personnel expenses                                            11                 1,568,538          1,380,756

Operating and other expenses                                  12                 3,010,542          3,072,194

Depreciation                                                                        62,318             60,059

                                                                              ------------       ------------
                                                                                 4,641,397          4,513,009
                                                                              ------------       ------------

Profit / (Loss) for the year before tax                                            103,815             54,796

Provision for tax                                                                    1,160                373

                                                                              ------------       ------------
Profit / (Loss) after tax                                                          102,655             54,423

Surplus / (Deficit) b/f. from previous year                                     (1,343,593)        (1,398,016)

-----------------------------------------------------------------------------------------------------------------
Balance carried to balance sheet                                                (1,240,938)        (1,343,593)
-----------------------------------------------------------------------------------------------------------------

Basic and Diluted Earnings Per Share (US$)                                            0.03               0.02

Accounting policies and notes to
balance sheet and profit and loss account                     13

As per our attached report of even date
For Patkar & Pendse                                              For and on behalf of the board
Chartered Accountants

B.M.Pendse                                                       A.Balakrishnan
Partner                                                          Director
M.No. 32625

Mumbai, India                                                    Mumbai, India
Dated: September 5, 2006                                         Dated: September 5, 2006



                            India Abroad Publications, Inc

        Schedules 1 to 13 forming part of the Balance Sheet and Profit & Loss Account for the year ended 31st March, 2006

--------------------------------------------------------------------------------------------
                                                              As at                 As at
                                                            31.03.2006            31.03.2005
                                                               US $                  US $
--------------------------------------------------------------------------------------------
SCHEDULE  1 : SHARE CAPITAL

Authorized :
6,000,000 shares of US$ 0.01                                  60,000                60,000
                                                           =========              ========

Issued and subscribed :
Capital
3198080 equity shares @ $0.01 par value                       31,981                31,981

Preferred Stock
100 - Class A @ $100 par value                                10,000                10,000

                                                           ---------              --------
                                    TOTAL                     41,981                41,981
                                                           =========              ========



                                             India Abroad Publications, Inc

                      Schedules 1 to 13 forming part of the Balance Sheet and Profit & Loss Account for the year ended 31st March, 2006

SCHEDULE 2 : FIXED ASSETS
                                                                                                                           (US$)
----------------------------------------------------------------------------------------------------------------------------------
                                           GROSS BLOCK                     Accumulated Depreciation                Net Block
----------------------------- ------------------------------------ -------------------------------------- ------------------------
                               01.04.2005               31.03.2006  01.04.2005    Current      31.03.2006    As on       As on
           Description          Balance    Addtitions    Balance      Balance   Depreciation    Balance    31.0.2006   31.03.2005
----------------------------- ----------- ------------ ----------- ----------- -------------- ----------- ----------- ------------
Premises (held for sale) (*)     152,764           -       152,764       2,756                    2,756     150,008      150,008
Total N.Y.                        32,186                    32,186      19,671       3,837       23,508       8,678       12,515
Total Machinery & Equipmet       117,263      25,323       142,586      82,616      13,082       95,669      46,917       34,647
Total-Computer Software          186,636       2,548       189,184     177,097      13,399      190,496      (1,312)       9,539
Total Auto                        10,874           -        10,874      10,874           -       10,874           -            -
Total Leasehold IMP                2,033           -         2,033       2,033           -        2,033           -            -
Total Office Improvement         129,002           -       129,002      61,797      18,428       80,225      48,777       67,205
Total Telephone system            52,705           -        52,705      26,174       7,512       33,686      19,019       26,531
Work in Progress - Sun System     25,242           -        25,242       7,575       6,060       13,635      11,607       17,667
CWIP                                   -      11,429        11,429           -           -            -      11,429            -
                              ----------- ------------ ----------- ----------- -------------- ----------- ----------- ------------
                      Total      708,705      39,300       748,005     390,593      62,318      452,882     295,123      318,112
----------------------------- =========== ============ =========== =========== ============== =========== =========== ============

NOTE :
(*) Premises (held for sale) includes office premises in New Delhi owned by the erstwhile owner of the Company pending transfer due to certain reasons.



                                             India Abroad Publications, Inc

                      Schedules 1 to 13 forming part of the Balance Sheet and Profit & Loss Account for the year ended 31st March, 2006

--------------------------------------------------------------------------------------------------------------------
                                                                                      As at             As at
                                                                                   31.03.2006        31.03.2005

                                                                                       US $              US $
--------------------------------------------------------------------------------------------------------------------

SCHEDULE 3 : Investments (unquoted at cost)

Long Term Investments

In wholly owned subsidiary companies
(fully paid-up)

India Abroad Publications (Canada) Inc.                                              104,793            104,793
162974 Common shares of  (Previous year 162974 shares)

India in New York Inc.                                                                25,000             25,000
100 fully paid non-assessable shares (Previous year 100 shares)
                                                                                 ------------        ------------
                                     TOTAL                                           129,793             129,793
                                                                                 ============        ============

SCHEDULE 4 : SUNDRY DEBTORS

Sundry debtors (unsecured) :

Outstanding over six months                                                                -             29,500
Others                                                                               438,431            468,117
                                                                                 ------------        ------------
                                                                                     438,431            497,617
Less Provision                                                                        54,544             29,500
                                                                                 ------------        ------------
                                                                                     383,887            468,117
                                                                                 ============        ============


Note:

Considered good                                                                      383,887            468,117
Considered doubtful provided for                                                      54,544             29,500
                                                                                 ------------        ------------
                                     TOTAL                                           438,431             497,617
                                                                                 ============        ============


SCHEDULE 5 : CASH AND BANK BALANCES

Cash on hand                                                                           3,232              3,232

Bank balances :
On Current Account with :
  Bank of Baroda                                                                       3,505              9,190
  Lloyd Bank                                                                           5,312              5,251
  Citibank Saving Account                                                              6,661             29,967
  Citibank-India Investments                                                          21,921              2,238
  Cash-CIBC US $ Acct                                                                 13,946              3,478
  Cash-EAB # 2                                                                       140,429            203,001
  CIBC-Sterling Pound Account                                                          1,119              1,119
  Cash-State Bank of LI # 2                                                          216,957             51,078
                                                                                 ------------        ------------
                                     TOTAL                                           413,082            308,554
                                                                                 ============        ============


                                             India Abroad Publications, Inc

                      Schedules 1 to 13 forming part of the Balance Sheet and Profit & Loss Account for the year ended 31st March, 2006

--------------------------------------------------------------------------------------------------------------------
                                                                                      As at             As at
                                                                                   31.03.2006        31.03.2005

                                                                                       US $              US $
--------------------------------------------------------------------------------------------------------------------

SCHEDULE 6 : LOANS AND ADVANCES
             (Unsecured considered good)


Dues from parent / group companies                                                  805,991            735,113

Advances recoverable in cash                                                        299,561            348,747
or in kind or for value to be received
                                                                             ---------------      --------------
                                     TOTAL                                        1,105,553          1,083,860
                                                                             ===============      ==============


SCHEDULE 7 : CURRENT LIABILITIES

Sundry Creditors
- Other than small scale industrial undertakings                                    665,577            453,865

Due to subsidiary / parent companies                                              2,138,563          2,552,107

Advance from customers                                                              557,770            439,592

                                                                             ---------------      --------------
                                     TOTAL                                        3,361,910          3,445,564
                                                                             ===============      ==============



SCHEDULE 8 : MISCELLANEOUS EXPENDITURE (to the extent not
                written off or adjusted


Goodwill for purchase of India Abroad Publications                                   47,962             47,962
(Canada) Inc.
                                                                             ---------------      --------------
                                     TOTAL                                           47,962             47,962
                                                                             ===============      ==============



                                             India Abroad Publications, Inc

                      Schedules 1 to 13 forming part of the Balance Sheet and Profit & Loss Account for the year ended 31st March, 2006

--------------------------------------------------------------------------------------------------------------------
                                                                                      As at             As at
                                                                                   31.03.2006        31.03.2005

                                                                                       US $              US $
--------------------------------------------------------------------------------------------------------------------
SCHEDULE  9 : OPERATING REVENUE

Subscription Income                                                                   559,079            467,617

Classified Income                                                                     959,329            928,809

Display Income                                                                      3,219,956          3,160,380
Royalty                                                                                 4,517              6,470

                                                                                 ------------        ------------
                                     TOTAL                                          4,742,881          4,563,276
                                                                                 ============        ============

SCHEDULE  10 : OTHER INCOME

Interest on fixed deposits with banks                                                   2,331              4,529

                                                                                 ------------        ------------
                                     TOTAL                                              2,331              4,529
                                                                                 ============        ============

SCHEDULE  11 : PERSONNEL EXPENSES

Salaries and allowances                                                             1,459,920          1,272,228

Payroll Taxes                                                                         108,617            108,528

                                                                                 ------------        ------------
                                     TOTAL                                          1,568,538          1,380,756
                                                                                 ============        ============

SCHEDULE 12: OPERATING AND OTHER EXPENSES

Editorial expenses                                                                    507,035            751,340
Production expenses                                                                   797,849            778,460
Circulation expenses                                                                  641,203            637,735
Advertising and Promotion                                                             312,138            253,978
Rent                                                                                  139,954            117,908
Office expenses                                                                        53,846             73,480
Dues and subscriptions                                                                  5,488              7,046
Telephone and telegrams                                                                64,009             46,072
Electricity expenses                                                                   28,979             13,319
Professional fees                                                                     107,571            159,667
Provsion for Bad debts and Bad Debts write off                                         39,326             34,314
Internet-bandwidth cost                                                                25,722             44,358
IA Person Of  The Year expense                                                        112,583             71,650
Miscellaneous expenses                                                                 74,123             82,867
Bank Charges                                                                          100,715                  -

                                                                                 ------------        ------------
                                     TOTAL                                          3,010,542           3,072,194
                                                                                 ============        ============

                         INDIA ABROAD PUBLICATIONS INC.


SCHEDULE 13: ACCOUNTING POLICIES AND NOTES TO BALANCE SHEET AND PROFIT AND LOSS ACCOUNT

A.   ACCOUNTING POLICIES

     1.   Basis of preparation of financial statements

          The accompanying financial statements have been prepared under the historical cost convention, in accordance with the accounting principles generally accepted in India ("Indian GAAP"), the Accounting Standards issued by the Institute of Chartered Accountants of India and the provisions of the Companies Act, 1956.

     2.   Use of estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     3.   Revenue recognition

          Revenues comprise of subscriptions to the India Abroad weekly newspaper publication and income from advertisements.

          Revenue from advertisements are recognized upon publishing of the advertisements in the newspaper.

          Subscription revenues are derived from the revenues received from newspaper subscribers and is recognized ratably over the period of subscription. Subscriptions received towards lifetime subscribers are shown as deferred revenue and recognized ratably over a 10 years period.

     4.   Fixed assets and depreciation

          Fixed assets are stated at historical cost. The Company depreciates fixed assets using the straight-line method, over the estimated useful lives of assets. The estimated useful lives of assets are as follows:

              Furniture and fixtures.....................             7 years
              Computer equipment and software............             3 years
              Office equipment...........................             5 years

                         INDIA ABROAD PUBLICATIONS INC.

                                                                  (Contd.....2)

                                      (2)


     5.   Investments

          Cost of investments in wholly owned subsidiaries comprise of purchase cost as increased by legal fees, due diligence fees and other direct expenses connected with such acquisition. Additional consideration for the acquisition of equity shares payable in subsequent years on the resolution of certain contingencies is debited to the cost of the investments in the year in which the contingent payments crystallize.

     6.   Employee retirement benefits

          The company has employee retirement benefit plan in which employer merely facilitate the plan administration. Employer does not contribute to the plan.

          Leave Encashment

          The company's policies does not allow leave encashment and the employees are encouraged to avail the eligible leave. Unavailed leave lapses at the end of the period and hence no provision has been made in the books.

     7.   Foreign currency transactions

          Transactions in foreign currency are recorded at the original rates of exchange in force at the time transactions are effected.

          Exchange differences arising on repayment of liabilities incurred for the purpose of acquiring fixed assets are adjusted in the carrying amount of the respective fixed asset. The carrying amount of fixed assets is also adjusted at the end of each financial year for any change in the liability arising out of expressing the related outstanding foreign currency liabilities at the closing rates of exchange prevailing at the date of the Balance Sheet or at the rates specified in the related forward contract.

          Monetary items (other than those related to acquisition of fixed assets) denominated in a foreign currency are restated using the exchange rates prevailing at the date of Balance Sheet or rates specified in the related forward contract. Gains / losses arising on restatement and on settlement of such items are recognized in the Profit and Loss Account.

          Non-monetary items such as investments denominated in a foreign currency are reported using the exchange rate at the date of the transaction.

     8.   Income taxes

          Income taxes are accounted for in accordance with US tax laws on Income accrued.

          Current tax is measured at the amount expected to be paid to / recovered from the revenue authorities, using applicable tax rates and laws in US. Tax liabilities and provision is accounted for by the Holding company.

                         INDIA ABROAD PUBLICATIONS INC.

                                                                  (Contd.....3)


                                      (3)


     9.   Leases

          Operating Lease rentals are expensed with reference to lease terms and conditions.

     10.  Contingent Liabilities

          These are disclosed by way of notes on the balance sheet. Provision is made in the accounts in respect of those liabilities, which are likely to materialize after the year-end, till the finalization of accounts and having a material effect on the position stated in the balance sheet.

B.   NOTES TO BALANCE SHEET AND PROFIT AND LOSS ACCOUNT

     1.   Organization and Business

          India Abroad Publications Inc ("the Company") was incorporated as a New York Corporation on June 26th, 1970. On April 26, 2001, the Company was acquired by Rediff Holdings Inc, a wholly owned subsidiary of Rediff.Com India Limited.

          The Company is one of the leading news publications catering to the Asian-American community focusing on India and the global Indian community.

     2. Additional information pursuant to the provisions of paragraph 4C and 4D of Schedule VI of the Companies Act., 1956 to the extent not applicable are not given.

     3. The Company recognizes as revenues based on advertisements published and subscriptions ratably over the period of subscription. Hence requirements as to quantitative information are not applicable.

     4.   Earnings in foreign exchange:

           -----------------------------------------------------------------
                                                  US $             US$
                                                  2006            2005
           -----------------------------------------------------------------

               Advertising Revenue               824,912         811,583
           -----------------------------------------------------------------

                         INDIA ABROAD PUBLICATIONS INC.

                                                                  (Contd.....4)



                                      (4)


     5.   Operating leases

          The Company leases office space under various operating leases. Operating lease expense that has been included in the determination of the net loss are as follows:

          ---------------------------------------------------------------------
                                                                            US$

              Particulars                                    2006          2005
          ---------------------------------------------------------------------

              Office Premises                             153,345       175,932
          ---------------------------------------------------------------------

     6.   Litigation

          An action was brought against India Abroad by DoubleClick, Inc., based upon alleged breach of contract for the principal sum of $28,750 with interest, attorneys' fees and expenses in the Supreme Court of New York, New York County, Double Click, Inc. V. India Abroad Publications, Inc., Index No. 02 119928. India Abroad has filed an Answer denying liability and asserted Counterclaims based upon fraud in the inducement. India Abroad intends to contest this action vigorously. The action has been transferred to the Lower Court, Doubleclick, Inc. v. India Abroad Publications, New York City Civil Court, New York County, No. 291TS-2003. India Abroad is reasonably optimistic of prevailing on this action.

          Another litigation against India Abroad is the litigation in the United States District Court, Southern District of New York (Lok Prakashan Ltd d/b/a Gujarat Samachar v. India Abroad Publications, Inc., 00 Civ 5852 (LAP). The action was brought by the publishers of "Gujarat Samachar" (GS) in August 2000, asserting that India Abroad allegedly breached the parties' agreements concerning the marketing and sale of Gujarat Samachar's International Weekly in North America. India Abroad vigorously disputed these allegations, and asserted various Counterclaims based upon Gujarat Samachar's breach of contract. The action was tried before a jury (Hon. Preska, J., presiding), in a one-week trial commencing December 3, 2001. After about six hours of deliberation on December 7, 2001, the jury returned a verdict in favor of India Abroad for the sum of $560,000, as reported with substantial accuracy in India Abroad. See IA, December 28, 2001, at 10 col. 1. After deducting $279,000 -- being the sums which had been withheld from Gujarat Samachar by India Abroad and which India Abroad had conceded -- Judge Preska entered judgment in favor of India Abroad in the sum of $281,000 ("Judgment").

          GS had also filed an Appeal against that Judgment, and India Abroad filed a Cross-Appeal on an issue of law, with the United States Court of Appeals for the Second Circuit. By order entered October 29, 2002, that Court dismissed GS's appeal.

                         INDIA ABROAD PUBLICATIONS INC.


                                                                  (Contd.....5)


                                      (5)


          GS had also filed a motion to vacate that Judgment before Judge Preska. India Abroad filed a cross-motion for sanctions. By an Order dated 31, 2003, Judge Preska denied the motion and although she found "has certainly toed the line between appropriate and inappropriate litigation practice," she did not find that its actions were "so frivolous and vexatious as to warrant sanctions." Accordingly, she denied the cross-motion.

          Gujarat Samachar appealed that decision. That appeal and India Abroad's cross-appeal were heard by the Second Circuit on April 7, 2004. By a Summary Order of April 13, 2004, that Court affirmed the judgment in all respects, finding Gujarat Samachar's appeal to "border on the frivolous". We do not anticipate any further legal proceedings on this.

          Gujarat Samachar has also deposited the entire amount due under the December 26, 2001 judgment with the Court Clerk, whereupon India Abroad agreed to stay enforcement thereof. Presently the process is on for getting this deposit paid to India Abroad.

     7.   Other contingencies

          In connection with the Company's acquisition of India Abroad in April 2001, the Company has been advised by a hold-out shareholder that he believes his shares in India Abroad are worth approximately US$1.2 million. The Company disputes this assertion and has offered the claimant approximately US$50,000 for his shares. The Company does not know if this offer will be acceptable to the shareholder or if the shareholder will file a legal action against the Company if the matter is not resolved.

     8. The prior year figures have been regrouped and reclassified to conform those of the current year.

     9.   Balance Sheet Abstract and Company's General Business Profile

          (I)  Registration Details

                                      --------------                ----------
               Registration  No.-TAX  |     N.A    |   State Code   |   N.A   |
               ID No                  --------------                ----------

                                      -------------
               Balance Sheet Date     | 31/03/2006 |
               (dd/mm/yy)             -------------

                         INDIA ABROAD PUBLICATIONS INC.


                                                                  (Contd.....6)


                                      (6)


          (II) Capital raised during the year (Amount in US$)

                      Public Issue                           Rights Issue
               ----------------------------------------------------------------
                           Nil                 |                  Nil
               ----------------------------------------------------------------

                     Bonus Issue                          Private Placement
               ----------------------------------------------------------------
                           Nil                 |                  Nil
               ----------------------------------------------------------------

          (III) Position of Mobilisation and Deployment of Funds (Amount in
                US$)

                    Total Liabilities $                   Total Assets $
                ---------------------------------------------------------------
                            254,427            |              254,427
                ---------------------------------------------------------------

                Sources of Funds

                   Paid - up Capital $                   Reserves & Surplus
                ---------------------------------------------------------------
                           41,981              |              212,446
                ---------------------------------------------------------------

                     Secured Loans                       Unsecured Loans
                ---------------------------------------------------------------
                           Nil                 |                Nil
                ---------------------------------------------------------------

                Application of Funds

                    Net Fixed Assets $                    Investments $
                ---------------------------------------------------------------
                         295,123               |              129,793
                ---------------------------------------------------------------

                    Net Current Assets $                 Misc. Expenditure
                ---------------------------------------------------------------
                       (1,459,389)             |               47,962
                ---------------------------------------------------------------

                    Accumulated Losses $
                -------------------------------
                        1,240,938              |
                -------------------------------

          (IV) Performance of Company (Amount in US$) for the year ended March 31, 2006.

                          Turnover $                  Total Expenditure $
               ----------------------------------------------------------------
                          4,745,212            |            4,641,397
               ----------------------------------------------------------------

                    Profit / Loss Before Tax  $     Profit / Loss After Tax $
                                  --------------                  -------------
                +            -    | 103,815    |   +     -        |  102,655  |
               ----------------------------------------------------------------
                0                 |            |   0              |
               --------------------            --------------------

               (Please tick Appropriate box + for Profit - for Loss)

                    Earning per Share                  Dividend @ %
               ----------------------------------------------------------------
                           0.03                |                Nil
               ----------------------------------------------------------------

                         INDIA ABROAD PUBLICATIONS INC.

                                                                  (Contd.....7)

                                      (7)


          (V) Generic Names of Three Principal Products / Services of Company (as per monetary terms )

                                               --------------------------------
               Item Code No. (ITC)             | N/A                           |
               Product Description             |                               |
                                                -------------------------------
                                               | News Paper                    |
                                               --------------------------------


                                                 For and on behalf of the board


                                                              Ajit Balakrishnan
                                                                       Director

Mumbai, India
Dated: September 5, 2006

                                                         India in New York Inc.


BOARD OF DIRECTORS

Mr. Ajit Balakrishnan


SECRETARY

Mr. Joy Basu


AUDITORS

PATKAR & PENDSE
INDIA


                               Directors' Report

The Board of Directors presents India in New York Inc. audited financial statements for the year ended 31st March 2006.


PRINCIPAL ACTIVITIES

India in New York Inc. is a weekly newspaper-publishing unit, which is a wholly owned subsidiary of India Abroad Publications Inc. The Company publishes is a free newspaper, distributed in the New York Metropolitan area.


REVIEW OF BUSINESS

The Profit & Loss account is set out along with this report and shows that during the year the Company earned gross revenue of US $ 317,983/-. Gross Profit (before depreciation, amortisation, impairment write down and taxes) is US $ 203,676/-. After giving effect to other adjustments, the net profit of US $ 203,676/- was carried to Balance Sheet.

DIVIDENDS

Your Directors do not recommend any dividend.


For and on behalf of the Board of Directors



Director

Date: 5th September, 2006

                            REPORT OF THE AUDITORS


The Board of Directors,
India In New York Inc.


We have audited the attached Balance Sheet of INDIA IN NEW YORK INC., a wholly owned subsidiary of India Abroad Publications Inc. incorporated in the United States, as at March 31, 2006 and also the Profit & Loss Account of the Company for the year ended on that date annexed thereto. These financial statements are the responsibility of the Company's Management. Our responsibility is to express an opinion on these financial statements based on our audit and report that :

We conducted our audit in accordance with auditing standards generally accepted in India. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes, examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

Further we report that:

(a) We have obtained all the information & explanations, which to the best of our knowledge & belief were necessary for the purposes of our audit.

(b) The Balance Sheet and Profit & Loss Account dealt with by this report are in agreement with the books of account.

(c) In our opinion, the Balance sheet and Profit and Loss Account comply with Accounting Standards referred to in Schedule 9 to the Accounts.

(d) In our opinion and to the best of our information and according to the explanations given to us the said accounts read with the notes thereon, give a true and fair view in conformity with the accounting principles generally accepted in India:

     i. in the case of the Balance Sheet of the state of affairs of the Company as at 31st March, 2006;

                                     and

     ii. in the case of Profit and Loss Account, of the profit of the Company for the year ended on that date;

                                                            For Patkar & Perdse
                                                          Chartered Accountants
                                                                    B.M. Pendse
                                                                        Partner.
                                                                    M.No. 32625
Place :  Mumbai
Date  :  September 5, 2006


                                            India In New York, Inc

                                      Balance Sheet as at March 31, 2006

-----------------------------------------------------------------------------------------------------------------------
                                                      Schedule         As at                          As at
                                                         No.         31.03.2006                    31.03.2005
                                                                        US $                          US $
-----------------------------------------------------------------------------------------------------------------------
I. SOURCES OF FUNDS

Shareholders' funds :

Share Capital                                             1                        -                             -

Reserves & Surplus                                        2                  792,648                       588,972



                                                                ---------------------          --------------------
                                            TOTAL                            792,648                       588,972
                                                                =====================          ====================

II. APPLICATION OF FUNDS

Current assets, loans and advances :

Sundry debtors                                            3                   36,955                        39,215
Cash and bank balances                                    4                   13,374                        14,794
Loans and advances                                        5                  753,645                       551,049
                                                                ---------------------          --------------------

                                                                             803,974                       605,058

Less : Current liabilities and provisions :

Liabilities                                               6                   11,326                        16,086
                                                                ---------------------          --------------------
Net current assets                                                           792,648                       588,972


                                                                ---------------------          --------------------
                                             TOTAL                           792,648                       588,972
                                                                =====================          ====================

Accounting policies and notes to
balance sheet and profit and loss account                 9


As per our attached report of even date
For Patkar & Pendse                               For and on behalf of the board
Chartered Accountants


B.M.Pendse                                        A.Balakrishnan
Partner                                           Director
M.No. 32625

Mumbai, India                                     Mumbai, India
Dated: September 5, 2006                          Dated: September 5, 2006


                             India In New York, Inc

             Profit & Loss Account for the year ended March 31, 2006

----------------------------------------------------------------------------------------------------------------------

                                                             Schedule
                                                                No.         31.03.06                  31.03.05

                                                                             US $                      US $
----------------------------------------------------------------------------------------------------------------------
INCOME

Operating revenues                                               7             317,983                   279,534


                                                                       ----------------         -----------------
                                                                               317,983                   279,534
                                                                       ----------------         -----------------

EXPENDITURE

Operating and other expenses                                     8
                                                                               114,308                    93,248

                                                                       ----------------         -----------------
                                                                               114,308                    93,248
                                                                       ----------------         -----------------

Profit for the year before tax                                                 203,676                   186,286

Provision for tax
                                                                                     -                         -

                                                                       ----------------         -----------------
Profit after tax                                                               203,676                   186,286

Surplus  brought forward from previous                                         563,972                   377,686
year

----------------------------------------------------------------------------------------------------------------------
Balance carried to balance sheet                                               767,648                   563,972
----------------------------------------------------------------------------------------------------------------------

Accounting policies and notes to
balance sheet and profit and loss account                        9


As per our attached report of even date
For Patkar & Pendse                               For and on behalf of the board
Chartered
Accountants


B.M.Pendse
                                                  A.Balakrishnan
Partner                                           Director
M.No. 32625

Mumbai, India                                     Mumbai, India
Dated: September 5, 2006                          Dated: September 5, 2006


                             India In New York Inc.

  Schedules 1 to 9 forming part of the Balance Sheet and Profit & Loss Account for the year ended 31st March, 2006

----------------------------------------------------------------------------------------------------------------------
                                                                   As at                       As at
                                                                31.03.2006                  31.03.2005

                                                                    US $                        US $
----------------------------------------------------------------------------------------------------------------------
SCHEDULE  1 : SHARE CAPITAL

Authorized :
200 common shares with no par value                                          -                           -
                                                             ==================          ==================

Issued and subscribed :
100 common shares with no par value                                          -                           -

                                                             ------------------          ------------------
                                TOTAL                                        -                           -
                                                             ==================          ==================


SCHEDULE 2: RESERVES & SURPLUS

Securities Premium                                                      25,000                      25,000

Surplus in Profit & Loss Account                                       767,648                     563,972

                                                             ------------------          ------------------
                                TOTAL                                  792,648                     588,972
                                                             ==================          ==================

SCHEDULE 3 : SUNDRY DEBTORS
Sundry debtors (unsecured considered good) :

Outstanding over six months                                                  -                           -
Other debts                                                             36,955                      39,215

                                                             ------------------          ------------------
                                TOTAL                                   36,955                      39,215
                                                             ==================          ==================


SCHEDULE 4 : CASH AND BANK BALANCES

Bank balances :
With European American Bank
On current account
                                                                        13,374                      14,794

                                                             ------------------          ------------------
                                TOTAL                                   13,374                      14,794
                                                             ==================          ==================

SCHEDULE 5 : LOANS AND ADVANCES
             (Unsecured considered good )

Due from parent company - India Abroad Inc.                            752,432                     549,836

Advances recoverable in cash or in
kind or for value to be received                                         1,213                       1,213

                                                             ------------------          ------------------
                                TOTAL                                  753,645                     551,049
                                                             ==================          ==================


                             India In New York Inc.

  Schedules 1 to 9 forming part of the Balance Sheet and Profit & Loss Account for the year ended 31st March, 2006

----------------------------------------------------------------------------------------------------------------------
                                                                   As at                       As at
                                                                31.03.2006                  31.03.2005

                                                                    US $                        US $
----------------------------------------------------------------------------------------------------------------------
SCHEDULE 6 : LIABILITIES

Sundry Creditors
- Other than small scale industrial undertakings.                            -                           -

Advance from customers                                                  11,326                      16,086

                                                             ------------------          ------------------
                                TOTAL                                   11,326                      16,086
                                                             ==================          ==================

                             India In New York Inc.

  Schedules 1 to 9 forming part of the Balance Sheet and Profit & Loss Account for the year ended 31st March, 2006

--------------------------------------------------------------------------------------------------------------
                                                                      As at                       As at
                                                                    31.03.2006                  31.03.2005

                                                                       US $                        US $
--------------------------------------------------------------------------------------------------------------
SCHEDULE  7 : OPERATING REVENUE

Display Income                                                            317,905                     277,921

Royalty Income                                                                 78                       1,613

                                                                ------------------          ------------------
                                            TOTAL                         317,983                     279,534
                                                                ==================          ==================


SCHEDULE  8 : OPERATING AND OTHER EXPENSES

Printing & Stationery                                                     102,114                      78,357
Postage                                                                       150                         300
Delivery & Freight                                                          8,887                       3,258
Office Expenses                                                                 9                       1,578
Editorial Expenses                                                          1,386                       1,489
Telephone Expenses                                                                                      1,075
Travel & Entertainment Expenses                                             1,692                       3,447
Advertisements                                                                                          3,384
Bad Debts                                                                      70                         360

                                                                ------------------          ------------------
                                            TOTAL                         114,308                      93,248
                                                                ==================          ==================

                             INDIA IN NEW YORK, INC

SCHEDULE 9: ACCOUNTING POLICIES AND NOTES TO BALANCE SHEET AND PROFIT AND LOSS ACCOUNT


A.       ACCOUNTING POLICIES

1.       Basis of preparation of financial statements

          The accompanying financial statements have been prepared under the historical cost convention, in accordance with the accounting principles generally accepted in India ("Indian GAAP"), the Accounting Standards issued by the Institute of Chartered Accountants of India and the provisions of the Companies Act, 1956.


2.       Use of estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


3.       Revenue recognition

         Revenues comprise of revenues from advertisements.

         Revenue from advertisements are recognized upon publishing of the advertisements in the newspaper.


4.       Foreign currency transactions

         Transactions in foreign currency are recorded at the original rates of exchange in force at the time transactions are effected.

         Exchange differences arising on repayment of liabilities incurred for the purpose of acquiring fixed assets are adjusted in the carrying amount of the respective fixed asset. The carrying amount of fixed assets is also adjusted at the end of each financial year for any change in the liability arising out of expressing the related outstanding foreign currency liabilities at the closing rates of exchange prevailing at the date of the Balance Sheet or at the rates specified in the related forward contract.

         Monetary items (other than those related to acquisition of fixed assets) denominated in a foreign currency are restated using the exchange rates prevailing at the date of Balance Sheet or rates specified in the related forward contract. Gains / losses arising on restatement and on settlement of such items are recognized in the Profit and Loss Account.

                                                                   (Contd.....2)

                             INDIA IN NEW YORK, INC

                                       (2)

5.       Income taxes

         Income taxes are accounted for in accordance with US tax laws on Income accrued.

         Current tax is measured at the amount expected to be paid to / recovered from the revenue authorities, using applicable tax rates and laws in US. Tax liabilities and provision is accounted for by the Holding company.



 B. NOTES TO BALANCE SHEET AND PROFIT AND LOSS ACCOUNT

1.       Organization and Business

         India In New York Inc ("the Company") was incorporated as a New York Corporation on May 1st 1997. In February 2001, the Company was acquired by Rediff Holdings Inc, a wholly owned subsidiary of Rediff.Com India Limited.

         The Company is one of the leading free news publication catering to the Asian-American community focusing on India and the global Indian community.

2. Additional information pursuant to the provisions of paragraph 4C and 4D of Schedule VI of the Companies Act., 1956 to the extent not applicable are not given.


3.       Litigation:

         There are no pending litigations against the company.


4. The prior year figures have been regrouped and reclassified to conform with those of current year.


5. Balance Sheet Abstract and Company's General Business Profile

(I) Registration Details

                                       ------------              -------------
           Registration No.-TAX ID No |    N.A.    | State Code |     N.A.    |
                                       ------------              -------------


                                           -----------------------
           Balance Sheet Date             |  31/03/2006           |
                                           -----------------------
           (dd/mm/yy)

                                                                   (Contd.....3)

                             INDIA IN NEW YORK, INC

                                       (3)


(II) Capital raised during the year (Amount in US $)

                     Public Issue                        Rights Issue
           ---------------------------------   --------------------------------
          |               Nil               | |              Nil               |
           ---------------------------------   --------------------------------

                     Bonus Issue                       Private Placement
           ---------------------------------   --------------------------------
          |               Nil               | |              Nil               |
           ---------------------------------   --------------------------------

(III) Position of Mobilisation and Deployment of Funds (Amount in US$)

                  Total Liabilities  $                   Total Assets $
           ---------------------------------   --------------------------------
          |             792,648             | |            792,648             |
           ---------------------------------   --------------------------------

           Sources of Funds

                 Paid - up Capital    $                Reserves & Surplus
           ---------------------------------   --------------------------------
          |                       -         | |              792,648           |
           ---------------------------------   --------------------------------

                     Secured Loans                       Unsecured Loans
           ---------------------------------   --------------------------------
          |               Nil               | |                Nil             |
           ---------------------------------   --------------------------------

           Application of Funds

                  Net Fixed Assets     $                  Investments $
           ---------------------------------   --------------------------------
          |                -                | |                -               |
           ---------------------------------   --------------------------------

                  Net Current Assets  $                 Misc. Expenditure
           ---------------------------------   --------------------------------
          |             792,648             | |                -               |
           ---------------------------------   --------------------------------

                  Accumulated Losses $
           ---------------------------------
          |                -                |
           ---------------------------------


(IV) Performance of Company (Amount in US$) for the year ended March 31, 2006.

                     Turnover    $                     Total Expenditure $
           ---------------------------------   --------------------------------
          |             317,983             | |              114,308           |
           ---------------------------------   --------------------------------

               Profit / Loss Before Tax  $           Profit / Loss After Tax $
                           -----------------                 -----------------
           +        -     |    203,676      |  +        -   |     203,676      |
           --------------------------------------------------------------------
          |  [ ]          |                 |  [ ]          |
           ---------------                   ---------------

(Please tick Appropriate box + for Profit - for Loss)

                   Earning per Share                       Dividend @ %
           ---------------------------------   --------------------------------
          |                -                | |               Nil              |
           ---------------------------------   --------------------------------

                                                                   (Contd.....4)

                                       (4)

(V) Generic Names of Three Principal Products / Services of Company ( as per monetary terms )

                                               --------------------------------
           Item Code No. ( ITC )              |  N/A
                                               --------------------------------
           Product Description                |  News Paper                    |
                                               --------------------------------


                                                  For and on behalf of the board


                                                               Ajit Balakrishnan
                                                                        Director


      Mumbai, India
      Dated: September 5, 2006

                                        India Abroad Publications (Canada), Inc.


BOARD OF DIRECTORS

Mr. Ajit Balakrishnan


SECRETARY

Mr. Joy Basu


AUDITORS

PATKAR & PENDSE
INDIA


                               Directors' Report

The Board of Directors presents India Abroad Publications (Canada), Inc. audited financial statements for the year ended 31st March 2006.


PRINCIPAL ACTIVITIES

India Abroad Publications (Canada), Inc. ("IA Canada), is a weekly newspaper-publishing unit, which is a wholly owned subsidiary of India Abroad Publications Inc. IA Canada sells advertising space and subscriptions for the India Abroad newspaper in the Canadian Market.


REVIEW OF BUSINESS

The Profit & Loss account is set out along with this report and shows that during the year the Company earned gross revenue of C$ 292,474/-. Gross Loss (before depreciation, amortisation, impairment write down and taxes) is C$ 37,217/-. After giving effect to other adjustments, the net loss of C$38,578/- was carried to Balance Sheet.


DIVIDENDS

Your Directors do not recommend any dividend.


For and on behalf of the Board of Directors



Director

Date: 5th September, 2006

                            REPORT OF THE AUDITORS


The Board of Directors,
India Abroad Publications (Canada) Inc.


We have audited the attached Balance Sheet of INDIA ABROAD PUBLICATIONS (CANADA) INC., a Company incorporated in the United States, as at March 31, 2006 and also the Profit & Loss Account of the Company for the year ended on that date annexed thereto. These financial statements are the responsibility of the Company's Management. Our responsibility is to express an opinion on these financial statements based on our audit and report that :

We conducted our audit in accordance with auditing standards generally accepted in India. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes, examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

Further, we report that:

(a) We have obtained all the information & explanations, which to the best of our knowledge & belief were necessary for the purposes of our audit.

(b) The Balance Sheet and Profit & Loss Account dealt with by this report are in agreement with the books of account.

(c) In our opinion, the Balance sheet and Profit and Loss Account comply with Accounting Standards referred to in Schedule 10 to the Accounts.

(d) In our opinion and to the best of our information and according to the explanations given to us the said accounts read with the notes thereon, give a true and fair view in conformity with the accounting principles generally accepted in India:

     i. in the case of the Balance Sheet of the state of affairs of the Company as at 31st March, 2006;

                                     and

     ii. in the case of Profit and Loss Account, of the loss of the Company for the year ended on that date;

                                                             For Patkar & Pendse
                                                           Chartered Accountants



                                                                     B.M. Pendse
                                                                        Partner.
                                                                     M.No. 32625
Place :  Mumbai
Date  :  September 5, 2006

                     India Abroad Publications (Canada) Inc

                       Balance Sheet as at March 31, 2006


------------------------------------------------------------------------------------------------
                                                      Schedule     As at              As at
                                                        No.     31.03.2006          31.03.2005
                                                                    C $                C $
------------------------------------------------------------------------------------------------
I. SOURCES OF FUNDS

Shareholders' funds :

Capital                                                  1          142,974           142,974

                                                               -------------    --------------
                                             TOTAL                  142,974           142,974
                                                               =============    ==============

II. APPLICATION OF FUNDS

Fixed assets :                                           2
Gross Block                                                          15,119            15,119
Less : Depreciation                                                   1,361                 -
                                                               -------------    --------------
                                                               -------------    --------------
Net Block                                                            13,758            15,119

Current assets, loans and advances :
Sundry debtors                                           3           31,711             1,470
Cash and bank                                            4           36,815            43,500
Loans and advances                                       5           (4,426)           46,823
                                                               -------------    --------------
                                                                     64,100            91,793
                                                               -------------    --------------

Less :  Current liabilities and provisions :
Liabilities                                              6           37,675            28,152

                                                               -------------    --------------
Net current assets                                                   26,425            63,641

Profit and loss account                                             102,791            64,214

                                                               -------------    --------------
                                           TOTAL                    142,974           142,974
                                                               =============    ==============

Accounting policies and notes to
balance sheet and profit and loss account               10

As per our attached report of even date
For Patkar & Pendse                                           For and on behalf of the board
Chartered Accountants


B.M.Pendse                                                    A.Balakrishnan
Partner                                                       Director
M.No. 32625

Mumbai, India                                                 Mumbai, India
Dated: September 5, 2006                                          Dated: September 5, 2006

2006

                            India Abroad Publications
                                  (Canada) Inc

             Profit & Loss Account for the year ended March 31, 2006

-----------------------------------------------------------------------------------------------
                                                     Schedule                      Previous
                                                        No.                          year
                                                                  31.03.2006      31.03.2005

                                                                     C $              C $
-----------------------------------------------------------------------------------------------

INCOME

Operating revenues                                       7          292,357           259,198

Misc. Income                                                            117                 -

                                                                ------------      ------------
                                                                    292,474           259,198
                                                                ------------      ------------

EXPENDITURE

Personnel expenses                                       8
                                                                     62,269            55,866

Operating and other expenses                             9
                                                                    267,422           314,156

Depreciation
                                                                      1,361                 -

                                                                ------------      ------------
                                                                    331,052           370,022
                                                                ------------      ------------

Profit / (Loss) for the year                                        (38,578)         (110,824)
before tax

Provision for tax / Tax paid
                                                                          -                24
                                                                ------------      ------------
Profit / (Loss )
after tax                                                           (38,578)         (110,848)

Suplus / (Deficit) brought forward from
previous year                                                       (64,214)           46,634

---------------------------------------------------------------------------------------------
Balance carried to balance sheet                                   (102,791)          (64,214)
---------------------------------------------------------------------------------------------

Basic and Diluted Earnings Per Share (C$)                             (0.24)            (0.68)

Accounting policies and notes
to
balance sheet and profit and loss account               10

As per our attached report of
even date
For Patkar & Pendse                                            For and on behalf of the board
Chartered Accountants


B.M.Pendse                                                     A.Balakrishnan
Partner                                                        Director
M.No. 32625
Mumbai, India                                                  Mumbai, India
Dated: September 5, 2006                                       Dated: September 5, 2006


                           India Abroad Publications
                                 (Canada) Inc

       Schedules 1 to 10 forming part of the Balance Sheet and Profit &
                                 Loss Account
                      for the year ended 31st March, 2006

--------------------------------------------------------------------------------
                                                 As at               As at
                                              31.03.2006          31.03.2005

                                                  C $                 C $
--------------------------------------------------------------------------------

SCHEDULE  1 : CAPITAL

   Issued and subscribed :
   162974 equity shares fully paid
                                                   142,974              142,974

                                            ---------------      ---------------
              TOTAL                                142,974              142,974
                                            ===============      ===============

                     India Abroad Publications (Canada) Inc

  Schedules 1 to 10 forming part of the Balance Sheet and Profit & Loss Account
  -----------------------------------------------------------------------------
                       for the year ended 31st March, 2006
                       -----------------------------------


Schedule 2: Fixed Assets                                                                    (C$)

-----------------------------------------------------------------------------------------------------------

                                             Furniture &      Office                      As at March 31,
                                               Fixtures       Equipment         Total           2005
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
Cost as at April 1, 2005                          1,500        13,619          15,119        12,093
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
Additions                                             -             -               -         3,026
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
Deductions                                            -             -               -             -
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
Total as at March 31, 2006                        1,500        13,619          15,119        15,119
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
Depreciation upto March 31, 2006                    214         1,147           1,361             -
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
Net value as at March 31, 2006                    1,286        12,472          13,758
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
Net value as at March 31, 2005                    1,500        13,619          15,119        15,119
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
Depreciation for the year                           214         1,147           1,361             -
-----------------------------------------------------------------------------------------------------------

                           India Abroad Publications
                                 (Canada) Inc

       Schedules 1 to 10 forming part of the Balance Sheet and Profit &
                                 Loss Account
                      for the year ended 31st March, 2006

----------------------------------------------------------------------------------------------
                                                                    As at            As at
                                                                 31.03.2006       31.03.2005

                                                                     C $              C $
----------------------------------------------------------------------------------------------

SCHEDULE 3 : SUNDRY DEBTORS
(Unsecured considered good)
Outstanding over six months                                               -                 -
Other debts                                                          31,711             1,470
                                                                  ----------        ----------
                                   TOTAL                             31,711             1,470
                                                                  ==========        ==========

SCHEDULE 4 : CASH AND BANK BALANCES

Bank balances :

With Canadian Imperial Bank of Commerce
On current account                                                    5,651            31,151

With Hongkong Bank
On current account                                                   31,164            12,349

                                                                  ----------        ----------
                                         TOTAL                       36,815            43,500
                                                                  ==========        ==========


SCHEDULE 5 : LOANS AND ADVANCES
        (Unsecured considered good)

Due from  parent company -                                           (4,426)            46,823
India Abroad Publications Inc.
                                                                  ----------        ----------
                                   TOTAL                            (4,426)            46,823
                                                                  ==========        ==========


SCHEDULE 6 : CURRENT LIABILITIES

Sundry Creditors
- Other than small scale industrial undertakings.                    35,140            25,617

Advance from customers                                                2,535             2,535

                                                                  ----------        ----------
                                   TOTAL                             37,675            28,152
                                                                  ==========        ==========




                     India Abroad Publications (Canada) Inc

  Schedules 1 to 10 forming part of the Balance Sheet and Profit & Loss Account for the year ended 31st March, 2006

-------------------------------------------------------------------------------------------------
                                                                As at                As at
                                                             31.03.2006           31.03.2005

                                                                 C $                  C $
-------------------------------------------------------------------------------------------------


SCHEDULE  7 : OPERATING REVENUE

Subscription Income                                            32,289              40,006

Classified Income                                              12,888              16,417

Display Income                                                237,871             194,570

Retail Sale                                                     9,309               8,205

                                                          ------------       -------------
                                             TOTAL            292,357             259,198
                                                          ============       =============


SCHEDULE  8 : PERSONNEL EXPENSES

Salaries and allowances
                                                               58,680              50,762

Statutory dues
                                                                3,589               5,104

                                                          ------------       -------------
                                             TOTAL             62,269              55,866
                                                          ============       =============



SCHEDULE  9 : OPERATING AND OTHER EXPENSES

Printing & Stationery                                         192,816             242,680
Postage                                                             -               4,146
Mailing & Distribution                                         34,655              31,999
Delivery & Freight                                                  -               2,927
Office Expenses                                                 8,155               8,636
Professional Fees for Tax Return                                    -               5,112
Editorial Expenses                                             19,279                 517
Telephone Expenses                                              3,046               3,868
Subscription Dues                                                   -                 731
Travel & Entertainment Expenses                                 1,770               8,559
Repairs & Maintenance Expenses                                      -                 344
Marketing Commission                                            6,897               3,542
Bank charges                                                      805               1,095
                                                          ------------       -------------
                                          TOTAL               267,422             314,156
                                                          ============       =============


                    INDIA ABROAD PUBLICATIONS (Canada) INC.

SCHEDULE 10: ACCOUNTING POLICIES AND NOTES TO BALANCE SHEET AND PROFIT AND LOSS ACCOUNT

A.   ACCOUNTING POLICIES

     1.   Basis of preparation of financial statements

          The accompanying financial statements have been prepared under the historical cost convention, in accordance with the accounting principles generally accepted in India ("Indian GAAP"), the Accounting Standards issued by the Institute of Chartered Accountants of India and the provisions of the Companies Act, 1956.

     2.   Use of estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     3.   Revenue recognition

          Revenues comprise from subscription to the India Abroad weekly news paper and income from advertisements. Revenue from advertisements are recognized upon publishing of the advertisements in the newspaper.

          Subscription revenues are derived from the revenues received from the news paper subscribers and is recognized ratably over the period of subscription. Subscriptions received towards lifetime subscribers are shown as deferred revenue and recognized ratably over a 10 year period.

     4.   Fixed assets and depreciation

          Fixed assets are stated at historical cost. The Company depreciates fixed assets using the straight-line method, over the estimated useful lives of assets. The estimated useful lives of assets are as follows:

               Furniture and fixtures.......................          7 years
               Office equipment.............................          5 years

     5.   Employee retirement benefits

          The company does not have any employee retirement benefit plan.

          Leave Encashment

          The company's policies does not allow leave encashment and the employees are encouraged to avail the eligible leave. Unavailed leave lapses at the end of the period and hence no provision has been made in the books.

                    INDIA ABROAD PUBLICATIONS (Canada) INC.

                                                                  (Contd.....2)

                                      (2)

     6.   Foreign currency transactions

          Transactions in foreign currency are recorded at the original rates of exchange in force at the time transactions are effected.

          Exchange differences arising on repayment of liabilities incurred for the purpose of acquiring fixed assets are adjusted in the carrying amount of the respective fixed asset. The carrying amount of fixed assets is also adjusted at the end of each financial year for any change in the liability arising out of expressing the related outstanding foreign currency liabilities at the closing rates of exchange prevailing at the date of the Balance Sheet or at the rates specified in the related forward contract.

          Monetary items (other than those related to acquisition of fixed assets) denominated in a foreign currency are restated using the exchange rates prevailing at the date of Balance Sheet or rates specified in the related forward contract. Gains / losses arising on restatement and on settlement of such items are recognized in the Profit and Loss Account.

     7.   Income taxes

          Income taxes are accounted for in accordance with Canadian tax laws on Income accrued and form part of the Holding Company tax liabilities.

          Current tax is measured at the amount expected to be paid to / recovered from the revenue authorities, using applicable tax rates and laws in Canada. Tax liabilities and provision is accounted for by the Holding company.


B.   NOTES TO BALANCE SHEET AND PROFIT AND LOSS ACCOUNT

1.   Organization and Business

     India Abroad Publications(Canada) Inc ("the Company") was incorporated in Canada on December 20th, 1983. In February 2001, the Company was acquired by Rediff Holdings Inc, a wholly owned subsidiary of Rediff.Com India Limited.

     The Company is one of the leading news publications, catering to the Asian-American community focusing on India and the global Indian community.

2. Additional information pursuant to the provisions of paragraph 4C and 4D of Schedule VI of the Companies Act., 1956 to the extent not applicable are not given.

3. The Company recognizes as revenues based on advertisements published and subscriptions ratably over the period of subscription. Hence requirements as to quantitative information are not applicable.

                    INDIA ABROAD PUBLICATIONS (Canada) INC.

                                                                  (Contd.....3)


                                      (3)


4.   Litigation:

     There are no pending litigations against the company.

5. The prior year figures have been regrouped and reclassified to confirm with those of the current year.

6.   Balance Sheet Abstract and Company's General Business Profile.

     (I)  Registration Details

                                   -----------------                 ---------
          Registration     No.-   |     N.A.        |   State Code  |   N.A.  |
          Business No             |                 |                ---------
                                   -----------------

                                   -----------------
          Balance Sheet Date      |  31/03/2006     |
          (dd/mm/yy)               -----------------

     (II) Capital raised during the year (Amount in C$)

               Public Issue                             Rights Issue
           --------------------------------------------------------------------
          |          Nil                    |                  Nil             |
           --------------------------------------------------------------------

               Bonus Issue                              Private Placement
           --------------------------------------------------------------------
          |          Nil                    |                       Nil        |
           --------------------------------------------------------------------

     (III) Position of Mobilisation and Deployment of Funds (Amount in C$)

               Total Liabilities  C$                    Total Assets C $
           --------------------------------------------------------------------
          |          142,974                |               142,974            |
           --------------------------------------------------------------------

          Sources of Funds

               Paid - up Capital C$                   Reserves & Surplus
           --------------------------------------------------------------------
          |          142,974                |               Nil                |
           --------------------------------------------------------------------

               Secured Loans                           Unsecured Loans
           --------------------------------------------------------------------
          |           Nil                   |               Nil                |
           --------------------------------------------------------------------

                    INDIA ABROAD PUBLICATIONS (Canada) INC.

                                                                  (Contd.....4)

                                      (4)


           Application of Funds

                Net Fixed Assets  C $                   Investments $
            -------------------------------------------------------------------
           |       13,758                   |              Nil                 |
            -------------------------------------------------------------------

                 Net Current Assets C $                   Misc. Expenditure
            -------------------------------------------------------------------
           |       26,425                   |                  Nil             |
            -------------------------------------------------------------------

                  Accumulated Losses C$
            --------------------------------
           |       102,791                  |
            --------------------------------

     (IV) Performance of Company (Amount in C$) for the year ended March 31,
          2006.

                   Turnover C $                   Total Expenditure C$
           --------------------------------------------------------------------
           |         292,474                |          331,052                 |
           --------------------------------------------------------------------

               Profit / Loss Before Tax C$       Profit / Loss After Tax C$
                         -------------------              ---------------------
             +       -  |     (38,578)      | +     -    |        (38,578)     |
           --------------------------------------------------------------------
           |         0  |                   |        0   |
           --------------                   --------------

           (Please tick Appropriate box + for Profit - for Loss)

                          Earning per Share                 Dividend @ %
                    -----------------------------------------------------------
                    |           (0.24)              |           Nil            |
                    -----------------------------------------------------------

     (V) Generic Names of Three Principal Products / Services of Company (as per monetary terms)

                                                 ------------------------------
          Item Code No. (ITC)                   |  N/A                         |
                                                 ------------------------------
          Product Description                   |  News Paper                  |
                                                 ------------------------------

7. Previous years figures have been regrouped and reclassified wherever necessary to conform to current years classifications.

                                                 For and on behalf of the board


                                                              Ajit Balakrishnan
                                                                       Director

Mumbai, India
Dated: September 5, 2006

                                                                 Rediff.com Inc.


BOARD OF DIRECTORS

Mr. Ajit Balakrishnan


SECRETARY

Mr. Joy Basu


AUDITORS

PATKAR & PENDSE
INDIA


                                Directors' Report

The Board of Directors present Rediff.com Inc.'s audited financial statements of the year ended 31st March 2006.


PRINCIPAL ACTIVITIES

Rediff.com Inc., is a wholly owned subsidiary of Rediff Holdings Inc. Rediff.com Inc. derives revenue from a website targeted at the Indian American community.


REVIEW OF BUSINESS

The Profit & Loss account is set out along with this report and shows that the Company earned gross revenue of US $ 1,239,361/-. Gross Profit (before depreciation, amortisation, impairment write down and taxes) is US $ 468,004 /-. After giving effect to other adjustments, the net profit of US $ 468,004/- was carried to Balance Sheet.


DIVIDENDS

Your Directors do not recommend any dividend.



For and on behalf of the Board of Directors



Director

Date: 5th September, 2006

                            REPORT OF THE AUDITORS
                            ----------------------


The Board of Directors,
Rediff.Com Inc.

We have audited the attached Balance Sheet of REDIFF.com INC., a wholly owned subsidiary of Rediff Holdings Inc. incorporated in the United States, as at March 31, 2006 and also the Profit & Loss Account of the Company for the year ended on that date annexed thereto. These financial statements are the responsibility of the Company's Management. Our responsibility is to express an opinion on these financial statements based on our audit and report that :

We conducted our audit in accordance with auditing standards generally accepted in India. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes, examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

Further, we report that :
(a) We have obtained all the information & explanations, which to the best of our knowledge & belief were necessary for the purposes of our audit.

(b) The Balance Sheet and Profit & Loss Account dealt with by this report are in agreement with the books of account.

(c) In our opinion, the Balance sheet and Profit and Loss Account comply with Accounting Standards referred to in Schedule 9 to the Accounts.

(d) In our opinion and to the best of our information and according to the explanations given to us the said accounts read with the notes thereon, give a true and fair view in conformity with the accounting principles generally accepted in India:

      i. in the case of the Balance Sheet of the state of affairs of the Company as at 31st March, 2006;

                                      and

      ii. in the case of Profit and Loss Account, of the profit of the Company for the year ended on that date;

                                                             For Patkar & Pendse
                                                           Chartered Accountants


                                                                     B.M. Pendse
                                                                        Partner.
                                                                     M.No. 32625
Place : Mumbai
Date  : September 5, 2006


                                           Rediff.com Inc.

                                  Balance Sheet as at March 31, 2006

-------------------------------------------------------------------------------------------------------------------

                                                      Schedule         As at                          As at
                                                         No.         31.3.2006                      31.3.2005
                                                                        US $                          US $
-------------------------------------------------------------------------------------------------------------------
I. SOURCES OF FUNDS

Shareholders' funds :

Capital                                                   1                        5                             5

Reserves & Surplus
Securities premium
                                                                           3,332,145                     3,332,145

                                                                ---------------------          --------------------
                                            TOTAL                          3,332,150                     3,332,150
                                                                =====================          ====================

II. APPLICATION OF FUNDS

Fixed assets :                                            2
Gross Block                                                                  601,011                       601,011
Less : Depreciation                                                          601,011                       601,011
                                                                ---------------------          --------------------
Net Block                                                                          -                             -

Current assets, loans and advances :
Sundry debtors                                            3                  367,171                       182,925
Cash and bank                                             4                   67,634                         8,188
Loans and advances                                        5                  766,129                       845,727
                                                                ---------------------          --------------------
                                                                           1,200,934                     1,036,840
Less : Current liabilities and provisions :
Liabilities                                               6                  765,681                     1,069,589
Provisions                                                                       382                           382
                                                                ---------------------          --------------------
                                                                             766,063                     1,069,971
                                                                ---------------------          --------------------
Net current assets                                                           434,871                      (33,131)
                                                                ---------------------          --------------------

Profit and loss account                                                    2,897,279                     3,365,281

                                                                ---------------------          --------------------
                                             TOTAL                         3,332,150                     3,332,150
                                                                =====================          ====================

Accounting policies and notes to
balance sheet and profit and loss account                 9


As per our attached report of even date
For Patkar & Pendse                               For and on behalf of the board
Chartered Accountants


B.M.Pendse                                        A.Balakrishnan
Partner                                           Director
M.No. 32625

Mumbai, India                                     Mumbai, India
Dated: September 5, 2006                          Dated: September 5, 2006


                                 Rediff.com Inc

             Profit & Loss Account for the year ended March 31, 2006

--------------------------------------------------------------------------------------------------------
                                                Schedule
                                                   No.
                                                               31.3.06                     31.3.05

                                                                 US $                       US $
--------------------------------------------------------------------------------------------------------
INCOME

Display income                                                    1,214,361                   1,036,002

Misc. income                                                         25,000                           0

                                                           -----------------          ------------------
                                                                  1,239,361                   1,036,002
                                                           -----------------          ------------------

EXPENDITURE

Personnel expenses                                  7               725,966                     647,349

Operating and other expenses                        8                45,390                      53,722

Depreciation                                                              -                           -

                                                           -----------------          ------------------
                                                                    771,357                     701,071
                                                           -----------------          ------------------

Profit/ Loss for the year before tax                                468,004                     334,931

Provision for tax/ Taxes paid                                             -                         127
                                                           -----------------          ------------------

                                                                    468,004                     334,804

Deficit brought forward from previous year                       (3,365,281)                 (3,700,085)

--------------------------------------------------------------------------------------------------------
Balance carried to balance sheet                                 (2,897,277)                 (3,365,281)
--------------------------------------------------------------------------------------------------------

Basic and Diluted Earnings Per Share (US$)                            93.60                       66.99

Accounting policies and notes
to
balance sheet and profit and loss account                           9


As per our attached report of even date
For Patkar & Pendse                               For and on behalf of the board
Chartered Accountants


B.M.Pendse                                        A.Balakrishnan
Partner                                           Director
M.No. 32625

Mumbai, India                                     Mumbai, India
Dated: September 5, 2006                          Dated: September 5, 2006

                                 Rediff.com Inc.


  Schedules 1 to 9 forming part of the Balance Sheet and Profit & Loss Account for the year ended 31st March, 2006

--------------------------------------------------------------------------------
                                                  As at              As at
                                               31.03.2006         31.03.2005

                                                   US $               US $
--------------------------------------------------------------------------------
SCHEDULE  1 : CAPITAL

Authorized :
10000 shares @ $0.001 per share                            10                10
                                               ===============    ==============

Issued and
subscribed :
5000 shares @ $0.001 per share; par value                   5                 5

                                               ---------------    --------------
                                TOTAL                       5                 5
                                               ===============    ==============

                                 Rediff.com Inc.


      Schedules 1 to 9 forming part of the Balance Sheet and Profit & Loss
                   Account for the year ended 31st March, 2006

Schedule 2: Fixed Assets

                                                                               (US$)
------------------------------------------------------------------------------------------
                                    Furniture      Computer                    As at March
                                   & Fixtures      Equipment      03.31.2006    31, 2005
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
Cost as at April 1, 2005                44,421      556,590        601,011        601,011
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
Additions                                    -            -              -              -
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
Deductions                                   -            -              -              -
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
Total as at March 31, 2006              44,421      556,590        601,011        601,011
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
Depreciation upto March 31, 2006        44,421      556,590        601,011        601,011
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
Net value as at March 31, 2006               -            -              -              -
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------


                                        Rediff.com Inc.

             Schedules 1 to 9 forming part of the Balance Sheet and Profit & Loss Account for the year ended 31st March, 2006

----------------------------------------------------------------------------------------------------------
                                                                  As at                       As at
                                                               31.03.2006                  31.03.2005

                                                                   US $                        US $
----------------------------------------------------------------------------------------------------------
SCHEDULE 3 : SUNDRY DEBTORS

Sundry debtors
(Unsecured considered good)
Outstanding over six month                                             19,969                      32,780
Other debts                                                           377,702                     185,145
                                                            ------------------          ------------------
                                                                      397,671                     217,925

Less : Provision for doubtful debts                                    30,500                      35,000
                                                            ------------------          ------------------
                                                                      367,171                     182,925
                                                            ==================          ==================

SCHEDULE 4 : CASH AND BANK BALANCES

Bank balances :

With Citibank
In current account                                                     67,634                       8,188

                                                            ------------------          ------------------
                                    TOTAL                              67,634                       8,188
                                                            ==================          ==================


SCHEDULE 5 : LOANS AND ADVANCES

(Unsecured)

Due from  group companies                                             766,088                     845,727

Advances recoverable in cash or in
kind or for value to be received                                           41                           -

                                                            ------------------          ------------------
                                    TOTAL                             766,129                     845,727
                                                            ==================          ==================

Notes :
1. (a) Considered good                                                766,129                     845,727
   (b) Considered doubtful                                                  -                           -
                                                            ------------------          ------------------
                                                                      766,129                     845,727
                                                            ==================          ==================


SCHEDULE 6 : CURRENT LIABILITIES

Sundry Creditors
- Other than small scale industrial undertakings.                      57,223                      96,547

Due to parent / group companies                                       708,458                     973,042

                                                            ------------------          ------------------
                                    TOTAL                             765,681                   1,069,589
                                                            ==================          ==================


                                         Rediff.com Inc.

                 Schedules 1 to 9 forming part of the Balance Sheet and Profit & Loss
                            Account for the year ended 31st March, 2006

--------------------------------------------------------------------------------------------------------------
                                                                      As at                       As at
                                                                   31.03.2006                  31.03.2005

                                                                       US $                        US $
--------------------------------------------------------------------------------------------------------------
SCHEDULE 7 : PERSONNEL EXPENSES

Salaries and allowances                                                   676,704                     597,244

Statutory dues                                                             49,262                      50,105

                                                                ------------------          ------------------
                                            TOTAL                         725,966                     647,349
                                                                ==================          ==================



SCHEDULE 8 : OPERATING AND OTHER EXPENSES


Travelling expenses                                                           696                       3,780
Web hosting expenses                                                            -                       5,600
Payroll processing fee                                                      3,196                       2,777
Insurance charges                                                               -                       7,053
Advertising                                                                                             1,018
Office espenses                                                             7,227                       8,494
Bad debts                                                                  25,000                      25,000
Professional fees                                                           9,272
                                                                ------------------          ------------------
                                                                           45,390                      53,722
                                                                ==================          ==================

                                Rediff.com Inc.


SCHEDULE 9: ACCOUNTING POLICIES AND NOTES TO BALANCE SHEET AND PROFIT AND LOSS ACCOUNT

A.   ACCOUNTING POLICIES

     1.   Basis of preparation of financial statements

          The accompanying financial statements have been prepared under the historical cost convention, in accordance with the accounting principles generally accepted in India ("Indian GAAP"), the Accounting Standards issued by the Institute of Chartered Accountants of India and the provisions of the Companies Act, 1956.

     2.   Use of estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     3.   Revenue recognition

          Revenues comprise of revenues from online advertising. Online advertising includes advertisement and sponsorships.

          Online advertising

          Advertisement and sponsorship income is derived from customers who advertise on the Company's website or to whom direct links from the Company's website to their own websites are provided .

          Revenue from advertisement and sponsorships is recognized ratably over the contractual period of the advertisement, commencing when the advertisement is placed on the website. Revenues are also derived from sponsor buttons placed in specific areas of the Company's website, which generally provide users with direct links to sponsor websites. These revenues are recognized ratably over the period in which the advertisement is displayed, provided that no significant Company obligations remain and collection of the resulting receivable is probable. Company obligations may include guarantees of a minimum number of impressions, or times, that an advertisement appears in pages viewed by users of the Company's portal. To the extent that minimum guaranteed impressions are not met, the Company defers recognition of the corresponding revenues until the guaranteed impression levels are achieved.

                                Rediff.com Inc.

                                                                  (Contd.....2)

                                      (2)

     4.   Fixed assets and depreciation

          Fixed assets are stated at historical cost. The Company depreciates fixed assets using the straight-line method, over the estimated useful lives of assets. The estimated useful lives of assets are as follows:

                    Furniture and fixtures................    7 years
                    Computer equipment....................    3 to 5 years

     5.   Income taxes

          Income taxes are accounted for in accordance with US tax laws on Income accrued and form part of the Parent company Income tax liability.

          Current tax is measured at the amount expected to be paid to / recovered from the revenue authorities, using applicable tax rates and laws in US. Tax liabilities and provision is accounted for by the Holding Company.

B.   NOTES TO BALANCE SHEET AND PROFIT AND LOSS ACCOUNT

     1.   Organization and Business

          Rediff.com Inc ("the Company") was incorporated on July 30, 1999. On February 27, 2001, Rediff Holdings Inc. acquired thinkindia.com Inc ("thinkindia") which was renamed as Rediff.Com Inc. Rediff.Com provides the Rediff Group with technology, marketing and content support in the United States.

          The Company is one of the leading Internet destinations, or portals, focusing on India and the global Indian community. Its websites consists of interest specific channels relevant to Indian interests such as cricket, astrology, matchmaker and movies, content on various matters like news and finance, search facilities, a range of community features such as e-mail, chat, messenger and e-commerce.

     2. The Company recognizes as revenues from advertisements and online marketing and hence requirements as to quantitative information are not applicable.

     3. Additional information pursuant to the provisions of paragraph 4C and 4D of Schedule VI of the Companies Act., 1956 to the extent not applicable are not given.

     4.   Litigation:

          There are no pending litigations against the company.

                                Rediff.com Inc.

                                                                  (Contd.....3)


                                      (3)

     5. Prior year figures have been regrouped and reclassified to conform those of the current year.

     6.   Balance Sheet Abstract and Company's General Business Profile.

          (I)  Registration Details

                                     --------------              --------------
               Registration No./Tax  |     N.A.   |  State Code  |     N.A.    |
               ID No                 --------------              --------------

                                       -------------
               Balance Sheet Date      | 31/03/2006 |
               (dd/mm/yy)              -------------

          (II) Capital raised during the year (Amount in US$)

                   Public Issue                           Rights Issue
               ----------------------------------------------------------------
               |        Nil                    |               Nil             |
               ----------------------------------------------------------------

                   Bonus Issue                          Private Placement
               ----------------------------------------------------------------
               |        Nil                    |               Nil             |
               ----------------------------------------------------------------

          (III) Position of Mobilisation and Deployment of Funds (Amount in
                US$)

                    Total Liabilities US $             Total Assets US $
                ---------------------------------------------------------------
                |         3,332,150            |         3,332,150             |
                ---------------------------------------------------------------

                Sources of Funds

                   Paid - up Capital $                 Reserves & Surplus
                ---------------------------------------------------------------
                |                    5         |         3,332,145             |
                ---------------------------------------------------------------

                      Secured Loans                     Unsecured Loans
                ---------------------------------------------------------------
                |                 Nil          |              Nil              |
                ---------------------------------------------------------------

                Application of Funds

                  Net Fixed Assets                      Investments
                ---------------------------------------------------------------
                |                  0           |                 0             |
                ---------------------------------------------------------------

                   Net Current Assets  $                Misc. Expenditure
                ---------------------------------------------------------------
                |            434,871           |                 0             |
                ---------------------------------------------------------------

                    Accumulated Losses
                -------------------------------
                |          2,897,279           |
                -------------------------------

                                Rediff.com Inc.

                                                                  (Contd.....4)

                                      (4)

          (IV) Performance of Company (Amount in US $) for the year ended March 31, 2006

                       Turnover $                    Total Expenditure $
               ----------------------------------------------------------------
                        1,239,361              |         771,357               |
               ----------------------------------------------------------------

                  Profit / Loss Before Tax            Profit / Loss After Tax
                                   -------------                 --------------
                +            -    | 468,004    |  +          -   | 468,004     |
               ----------------------------------------------------------------
                0                 |            |  0              |
               --------------------            ------------------

               (Please tick Appropriate box + for Profit - for Loss)

                     Earning per Share                 Dividend @ %
               ----------------------------------------------------------------
               |           $93.60              |               Nil             |
               ----------------------------------------------------------------

          (V) Generic Names of Three Principal Products / Services of Company (as per monetary terms)

                                               --------------------------------
               Item Code No. (ITC)             | N/A                           |
               Product Description             --------------------------------
                                               | Online Advertising            |
                                               --------------------------------


                                                 For and on behalf of the board


                                                              Ajit Balakrishnan
                                                                       Director

Mumbai, India
Dated: September 5, 2006

                                               Value Communications Corporation



BOARD OF DIRECTORS

Mr. Ajit Balakrishnan


SECRETARY

Mr. Joy Basu


AUDITORS

Patkar & Pendse
India


                               Directors' Report

The Board presents the audited financial statements for the year ended on 31st March 2006.


REVIEW OF BUSINESS

Following the sale of its long distance phone card business in April 2004, the Company is currently not engaged in any business.


DIVIDENDS

Your Directors do not recommend any dividend.



For and on behalf of the Board of Directors


Director

Date: 5th September, 2006

                             REPORT OF THE AUDITORS
                             ----------------------


The Board of Directors,
Value Communications Corporation


We have audited the attached Balance Sheet of VALUE COMMUNICATIONS CORPORATION, a wholly owned subsidiary of Rediff.com India Limited incorporated in the United States, as at March 31, 2006 and also the Profit & Loss Account of the Company for the year ended on that date annexed thereto. These financial statements are the responsibility of the Company's Management. Our responsibility is to express an opinion on these financial statements based on our audit and report that :

We conducted our audit in accordance with auditing standards generally accepted in India. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes, examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

Further, we report that :
(a) We have obtained all the information & explanations, which to the best of our knowledge & belief were necessary for the purposes of our audit.

(b) The Balance Sheet and Profit & Loss Account dealt with by this report are in agreement with the books of account.

(c) In our opinion, the Balance sheet and Profit and Loss Account comply with Accounting Standards referred to in Schedule 8 to the Accounts.

(d) Although the business of the Company was sold along with certain assets on 8th April, 2004; (refer note no.2 to the accounts) these financial statements for the year have been prepared by the Management as if the Company continues to be a `going concern'.

(e) In our opinion and to the best of our information and according to the explanations given to us the said accounts read with the notes thereon, give a true and fair view in conformity with the accounting principles generally accepted in India:

      i. in the case of the Balance Sheet of the state of affairs of the Company as at 31st March, 2006;

                                      and

      ii. in the case of Profit and Loss Account, of the loss of the Company for the year ended on that date;

                                                             For Patkar & Pendse
                                                           Chartered Accountants


Place : Mumbai                                                       B.M. Pendse
Date  : September 5, 2006                                                Partner
                                                                     M.No. 32625


                                      Value Communications Corporation

                                      Balance Sheet as at March 31, 2006

----------------------------------------------------------------------------------------------------------------
                                                      Schedule         As at                     As at
                                                         No.         31.03.2006                31.03.2005
                                                                        US $                      US $
----------------------------------------------------------------------------------------------------------------
I. SOURCES OF FUNDS

Shareholders' funds :
Share Capital                                             1                7,146,432                  7,146,432

Reserves & Surplus
Deferred tax liability                                                             -                     12,450

                                                                ---------------------    -----------------------
                                            TOTAL                          7,146,432                  7,158,882
                                                                =====================    =======================

II. APPLICATION OF FUNDS
Fixed assets :
Gross Block                                               2                        -                    164,540
Less : Depreciation                                                                -                    164,540
                                                                ---------------------    -----------------------
Net Block                                                                          -                          -

Current assets, loans and advances :
Sundry Debtors                                                                     -                     25,000
Cash and bank balances                                    3                   55,574                    126,776
Loans and advances                                        4                  208,176                    208,176
                                                                ---------------------    -----------------------
                                                                             263,750                    359,952
                                                                ---------------------    -----------------------

Less : Current liabilities and provisions :
Liabilities                                               5                3,114,452                  3,198,204
                                                                ---------------------    -----------------------

                                                                           3,114,452                  3,198,204
                                                                ---------------------    -----------------------
Net current assets                                                        (2,850,702)                (2,838,252)

Profit and loss account                                                    9,997,134                  9,997,134

                                                                ---------------------    -----------------------
                                            TOTAL                          7,146,432                  7,158,882
                                                                =====================    =======================

Accounting policies and notes to
balance sheet and profit and loss account                 8


As per our attached report of even date
For Patkar & Pendse                               For and on behalf of the board
Chartered Accountants


B.M.Pendse                                        A.Balakrishnan
Partner                                           Director
M.No. 32625

Mumbai, India                                     Mumbai, India
Dated:  September 5, 2006                         Dated: September 5, 2006


                                  Value Communications Corporation

                          Profit & Loss Account for the year ended March 31, 2006

---------------------------------------------------------------------------------------------------------
                                                      Schedule                             Previous
                                                        No.                                  year
                                                                   31.03.2006             31.03.2005

                                                                      US $                   US $
---------------------------------------------------------------------------------------------------------
INCOME

Sales of telephone cards                                                       -                  98,922

Other income                                                                   -                     500

                                                                -----------------    --------------------
                                                                               -                  99,422
                                                                -----------------    --------------------

EXPENDITURE

Cost of goods sold                                                             -                  80,097

Personnel expenses                                       6                     -                 129,108

Operating and other expenses                             7                     -                 105,202

                                                                -----------------    --------------------
                                                                               -                 314,407

Profit/ (Loss) for the year before tax                                         -                (214,985)

Less :Provision for tax                                                        -                   6,858
                                                                -----------------    --------------------

                                                                               -                (208,127)
Extraordinary Items
Restructuring & Integration Costs                                              -                       -
                                                                -----------------    --------------------

Loss after Tax                                                                 -                (208,127)

Deficit brought forward from previous year                            (9,997,134)             (9,789,007)

---------------------------------------------------------------------------------------------------------
Balance carried to balance sheet                                      (9,997,134)             (9,997,134)
                                                                =================    ====================
---------------------------------------------------------------------------------------------------------

Accounting policies and notes to
balance sheet and profit and loss account               8


As per our attached report of even date
For Patkar & Pendse                               For and on behalf of the board
Chartered Accountants


B.M.Pendse                                        A.Balakrishnan
Partner                                           Director
M.No. 32625

Mumbai, India                                     Mumbai, India
Dated:  September 5, 2006                         Dated:  September 5, 2006


                                  Value Communications Corporation

                 Schedule 1 to 8 forming part of the Balance Sheet and Profit & Loss
                             Account for the year ended 31st March, 2006

------------------------------------------------------------------------------------------------------------
<                                                                  As at                        As at
                                                               31.03.2006                    31.03.2005

                                                                   US $                         US $
------------------------------------------------------------------------------------------------------------
SCHEDULE  1 : SHARE CAPITAL


Authorized :
20,000,000 shares common stock, no par value                                -                             -
                                                            ==================           ===================

Issued and subscribed :
12,000,000 shares common stock                                      7,146,432                     7,146,432

                                                            ------------------           -------------------
                                            TOTAL                   7,146,432                     7,146,432
                                                            ==================           ===================


                                  Value Communications Corporation

            Schedule 1 to 8 forming part of the Balance Sheet and Profit & Loss Account for the year ended 31st March, 2006



SCHEDULE 2 : FIXED ASSETS

-------------------  --------------------------------------------  -------------------------------  ---------------------
                                       Gross Block                          Depreciation                  Net Block
-------------------  --------------------------------------------  -------------------------------  ---------------------
   Particulars           As at   Additions   Deletions     As at       Upto   Deletions      Upto      As at     As at
                       31.3.05                           31.3.06    31.3.05               31.3.06    31.3.06   31.3.05
-------------------  --------------------------------------------  -------------------------------  ---------------------
-------------------  --------------------------------------------  -------------------------------  ---------------------
EQUIPT & COMPUTERS     $59,496           0     $59,496         0     $59,496    $59,496         0          0         0
-------------------  --------------------------------------------  -------------------------------  ---------------------
SOFTWARE              $105,044           0    $105,044         0    $105,044   $105,044         0          0         0
-------------------  --------------------------------------------  -------------------------------  ---------------------

-------------------  --------------------------------------------  -------------------------------  ---------------------
Total                 $164,540           0    $164,540         0    $164,540   $164,540         0          0         0
===================  ============================================  ===============================  =====================


                                  Value Communications Corporation

                  Schedule 1 to 8 forming part of the Balance Sheet and Profit & Loss
                             Account for the year ended 31st March, 2006

------------------------------------------------------------------------------------------------------------
                                                                  As at                        As at
                                                               31.03.2006                    31.03.2005

                                                                   US $                         US $
------------------------------------------------------------------------------------------------------------
SCHEDULE 3 : CASH AND BANK BALANCES

Bank balances :

   (i)   Citi Bank N.Y.
         On current account                                           55,574                       126,776

                                                            ------------------           -------------------
                                            TOTAL                     55,574                       126,776
                                                            ==================           ===================


SCHEDULE 4 : LOANS AND ADVANCES
ADVANCES (Unsecured considered good)

Advances recoverable in cash
or in kind or for value to be received

Dues From Parent Company                                              139,847                       139,847
Others                                                                 68,329                        68,329

                                                            ------------------           -------------------
                                            TOTAL                     208,176                       208,176
                                                            ==================           ===================


SCHEDULE 5 :  LIABILITIES

Sundry Creditors
- Other than small scale industrial undertakings.                      14,892                        14,117

- Dues to parent / group companies                                  3,099,560                     3,184,087

                                                            ------------------           -------------------
                                            TOTAL                   3,114,452                     3,198,204
                                                            ==================           ===================


                                  Value Communications Corporation


             Schedule 1 to 8 forming part of the Balance Sheet and Profit & Loss Account for the year ended 31st March, 2006

---------------------------------------------------------------------------------------------------------
                                                                 As at                       As at
                                                               31.03.2006                 31.03.2005

                                                                  US $                       US $
---------------------------------------------------------------------------------------------------------

SCHEDULE  6 : PERSONNEL EXPENSES

Salaries and allowances                                                    -                     129,108
                                                            -----------------          ------------------
                                            TOTAL                          -                     129,108
                                                            =================          ==================


SCHEDULE  7 : OPERATING AND OTHER EXPENSES

Advertising Expenses                                                       -                       2,748
Dataline/Internet Charges                                                  -                       4,729
Office Rent                                                                -                       7,393
Electricity Charges                                                        -                         950
Telephone Charges                                                          -                      12,168
Postage & Courier Charges                                                  -                         110
Insurance Charges                                                          -                      36,004
Office Expenses                                                            -                       4,553
Traveling Expenses                                                         -                       7,610
Professional Charges                                                       -                      16,223
Legal Fees                                                                 -                       1,084
Rates & Taxes                                                              -                       2,690
Bank Charges                                                               -                       8,940
                                                            -----------------          ------------------
                                             TOTAL                         -                     105,202
                                                            =================          ==================

                        Value Communications Corporation


SCHEDULE 8: ACCOUNTING POLICIES AND NOTES TO BALANCE SHEET AND PROFIT AND LOSS ACCOUNT


A.       ACCOUNTING POLICIES

         1.    Basis of preparation of financial statements

               The accompanying financial statements have been prepared under the historical cost convention, in accordance with the accounting principles generally accepted in India ("Indian GAAP"), the Accounting Standards issued by the Institute of Chartered Accountants of India and the provisions of the Companies Act, 1956.

         2.    Use of estimates

               The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         3.    Revenue recognition

               The Company recognizes revenue as PINs and prepaid calling cards are delivered to customers.

         4.    Fixed assets and depreciation

               Pursuant to the sale of business on 8th april 2004, the company does not hold any fixed assets.

         5.    Employee retirement benefits

               The company has employee retirement benefit plan in which employer merely facilitate the plan administration. Employer does not contribute to the plan.


               Leave Encashment

               Provision for leave encashment is computed on the basis of last drawn salary for the unavailed leave balance to the credit of the employees at the year end and is charged to the Profit and Loss Account.

         6.    Foreign currency transactions

               Transactions in foreign currency are recorded at the original rates of exchange in force at the time transactions are effected.

                                                                   (Contd.....2)

                        Value Communications Corporation

                                       (2)


               Exchange differences arising on repayment of liabilities incurred for the purpose of acquiring fixed assets are adjusted in the carrying amount of the respective fixed asset. The carrying amount of fixed assets is also adjusted at the end of each financial year for any change in the liability arising out of expressing the related outstanding foreign currency liabilities at the closing rates of exchange prevailing at the date of the Balance Sheet or at the rates specified in the related forward contract.

               Monetary items (other than those related to acquisition of fixed assets) denominated in a foreign currency are restated using the exchange rates prevailing at the date of Balance Sheet or rates specified in the related forward contract. Gains / losses arising on restatement and on settlement of such items are recognized in the Profit and Loss Account.

               Non-monetary items such as investments denominated in a foreign currency are reported using the exchange rate at the date of the transaction.


         7.    Income taxes

               Income taxes are accounted for in accordance with the US tax laws.

               Current tax is measured at the amount expected to be paid to / recovered from the revenue authorities, using applicable tax rates and laws.


         8.     Deferred Income Taxes

               As of March 31, 2006 and 2005, the components of the Company's net deferred tax assets are as follows:

               As of March 31,2006, the Company has net operating loss carry forwards of approx US.$ 2,915,000 for federal income tax purposes, which expire in the years 2021 to 2025. Realization of the future tax benefits related to the deferred tax income tax asset is dependent on many factors, including the Company's ability to generate taxable income within the net operating loss carry forward period. Management has considered these factors and believes that no asset to be created in the books of accounts.


         9.    Leases

               Operating Lease rentals are expensed with reference to lease terms and conditions.


                                                                   (Contd.....3)

                        Value Communications Corporation


                                       (3)


B.       NOTES TO BALANCE SHEET AND PROFIT AND LOSS ACCOUNT


        1.     Organization and Business

               Value Communications Corporation ("ValuCom" or the "Company") is a wholly-owned subsidiary of Rediff.com India, Ltd ("Rediff"). ValuCom provides internet-based marketing of prepaid long-distance service to over 200 countries worldwide. The Company markets its services to consumers and small businesses by packaging long-distance service from large telecommunication companies into Prepaid Identification Numbers ("PINs") and prepaid calling cards for sale on its Internet site or at its call-in center.

         2. An event having significant impact on the Company, occurred on 8th April, 2004, where the Company's entire business was sold to World Quest Networks, Inc.

         3. Additional information pursuant to the provisions of paragraph 4C and 4D of Schedule VI of the Companies Act., 1956 to the extent not applicable are not given.

         4.    Quantitative Details Pins and Prepaid Calling cards

                                              31.03.2006     31.03.2005
                                                (Nos.)         (Nos.)
                                           ------------------------------
               Opening Stock                       -           2,518
               Purchases                           -             -
               Sales / Consumption                 -           2,518
               Closing Stock                       -             -


         5.    Litigation:

               There are no pending litigations against the company.


         6. The prior year figures have been regrouped and reclassified to conform with those of the current year.


         7.    Balance Sheet Abstract and Company's General Business Profile

               (I)   Registration Details

                                       ------------                   ----------
                     Registration No.       N.A.          State Code      N.A.
                                       ------------                   ----------

                                         ---------------
                     Balance Sheet Date     31/03/2006
                                         ---------------
                     (dd/mm/yy)

                                                                 (Contd.....4)

                        Value Communications Corporation


                                       (4)

               (II) Capital raised during the year (Amount in US$)

                        Public Issue                         Rights Issue
               ------------------------------- ---------------------------------
                              Nil                               Nil
               ------------------------------- ---------------------------------

                        Bonus Issue                        Private Placement
               ------------------------------- ---------------------------------
                              Nil                               Nil
               ------------------------------- ---------------------------------


               (III) Position of Mobilisation and Deployment of Funds
                     (Amount in US$ )

                          Total Liabilities                Total Assets
               ---------------------------------- ------------------------------
                             7,146,432                     7,146,432
               ---------------------------------- ------------------------------

               Sources of Funds

                    Paid - up Capital                  Reserves & Surplus
               --------------------------------- -------------------------------
                         7,146,432                            NIL
               --------------------------------- -------------------------------

                       Secured Loans                     Unsecured Loans
               --------------------------------- -------------------------------
                            Nil                               Nil
               --------------------------------- -------------------------------


               Application of Funds

                       Net Fixed Assets                   Investments
               --------------------------------- -------------------------------
                            Nil                               Nil
               --------------------------------- -------------------------------

                      Net Current Assets                Accumulated Losses
               --------------------------------- -------------------------------
                        (2,850,702)                        9,997,134
               --------------------------------- -------------------------------


               (IV) Performance of Company (Amount in US$) for the year
                    ended March 31, 2006.

                         Turnover  $                   Total Expenditure $
               --------------------------------- -------------------------------
                              -                                -
               --------------------------------- -------------------------------

                     Profit / Loss Before Tax     Profit / Loss After Tax
                                  --------------                -------------
                +            -   |              | +          - |      -      |
                -----------------|--------------|--------------|--------------
               |           [ ]   |              |          [ ] |
                ------------------               --------------

               (Please tick Appropriate box + for Profit - for Loss)


                        Earning per Share                Dividend @ %
               --------------------------------- -------------------------------
                                                             Nil
               --------------------------------- -------------------------------

                                                                   (Contd.....5)

                        Value Communications Corporation

                                       (5)


               (V) Generic Names of Three Principal Products / Services of Company (as per monetary terms)

                                                 -----------------------------
                     Item Code No. (ITC)        |  N/A                        |
                                                |-----------------------------|
                     Product Description        | Prepaid calling cards       |
                                                 -----------------------------



                                                  For and on behalf of the board



                                                               Ajit Balakrishnan
                                                                        Director

Mumbai, India
Dated: September 5, 2006

                              REDIFF.COM INDIA LTD
          Regd. Office: 1st Floor, Mahalaxmi Engineering Estate, L. J.
                 First Cross Road, Mahim (West), Mumbai 400 016

                                 ATTENDANCE SLIP

                                                ------------------------
                                                       Folio No.

                                                ------------------------
                                                  No. of Shares held
                                                ------------------------

I hereby record my presence at the Tenth Annual General Meeting of the Company being held at Registered Office at Mahalaxmi Regd. Office: 1st Floor, Mahalaxmi Engineering Estate, L. J. First Cross Road, Mahim (West), Mumbai 400 016 at 10.00 a.m. (IST) on Friday, 29th September, 2006.



--------------------------
Signature of attending Member/Proxy

Name:
     -----------------

Note: A member/proxy holder attending the meeting must bring the Attendance Slip to the meeting and hand it over at the entrance duly signed.


-------------------------------------------------------------------------------

                             REDIFF.COM INDIA LTD
         Regd. Office: 1st Floor, Mahalaxmi Engineering Estate, L. J.
                First Cross Road, Mahim (West), Mumbai 400 016

                                     PROXY

I/We, _________________________________________, of _______________________ in
the district of ___________________________ being a member/members of the above Company hereby appoint ________________________________________ of
_______________________ in the district of _________________________________
or failing him ____________________ of _________________________________ in
the district of ___________________________ as my/our Proxy to attend and vote for me/us and on my/our behalf at the Eleventh Annual General Meeting of the Company to be held on Friday, 29th September, 2006 at 10.00a.m.(IST) and at any adjournment thereof.

Signed this _______________________ day of _________________ 2006

                                                 ------------------------------
                                                          Folio No.

                                                 ------------------------------
                                                     No. of Shares held
                                                 ------------------------------

Signature ___________       Affix       ___________
                            Re. 0.15
                            Revenue
                            Stamp


This form is to be used in favour of* / against* the resolution. Unless otherwise instructed, the proxy will act as he thinks fit.

* Strike out whichever is not applicable.
Note: 1. The Proxy must be returned so as to reach the registered office of the Company not less than 48 hours before the time for holding of the aforesaid meeting.
      2.  A proxy need not be a member.